Registration No. 811-08928





    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 28, 2007


                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM N-lA




REGISTRATION STATEMENT UNDER THE
INVESTMENT COMPANY ACT OF 1940                                               |X|

Amendment No. 14                                                             |X|
(Check appropriate box or boxes)

                            HSBC INVESTOR PORTFOLIOS
               (Exact name of registrant as specified in charter)
                                3435 Stelzer Road
                            Columbus, Ohio 43219-3035
                    (Address of principal executive offices)
       Registrant's Telephone Number, including area code: (617) 470-8000

                         Richard A. Fabietti, President
                                452 Fifth Avenue
                            New York, New York 10018
                     (Name and address of agent for service)
                  Please send copies of all communications to:

                                  David Harris
                                   Dechert LLP
                               1775 I Street, N.W.
                           Washington, D.C. 20006-2401

                                     PART A


                    HSBC INVESTOR CORE FIXED INCOME PORTFOLIO
                 HSBC INVESTOR CORE PLUS FIXED INCOME PORTFOLIO
                 HSBC INVESTOR HIGH YIELD FIXED INCOME PORTFOLIO
           HSBC INVESTOR INTERMEDIATE DURATION FIXED INCOME PORTFOLIO
               HSBC INVESTOR SHORT DURATION FIXED INCOME PORTFOLIO
                         HSBC INVESTOR GROWTH PORTFOLIO
                  HSBC INVESTOR INTERNATIONAL EQUITY PORTFOLIO
                       HSBC INVESTOR OPPORTUNITY PORTFOLIO
                          HSBC INVESTOR VALUE PORTFOLIO

                                FEBRUARY 28, 2007

    HSBC Investor Portfolios (the "Portfolio Trust") is an open-end management investment company that was organized as a trust under the law of the State of New York on November 1, 1994. Beneficial interests of the Portfolio Trust are divided into the following series, the HSBC Investor Core Fixed Income Portfolio ("Core Fixed Income Portfolio"), HSBC Investor Core Plus Fixed Income Portfolio ("Core Plus Fixed Income Portfolio"), HSBC Investor High Yield Fixed Income Portfolio ("High Income Portfolio"), HSBC Investor Intermediate Duration Fixed Income Portfolio ("Intermediate Duration Portfolio"), HSBC Investor Short Duration Fixed Income Portfolio ("Short Duration Portfolio"), HSBC Investor Growth Portfolio ("Growth Portfolio"), HSBC Investor International Equity Portfolio ("International Equity Portfolio"), HSBC Investor Opportunity Portfolio ("Opportunity Portfolio") and HSBC Investor Value Portfolio ("Value Portfolio") (each, a "Portfolio" and, collectively, the "Portfolios"), which are described herein. The Core Fixed Income Portfolio, Core Plus Fixed Income Portfolio, High Income Portfolio, Intermediate Duration Portfolio and Short Duration Portfolio are collectively referred to herein as the "Income Portfolios," and the Growth Portfolio, International Equity Portfolio, Opportunity Portfolio and Value Portfolio are collectively referred to herein as the "Equity Portfolios." Additional series may be established in the future.


    Beneficial interests in the Portfolio Trust are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolios may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

    Responses to Items 1, 2, 3 and 8 have been omitted pursuant to Instruction B(2)(b) of the General Instructions to Form N-1A.

   INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS, AND
                        DISCLOSURE OF PORTFOLIO HOLDINGS

INVESTMENT OBJECTIVES, POLICIES AND STRATEGIES

    The following summary describes the investment objectives and principal investment strategies of each Portfolio. This Part A does not disclose all the types of securities or investment strategies that the Portfolios may use. The Portfolios' Part B provides more information about the securities, investment strategies and risks described in this Part A.

    There can be no assurance that the Portfolios will achieve their investment objectives. The investment objective of each Portfolio may be changed without investor approval. If there is a change in the investment objective of a Portfolio, investors in such Portfolio should consider whether the Portfolio remains an appropriate investment in light of their then-current financial position and needs.

    For purposes of the discussions of each Portfolio's investment objectives and principal investment strategies, unless otherwise indicated, "investment grade" debt securities are defined as those rated by one or more nationally recognized statistical rating organizations ("NRSROs") within one of the four highest quality grades at the time of purchase (e.g., AAA, AA, A or BBB by Standard & Poor's Division of The McGraw-Hill Companies, Inc. ("S&P") or Fitch Investors Service, Inc. ("Fitch") or Aaa, Aa, A or Baa by Moody's Investors Service, Inc. ("Moody's")), or in the case of unrated securities, determined by HSBC Investments (USA) Inc., the Portfolio's investment adviser (the "Adviser"), to be of comparable quality.

    For purposes of the descriptions of the investment objectives and principal investment strategies of each Income Portfolio set forth below, the following applies:

    o The "total return" sought by the Portfolio consists of income earned on investments, plus capital appreciation, if any, which generally arises from decreases in interest rates or improving credit fundamentals for a particular sector or security; and

    o "Duration" refers to the range within which the modified duration of a portfolio is expected to fluctuate. Modified duration measures the expected sensitivity or market price to change in interest rates, taking into account the effects of structural complexities (for example, some bonds can be prepaid by the issuer).

    HSBC INVESTOR CORE FIXED INCOME PORTFOLIO

    The investment objective of the Core Fixed Income Portfolio is to maximize total return, consistent with reasonable risk and prudent investment management.

    Under normal market conditions, the Portfolio invests at least 80% of its net assets in fixed income securities. The Portfolio may purchase securities of various maturities, but expects to maintain an average portfolio duration of 3 to 7 years.

    The Portfolio invests primarily in investment grade debt securities, such as U.S. government securities, corporate debt securities, commercial paper, and mortgage and asset-backed securities. The Portfolio may also invest in preferred stock, convertible securities, structured notes, variable and floating rate debt obligations and certificates of deposits.

    The   Portfolio   may  invest  up  to  25%  of  its  total  assets  in  U.S.
dollar-denominated securities of foreign issuers.

    Consistent with its investment objective, the Portfolio:

         o will normally invest at least 80% of its assets in fixed income securities.

         o may invest without limitation in mortgage-related securities including mortgage-backed and asset-backed securities (which are debt securities backed by pools of mortgages, including pass-through certificates and other senior classes of collateralized mortgage obligations (CMOs), or other receivables).

         o may invest in fixed and floating-rate loans, including in the form of loan participations and assignments.

         o   may invest in convertible securities (including preferred stocks).

         o may invest in municipal securities, including residual interest bonds.

         o may invest in variable and floating rate securities, including up to 5% of total assets in any combination of interest-only, principal-only or invest floater securities.

         o may lend its securities to qualified brokers, dealers, and other financial institutions for the purpose of realizing additional income. The Portfolio may also borrow money for temporary or emergency purposes.

         o may invest to a limited extent in derivative instruments, including, but not limited to, financial futures, foreign currency futures, foreign currency contracts, options on futures contracts, options on securities, swaps, and credit default swaps, and similar types of instruments, to help achieve its investment objective. The Portfolio intends to do so primarily for hedging purposes or for cash management purposes, as a substitute for investing directly in fixed income securities.

         o   may  invest  in   structured   notes,   loan   participations   and
             assignments, and may hold common stock or warrants received as the result of an exchange or tender of fixed income securities.

         o may engage in repurchase transactions, where the Portfolio purchases a securities and simultaneously commits to resell that security to the seller at an agreed upon price on an agreed upon date.

         o may invest in debt obligations of commercial banks and savings and loan associates in, such as certificates of deposit, time deposits, and bankers' acceptances.

         o may purchase and sell securities on a when-issued or forward commitment basis, in which a security's price and yield are fixed on the date of the commitment buy payment and delivery are scheduled for a future date.

         o may take short positions by selling borrowed securities with the intention of repurchasing them at a profit on the expectation that the market price will fall. The Portfolio will only take short positions if its exposure on the short sale is covered by way of ownership of the security sold short, an equivalent security, or a security convertible into such security.

    The Adviser selects securities for the Portfolio based on various factors, including the outlook for the economy, and anticipated changes in interest rates and inflation. The Adviser may sell securities when it believes that expected risk-adjusted return is low compared to other investment opportunities.

HSBC INVESTOR CORE PLUS FIXED INCOME PORTFOLIO

    The investment objective of the Core Plus Fixed Income Portfolio is to maximize total return, consistent with reasonable risk.

    Under normal market conditions, the Portfolio invests at least 80% of its net assets in fixed income securities, such as U.S. government securities and corporate debt securities, commercial paper, mortgage-backed and asset-backed securities, and similar securities issued by foreign governments and corporations. The Portfolio may also invest in preferred stocks, convertible securities and high yield/high risk debt securities (sometimes referred to as "junk bonds").

    The Portfolio may purchase securities of various maturities, but expects to maintain an average portfolio duration of 2.5 to 7 years.

    Consistent with its investment objective, the Portfolio:

o will normally invest at least 80% of its net assets in fixed income securities, such as U.S. government securities, corporate debt securities and commercial paper, mortgage-backed and asset-backed securities, obligations of foreign governments or international entities, and foreign currency exchange-related securities.

o may invest more than 50% of its assets in mortgage-backed securities including mortgage pass- through securities, mortgage-backed bonds and CMOs, that carry a guarantee of timely payment.

o may lend its securities to qualified brokers, dealers, and other financial institutions for the purpose of realizing additional income. The Portfolio may also borrow money for temporary or emergency purposes.

o may invest in derivative instruments, including, but not limited to, financial futures, foreign currency futures, foreign currency contracts, options on futures contracts, options on securities, and swaps to help achieve its investment objective. The Portfolio intends to do so primarily for hedging purposes or for cash management purposes, as a substitute for investing directly in fixed income securities, but may also do so to enhance return when the Adviser believes the investment will assist the Portfolio in achieving its investment objectives.

o   may invest up to 25% of its total assets in high yield/high risk securities.

o may invest up to 30% of its total assets in securities denominated in foreign currencies, and may invest without limit in U.S. dollar-denominated securities of foreign issuers.

o   may invest in floating and variable rate instruments.

o may engage in repurchase transactions, where the Portfolio purchases a security and simultaneously commits to resell that security to the seller at an agreed upon price on an agreed upon date.

o may invest in debt obligations of commercial banks and savings and loan associations. These instruments would include certificates of deposit, time deposits, and bankers' acceptances.

o may purchase and sell securities on a when-issued basis or a forward commitment basis, in which a security's price and yield are fixed on the date of the commitment but payment and delivery are scheduled for a future date.

    The Adviser selects securities for the Portfolio based on various factors, including the outlook for the economy, and anticipated changes in interest rates and inflation. The Adviser may sell securities when it believes that expected risk-adjusted return is low compared to other investment opportunities.

HSBC INVESTOR HIGH YIELD FIXED INCOME PORTFOLIO

    The primary investment objective of the High Yield Fixed Income Portfolio is to provide a high level of current income, and its secondary objective is capital appreciation.

    Under normal market conditions, the Portfolio invests at least 80% of its net assets in high-yield/high risk fixed income securities. Such investments are commonly referred to as "junk bonds." The Portfolio may also invest up to 30% of its assets in securities of non-U.S. issuers. The Portfolio combines top-down analysis of industry sectors and themes with bottom-up fundamental research.


    The Portfolio will generally not invest in securities rated at the time of the investment in the lowest rating categories (Ca or below for Moody's and CC or below for S&P's) but may continue to hold securities which are subsequently downgraded. However, it has authority to invest in securities rated as low as C and D by Moody's and S&P's, respectively.


    The Portfolio expects to maintain an average weighted portfolio maturity of 3 to 15 years.

    In choosing investments for the Portfolio, the Adviser:

o analyzes business conditions affecting investments, including changes in economic activity and interest rates, availability of new investment opportunities, and the economic outlook for specific industries.

o continually analyzes individual companies, including their financial condition, cash flow and borrowing requirements, value of assets in relation to cost, strength of management, responsiveness to business conditions, credit standing and anticipated results of operations.

o seeks to moderate risk by investing among a variety of industry sectors and issuers.

    Consistent with its investment objective, the Portfolio:

o will normally invest at least 80% of its net assets in high yield, high risk fixed income securities.


o may invest all of its assets in debt securities and convertible securities (including preferred stocks) rated below the fourth highest rating category by S&P's or Moody's, and unrated securities of comparable quality.


o may invest up to 20% as its assets in distressed securities (securities of companies undergoing or expected to undergo bankruptcy or restructuring in an effort to avoid insolvency).

o may invest up to 30% as its assets in securities of non-U.S. issuers, including, to a limited extent, those in emerging markets.

o may lend its securities to qualified brokers, dealers, and other financial institutions for the purpose of realizing additional income. The Portfolio may also borrow money for temporary or emergency purposes.

o may invest in derivative instruments, including, but not limited to, financial futures, foreign currency futures, foreign currency contracts, options on futures contracts, options on securities, swaps, and credit default swaps, and similar types of instruments that provide exposure to investment returns of the high yield bond market. The Portfolio may do so for hedging purposes or for cash management purposes, as a substitute for investing directly in fixed income securities, but may also do so to enhance return when the Adviser believes the investment will assist the Portfolio in achieving its investment objectives.

o   may invest in floating and variable rate instruments and obligations.

o may engage in repurchase transactions, where the Portfolio purchases a security and simultaneously commits to resell that security to the seller at an agreed upon price on an agreed upon date.

o   may invest in investment grade fixed income securities.

o may invest in debt obligations of commercial banks and savings and loan associations, such as certificates of deposit, time deposits, and bankers' acceptances.

o may purchase and sell securities on a when-issued or forward commitment basis, in which a security's price and yield are fixed on the date of the commitment but payment and delivery are scheduled for a future date.

o may take short positions by selling borrowed securities with the intention of repurchasing them at a profit on the expectation that the market price will fall. The Portfolio will only take short positions if its exposure on the short sale is covered by way of ownership of the security sold short, an equivalent security, or a security convertible into such security.

o may purchase mortgage-backed and asset-backed securities (which are debt securities backed by pools of mortgages, including pass through certificates and other senior classes of collateralized mortgage obligations (CMOs), or other receivables).

    The Adviser selects securities for the Portfolio based on various factors, including the outlook for the economy, and anticipated changes in interest rates and inflation. The Adviser combines top-down analysis of currency trends, industry sectors and themes with bottom-up fundamental research. The portfolio managers may sell securities for a variety of reasons, such as to realize profits, limit losses or take advantage of better investment opportunities.

    HSBC INVESTOR INTERMEDIATE DURATION FIXED INCOME PORTFOLIO

    The investment objective of the Intermediate Duration Fixed Income Portfolio is to maximum total return, consistent with reasonable risk.

    Under normal market conditions, the Portfolio invests at least 80% of its net assets in fixed income securities. These securities may include U.S. government securities and corporate debt securities, commercial paper, mortgage-backed and asset-backed securities, and similar securities issued by foreign governments and corporations.

    The Portfolio invests primarily in investment grade fixed income securities with a stated maturity of less than ten years. The Portfolio may also invest in preferred stocks, convertible securities and high yield/high risk debt securities (sometimes referred to as "junk bonds"). The Portfolio invests in fixed income securities with a stated maturity of less than 10 years, but expects to maintain an average portfolio duration of 3 to 6 years.

    Consistent with its investment objective, the Portfolio:

o normally will invest at least 80% of its net assets in fixed income securities.

o may invest more than 50% of its assets in mortgage-backed securities including mortgage pass- through securities, mortgage-backed bonds and CMOs, that carry a guarantee of timely payment.

o   may invest up to 25% of its total assets in high yield/high risk securities.

o may invest up to 30% of its total assets in securities denominated in foreign currencies, and may invest without limit in U.S. dollar-denominated securities of foreign issuers.

o may purchase (or continue to hold) securities that have been rated below investment grade.

o may lend securities to qualified brokers, dealers, and other financial institutions for the purpose of realizing additional income. The Portfolio also may borrow money for temporary or emergency purposes.

o may invest in derivative instruments, including but not limited to, financial futures, foreign currency futures, foreign currency contracts, options on futures contracts, options on securities, and swaps. The Portfolio intends to do so primarily for hedging purposes or for cash management purposes, as a substitute for investing directly in fixed income securities, but may also do so to enhance return when the Adviser believes the investment will assist the Portfolio in achieving its investment objectives.

o may engage in repurchase transactions, where the Portfolio purchases a security and simultaneously commits to resell that security to the seller at an agreed upon price on an agreed upon date.

o may invest in debt obligations of commercial banks and savings and loan associations. These instruments include certificates of deposit, time deposits, and bankers' acceptances.

o may purchase and sell securities on a when-issued basis or forward commitment basis, in which a security's price and yield are fixed on the date of commitment but payment and delivery are scheduled for a future date.

The Adviser selects securities for the Portfolio based on various factors, including the outlook for the economy, and anticipated changes in interest rates and inflation. The Adviser may sell securities when it believes that expected risk-adjusted return is low compared to other investment opportunities.

    HSBC INVESTOR SHORT DURATION FIXED INCOME PORTFOLIO

    The investment objective of the Short Duration Portfolio is to maximize total return, consistent with preservation of capital and prudent investment management.

    Under normal market conditions, the Portfolio invests at least 80% of its net assets in fixed income securities. The Portfolio may purchase securities of various maturities, but expects to maintain an average portfolio duration of 1 to 3 years.


    The Portfolio invests primarily in investment grade debt securities, but may invest up to 10% of its total assets in high yield securities ("junk bonds") rated B or higher by Moody's or S&P's, or, if unrated, determined by the Adviser to be of comparable quality. The Portfolio may invest up to 30% of its total assets in securities denominated in foreign currencies, and may invest beyond this limit in U.S. dollar-denominated securities of foreign issuers.


    The Portfolio may invest in loan participations and assignments and structured notes.

    The Portfolio may invest in derivative instruments, such as options, futures contracts or swap agreements, or in mortgage- or asset-backed securities. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investments techniques.

    Consistent with its investment objective, the Portfolio:

         o will normally invest at least 80% of its assets in fixed income securities.

         o may invest without limitation in mortgage-related securities including mortgage-backed and asset-backed securities (which are debt securities backed by pools of mortgages, including pass-through certificates and other senior classes of collateralized mortgage obligations (CMOs), or other receivables).

         o may invest in fixed and floating-rate loans, including in the form of loan participations and assignments.

         o may invest in convertible securities (including preferred stocks) and may hold common stock or warrants received as the result of an exchange or tender of fixed income securities.

         o may invest in high yield/ high risk securities rated below the fourth highest rating category by S&P's or Moody's, and unrated securities of comparable quality.

         o may invest in municipal securities, including residual interest bonds.

         o may invest in variable and floating rate securities, including up to 5% of total assets in any combination of interest-only, principal-only or invest floater securities.

         o may invest is securities of foreign (non-U.S.) issuers, including, up to 5% of its assets in securities of issuers in emerging or developing markets.

         o   may invest in "event-linked" bonds and other securities.

         o may lend its securities to qualified brokers, dealers, and other financial institutions for the purpose of realizing additional income. The Portfolio may also borrow money for temporary or emergency purposes.

         o may invest to a limited extent in derivative instruments, including, but not limited to, financial futures, foreign currency futures, foreign currency contracts, options on futures contracts, options on securities, swaps, and credit default swaps to help achieve its investment objective. The Portfolio intends to do so primarily for hedging purposes or for cash management purposes, as a substitute for investing directly in fixed income securities, but may also do so to enhance return when the Adviser believes the investment will assist the Portfolio in achieving its investment objectives.

         o may engage in repurchase transactions, where the Portfolio purchases a securities and simultaneously commits to resell that security to the seller at an agreed upon price on an agreed upon date.

         o may invest in debt obligations of commercial banks and savings and loan associates in, such as certificates of deposit, time deposits, and bankers' acceptances.

         o may purchase and sell securities on a when-issued or forward commitment basis, in which a security's price and yield are fixed on the date of the commitment buy payment and delivery are scheduled for a future date.

         o may take short positions by selling borrowed securities with the intention of repurchasing them at a profit on the expectation that the market price will fall. The Portfolio will only take short positions if its exposure on the short sale is covered by way of ownership of the security sold short, an equivalent security, or a security convertible into such security.

        The Adviser selects securities for the Portfolio based on various factors, including the outlook for the economy, and anticipated changes in interest rates and inflation. The Adviser may sell securities when it believes that expected risk-adjusted return is low compared to other investment opportunities.

    HSBC INVESTOR GROWTH PORTFOLIO

    The investment objective of the Growth Portfolio is long-term growth of capital.


    Under normal market conditions, the Growth Portfolio primarily invests in U.S. and foreign equity securities of high quality companies with market capitalizations generally in excess of $2 billion, which Waddell & Reed Investment Management Company, the Portfolio's investment Sub-Adviser, believes have the potential to generate superior levels of long-term profitability and growth.

    The Sub-Adviser utilizes a "growth" style of investing. It selects growth companies which it anticipates will create superior wealth over time and potentially have sustainable competitive advantages. The Sub-Adviser's selection process is a blend of quantitative and fundamental research. From a quantitative standpoint, it concentrates on profitability, capital intensity, cash flow and valuation measures, as well as earnings growth rates. Once the quantitative research is completed, it conducts its internal research. The Sub-Adviser searches to identify those companies that it anticipates will possess a sustainable competitive advantage. The Sub-Adviser seeks to outperform the Russell 1000 Growth Index.


    Consistent with its investment objective, the Portfolio:

o may invest in a broad range of equity securities of U.S. and foreign companies, including debt securities, warrants or rights that can be converted into common stock.

o may invest in derivative instruments, including, but not limited to, futures contracts, options on securities, securities indices and foreign currencies.

o may invest up to 20% of its assets in bonds and other debt securities, including lower rated, high- yield bonds, commonly referred to as "junk bonds."

o may invest without limit in short-term debt and other high-quality, fixed income securities, including U.S. and foreign government securities, certificates of deposit and bankers' acceptances of U.S. and foreign banks, and commercial paper of U.S. or foreign issuers.

o may engage in repurchase transactions, where the Portfolio purchases a security and simultaneously commits to resell that security to the seller at an agreed upon price on an agreed upon date.

o may lend securities to qualified brokers, dealers, banks and other financial institutions for the purpose of realizing additional income.

The Sub-Adviser may sell securities for a variety of reasons, such as to realize profits, limit loss or take advantage of better investment opportunities.

    HSBC INVESTOR INTERNATIONAL EQUITY PORTFOLIO

    The International Equity Portfolio's investment objective is to seek long-term growth of capital and future income.

    Under normal market conditions, the Portfolio invests at least 80% of its net assets in equity securities of companies organized and domiciled in developed nations outside the United States or for which the principal trading market is outside the United States, including Europe, Canada, Australia and the Far East.


    AllianceBernstein   Investment  Research  and  Management,  the  Portfolio's
investment Sub-Adviser, uses a fundamental value-oriented approach in selecting investments for the Portfolio.


    Consistent with its investment objective, the Portfolio:

o will normally invest at least 80% of its net assets in equity securities of foreign corporations, consisting of common stocks, and other securities with equity characteristics, including preferred stock, warrants, rights, securities convertible into common stock, trust certificates, limited partnership interests and equity participations.

o may invest up to 20% of its assets in equity securities of companies in emerging markets.

o intends to have at least three different countries other than the United States represented in its portfolio and intends to invest primarily in companies with large market capitalizations.

o may, under exceptional circumstances, temporarily invest part or all of its assets in fixed income securities denominated in foreign currencies, domestic or foreign government securities, and nonconvertible preferred stock, or hold its assets in cash or cash equivalents.

o may invest in derivative instruments including, but not limited to, foreign currency futures contracts and options on foreign currencies and foreign currency futures. The Portfolio may do so only for hedging purposes or for cash management purposes, as a substitute for investing directly in equity or fixed income securities.

o may engage in repurchase transactions, where the Portfolio purchases a security and simultaneously commits to resell that security to the seller at an agreed upon price on an agreed upon date.

o may lend securities to qualified brokers, dealers, banks and other financial institutions for the purpose of realizing additional income.

o may purchase and sell securities on a "when-issued" basis, in which a security's price and yield are fixed on the date of the commitment but payment and delivery are scheduled for a future date.

Investments will be sold if they no longer meet the Portfolio's criteria for investment.

    HSBC INVESTOR OPPORTUNITY PORTFOLIO

    The Opportunity Portfolio was previously called the Small Cap Equity Portfolio.

    The Opportunity Portfolio's investment objective is to seek long-term growth of capital.

    Under normal market conditions, the Portfolio will invest at least 80% of its net assets in equity securities of small cap companies. Small cap companies generally are those that have market capitalizations within the range of market capitalizations represented in the Russell 2500(R) Growth Index. The Portfolio may also invest in equity securities of larger, more established companies if they are expected to show increased earnings.

    Westfield Capital Management Company, LLC, the Portfolio's Sub-Adviser, selects investments that it believes offer superior prospects for growth and are either:


         o early in their cycle but which have the potential to become major enterprises, or

         o are major enterprises whose rates of earnings growth are expected to accelerate because of special factors, such as rejuvenated management, new products, changes in consumer demand, or basic changes in the economic environment.

    Westfield uses a bottom-up, as opposed to a top-down, investment style in managing the Portfolio. Securities are selected based upon fundamental analysis of a company's cash flow, industry position, potential for high-profit margins, and strength of management, as well as other factors.

    Consistent with its investment objective, the Portfolio:


o will normally invest at least 80% of its assets in small-cap equity securities. The Portfolio will generally focus on small cap emerging growth companies that are early in their life cycle. Small cap companies are defined by the investment Sub-Adviser as those companies with market capitalizations within the range of market capitalizations of companies represented in the Russell 2500(R) Growth Index (as of January 31, 2007, between $74 million and $8.68 billion). This index is a widely recognized, unmanaged index of small cap common stock prices. The investment Sub-Adviser would expect these companies to have products, technologies, management, markets and opportunities which will facilitate earnings growth over time that is well above the growth rate of the overall economy and the rate of inflation. Investments in growth companies may include securities listed on a securities exchange or traded in the over-the-counter markets.


o may invest in larger, more established companies whose rates of earnings growth are expected to accelerate because of special factors, such as rejuvenated management, new products, changes in consumer demand or basic changes in the economic environment.

o   may invest up to 20% of its assets in foreign securities.

o will invest primarily in common stocks, but may, to a limited extent, seek appreciation in other types of securities when relative values and market conditions make such purchases appear attractive.

o may invest part or all of its assets in cash (including foreign currency) or short-term obligations during times of international, political or economic uncertainty or turmoil, or in order to meet anticipated redemption requests. These investments may include certificates of deposit, commercial paper, short-term notes and U.S. Government securities.

o may invest in derivative instruments, including, but not limited to, financial and foreign currency futures contracts as well as options on securities, foreign currencies, and foreign currency futures. The Portfolio intends to do so primarily for hedging purposes or for cash management purposes, as a substitute for investing directly in fixed income securities, but may also do so to enhance return when the Adviser believes the investment will assist the Portfolio in achieving its investment objectives.

o may invest in fixed income securities, which may include bonds, debentures, mortgage securities, notes, bills, commercial paper, and U.S. Government securities.

o may engage in repurchase transactions, where the Portfolio purchases a security and simultaneously commits to resell that security to the seller at an agreed upon price on an agreed upon date.

o may lend securities to qualified brokers, dealers, banks and other financial institutions for the purpose of realizing additional income.


    The Portfolio may invest part or all of its assets in cash (including foreign currency) or short-term obligations during times of international, political or economic uncertainty or turmoil, or in order to meet anticipated redemption requests. These investments may include certificates of deposit, commercial paper, short-term notes and U.S. Government securities.

    Investments will be sold if they no longer meet the Portfolio's criteria for investment.


    HSBC INVESTOR VALUE PORTFOLIO

    The investment objective of the Value Portfolio is long-term growth of capital and income.


    Under normal market conditions, the Portfolio invests primarily in U.S. and foreign equity securities of companies with large and medium capitalizations that possess opportunities under appreciated or misperceived by the market.

    NWQ Investment Management Company, LLC, the Sub-Adviser, utilizes a "value" style of investing. It seeks to identify undervalued companies where a catalyst exists - such as new management, industry consolidation, company restructuring or a change in the company's fundamentals - to recognize value or improve a company's profitability. The investment process seeks to add value through active management and through research aimed at selecting companies that reflect hidden opportunities under priced by the market. The Sub-Adviser's value driven investment strategy is based on bottom up fundamental research, which focuses on fundamental valuation, qualitative analysis and downside protection.


    Consistent with its investment objective, the Portfolio:

o may invest in a broad range of equity securities of U.S. and foreign companies, including debt securities, warrants or rights that can be converted into common stock.

o may invest in derivative instruments, including, but not limited to, futures contracts, options on securities, securities indices and foreign currencies.

o may invest up to 20% of its assets, in bonds and other debt securities, including lower rated, high-yield bonds, commonly referred to as "junk bonds."


o may invest without limit in short-term debt and other high-quality, fixed income securities, including U.S. and foreign government securities, certificates of deposit and bankers' acceptances of U.S. and foreign banks, and commercial paper of U.S. or foreign issuers.

o may engage in repurchase transactions, where the Portfolio purchases a security and simultaneously commits to resell that security to the seller at an agreed upon price on an agreed upon date.may invest up to 25% of its assets in dollar-denominated securities of non-U.S. issuers that are traded on a U.S. stock exchange and American Depository Receipts.


o may lend securities to qualified brokers, dealers, banks and other financial institutions for the purpose of realizing additional income.

Investments will be sold if they no longer meet the Portfolio's criteria for investment.




RISK FACTORS


    An investment in a Portfolio is subject to investment risks, including the possible loss of the principal amount invested. Each Portfolio's performance per share will change daily based on many factors, including fluctuation in interest rates, the quality of the instruments in the Portfolio's investment portfolio, national and international economic conditions and general market conditions.

    Generally, each Portfolio, if applicable, will be subject to the following risks:

o MARKET RISK: The value of securities fluctuates in response to issuer, political, market, and economic developments. In the short term, equity prices can fluctuate dramatically in response to these developments. Different parts of the market and different types of securities can react differently to these developments. For example, with respect to equity securities, large cap stocks can react differently from small cap or mid-cap stocks, and "growth" stocks can react differently from "value" stocks. Issuer, political, or economic developments can affect a single issuer, issuers within an industry or economic sector or geographic region, or the market as a whole.


o FIXED INCOME SECURITIES: The value of investments in fixed income securities will fluctuate as interest rates decrease or increase. In addition, these securities may accrue income that is distributable to shareholders even though the income may not yet have been paid to a Portfolio. If so, a Portfolio may need to liquidate some of its holdings and forego the purchase of additional income-producing assets. Regarding certain federal agency securities or government sponsored entity securities (such as debt securities or mortgage-backed securities issued by Freddie Mac, Fannie Mae, Federal Home Loan Banks, and other government sponsored agencies), you should be aware that although the issuer may be chartered or sponsored by Acts of Congress, the issuer is not funded by Congressional appropriations, and its securities are neither guaranteed nor insured by the United States Treasury.


o CREDIT RISKS: A Portfolio could lose money if the issuer of a fixed income security owned by the Portfolio is unable to meet its financial obligations.


o DERIVATIVES: A Portfolio may invest in various types of derivative securities. Generally, a derivative is a financial arrangement the value of which is based on (or "derived" from) a traditional security, asset, or market index. Derivative securities include, but are not limited to, options and futures transactions, forward foreign currency exchange contracts, swaps, mortgage- and asset-backed securities, and "when-issued" securities. There are, in fact, many different types of derivative securities and many different ways to use them.

    The use of derivative securities is a highly specialized activity and there can be no guarantee that their use will increase the return of a Portfolio or protect its assets from declining in value. In fact, investments in derivative securities may actually lower a Portfolio's return if such investments are timed incorrectly or are executed under adverse market conditions. While hedging can reduce or eliminate losses, it can also reduce or eliminate gains. In addition, the lack of a liquid market for derivative securities may prevent a Portfolio from selling unfavorable positions, which could result in adverse consequences.

    Derivatives are subject to a number of risks described elsewhere in this Part A, such as liquidity risk, interest rate risk, market risk, and credit risk. If a Portfolio uses derivatives for leverage to enhance its returns, it will be subject to leverage risk.

    Each Portfolio may invest in different kinds of derivative securities. Part B contains detailed descriptions of the derivative securities in which each Portfolio may invest and a discussion of the risks associated with each security. To request a copy of Part B, please refer to the back cover of this Part A.

o LEVERAGE RISK: Certain transactions give rise to a form of leverage. The use of leverage may cause a Portfolio to liquidate portfolio positions when it may not be advantageous to do so. Leverage, including borrowing, may cause a Portfolio to be more volatile, because leverage tends to exaggerate the effect of any increase or decrease in the value of the Portfolio's portfolio securities.


o LIQUIDITY RISK/ILLIQUID SECURITIES: Each Portfolio may, at times, hold illiquid securities, by virtue of the absence of a readily available market for certain of its investments, or because of legal or contractual restrictions on sale. The Portfolios will not invest more than 15% of their net assets in securities deemed to be illiquid. A Portfolio could lose money if it is unable to dispose of an investment at a time that is most beneficial to the Portfolio. A Portfolio could lose money if it is unable to dispose of an investment at a time that is most beneficial to the Portfolio.

o PORTFOLIO TURNOVER: Each Portfolio is actively managed and, in some cases the Portfolio's portfolio turnover, may exceed 100%. A higher rate of portfolio turnover increases brokerage and other expenses, which must be borne by the Portfolios and their shareholders and may result in a lower net asset value. High portfolio turnover (over 100%) also may result in the realization of substantial net short-term capital gains, which when distributed are taxable to shareholders. The trading costs and tax affects associated with turnover may adversely affect a Portfolio's performance.


o TEMPORARY DEFENSIVE POSITIONS: In order to meet liquidity needs or for temporary defensive purposes, each Portfolio may invest up to 100% of its assets in fixed income securities, money market securities, certificates of deposit, bankers' acceptances, commercial paper or in equity securities which, in the Adviser's opinion, are more conservative than the types of securities that the Portfolio typically invests in. To the extent a Portfolio is engaged in temporary or defensive investments, the Portfolio will not be pursuing its investment objective.


o RETURNS ARE NOT GUARANTEED: An investment in a Portfolio is neither insured nor guaranteed by the U.S. Government. Shares of the Portfolios are not deposits or obligations of, or guaranteed or endorsed by HSBC or any other bank, and the shares are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

SPECIFIC RISK FACTORS: FOREIGN SECURITIES


(CORE  PLUS  FIXED  INCOME   PORTFOLIO,   HIGH  YIELD  FIXED  INCOME  PORTFOLIO,
INTERMEDIATE DURATION FIXED INCOME PORTFOLIO, GROWTH PORTFOLIO, INTERNATIONAL EQUITY PORTFOLIO, OPPORTUNITY PORTFOLIO, VALUE PORTFOLIO)


    Foreign securities involve investment risks different from those associated with domestic securities. Foreign investments may be riskier than U.S. investments because of unstable international political and economic conditions, foreign controls on investment and currency exchange rates, withholding taxes, or a lack of adequate company information, liquidity, and government regulation.

    Investments in foreign emerging markets present greater risk than investing in foreign issuers in general. The risk of political or social upheaval is greater in foreign emerging markets. In addition, a number of emerging markets restrict foreign investment in stocks. Inflation and rapid fluctuations in inflation rates have had and may continue to have negative effects on the economies and securities markets of certain emerging market countries. Moreover, many of the emerging securities markets are relatively small, have low trading volumes, suffer periods of relative illiquidity, and are characterized by significant price volatility.

SPECIFIC RISK FACTORS: LENDING OF PORTFOLIO SECURITIES: In order to generate additional income, the Portfolios may lend portfolio securities to broker-dealers, major banks, or other recognized domestic institutional borrowers of securities. As with other extensions of credit, there are risks of losses due to delay in recovery or the sufficiency of collateral held for the loan, should the borrower default or fail financially.

SPECIFIC RISK FACTORS: REPURCHASE AGREEMENTS: The use of repurchase agreements involves certain risks. For example, if the seller of the agreements defaults on its obligation to repurchase the underlying securities at a time when the value of these securities has declined, the Portfolio may incur a loss upon disposition of the securities. There is also the risk that the seller of the agreement may become insolvent and subject to liquidation.

SPECIFIC RISK FACTORS: HIGH YIELD/HIGH RISK SECURITIES


(CORE  PLUS  FIXED  INCOME   PORTFOLIO,   HIGH  YIELD  FIXED  INCOME  PORTFOLIO,
INTERMEDIATE DURATION FIXED INCOME PORTFOLIO, GROWTH PORTFOLIO, INTERNATIONAL EQUITY PORTFOLIO, OPPORTUNITY PORTFOLIO, VALUE PORTFOLIO)


    High yield/high risk securities ("junk bonds") may be more susceptible to real or perceived adverse economic and competitive industry conditions than higher grade securities. If the issuer of high yield/high risk securities defaults, the Portfolio may incur additional expenses to seek recovery. High yield/high risk securities may be less liquid than the market for higher grade securities. Less liquidity in the secondary trading markets could adversely effect and cause large fluctuations in the daily net asset value of the Portfolios. Bonds rated below investment grade are considered speculative with respect to the issuer's continuing ability to meet principal and interest payments. In the event of a payment problem by an issuer of high yield, high risk bonds, more senior debt holders (such as bank loans and investment grade bonds) will likely be paid a greater portion of the total outstanding debt owed by the issuer. Because investing in bonds rated below investment grade involves greater investment risk, achieving a Portfolio's investment objective will depend more on the portfolio managers' analysis than would be the case if the Portfolios were investing in higher-quality bonds.

    Except where a minimum rating or credit quality is specified, there is no minimum limit on the rating or credit quality for a Portfolio's investments in high yield securities ("junk bonds"). In such cases a Portfolio may invest in distressed securities (securities of companies undergoing or expected to undergo bankruptcy or restructuring in an effort to avoid insolvency). Such investments are speculative and involve significant risk. Distressed securities frequently do not produce income while they are outstanding and may require the Portfolio to bear certain extraordinary expenses in order to protect and recover its investment. Therefore, to the extent the Portfolio pursues capital appreciation through investment in distressed securities, the Portfolio's ability to achieve current income for shareholders may be diminished.

SPECIFIC RISK FACTORS: "WHEN-ISSUED" SECURITIES (INCOME PORTFOLIOS)


    The price and yield of securities purchased on a "when-issued" basis is fixed on the date of the commitment but payment and delivery are scheduled for a future date. Consequently, these securities present a risk of loss if the other party to a "when-issued" transaction fails to deliver or pay for the security. In addition, purchasing securities on a "when-issued" basis can involve a risk that the yields available in the market on the settlement date may actually be higher (or lower) than those obtained in the transaction itself and, as a result, the "when-issued" security may have a lesser (or greater) value at the time of settlement than the Portfolio's payment obligation with respect to that security.


SPECIFIC RISK FACTORS: MORTGAGE-BACKED AND ASSET-BACKED SECURITIES (INCOME PORTFOLIOS)

    Mortgage- and asset-backed securities are debt instruments that are secured by interests in pools of mortgage loans or other financial assets. Mortgage- and asset-backed securities are subject to prepayment, extension, market, and credit risks. Prepayment risk reflects the risk that borrowers may prepay their mortgages faster than expected, thereby affecting the investment's average life and perhaps its yield. Conversely, an extension risk is present during periods of rising interest rates, when a reduction in the rate of prepayments may significantly lengthen the effective durations of such securities. Market risk reflects the risk that the price of the security may fluctuate over time as a result of changing interest rates or the lack of liquidity. Credit risk reflects the risk that the Fund or Portfolio may not receive all or part of its principal because the issuer has defaulted on its obligations.

SPECIFIC RISK FACTORS: SWAPS (INCOME PORTFOLIOS)


    A swap is an agreement to change the return generated by one instrument for the return generated by another instrument (or index). Credit default swaps are instruments which allow for the full or partial transfer of third-party credit risk, each in respect to a reference entity or entities, from one counterparty to the other. The buyer of the credit default swap receives credit protection or sheds credit risk, whereas the seller of the swap is selling credit protection or taking on credit risk. The use of swaps is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If the other party to the swap defaults, the Portfolio may lose interest payments that it is contractually entitled to receive and may, in some cases, lose the entire principal value of the investment security.

SPECIFIC RISK FACTORS: CAPITALIZATION RISK (OPPORTUNITY PORTFOLIO, GROWTH PORTFOLIO, VALUE PORTFOLIO)


    Capitalization risk is the risk customarily associated with investments in smaller capitalization companies due to limited markets and financial resources, narrow product lines and frequent lack of depth of management. Stocks of smaller companies may trade infrequently or in lower volumes, making it difficult for the Portfolio to sell its shares at the desired price. Smaller companies may be more sensitive to changes in the economy overall. Historically, small company stocks have been more volatile than those of larger companies. As a result, the Portfolio's net asset value may be subject to rapid and substantial changes.

SPECIFIC  RISK  FACTORS:   EXPOSURE  TO  TECHNOLOGY-RELATED   RISK  (OPPORTUNITY
PORTFOLIO)

    The mid-cap sector of the stock market includes a significant number of companies the securities of which may be characterized as technology or technology-related investments. While the Portfolio does not as matter of investment strategy seek to invest disproportionately in such securities, the value of the Portfolio's investments may be impacted by developments affecting technology and technology-related stocks generally.



    PORTFOLIO HOLDINGS

    A description of the Portfolios' policies and procedures with respect to the disclosure of the Portfolios' portfolio securities is available in the Portfolios' Part B and on the Portfolios' website at www.investorfunds.us.hsbc.com.

                             MANAGEMENT OF THE TRUST

THE INVESTMENT ADVISER


    HSBC Investments (USA) Inc. (the "Adviser"), 452 Fifth Avenue, New York, New York 10018, is the investment adviser for the Portfolios pursuant to an Investment Advisory Contract with the Portfolio Trust. The Adviser is a wholly owned subsidiary of HSBC Bank USA, N.A., which is a wholly owned subsidiary of HSBC USA, Inc., a registered bank holding company, collectively "HSBC"). HSBC currently provides investment advisory services for individuals, trusts, estates and institutions. As of December 31, 2006, HSBC managed more than $11 billion in assets in the HSBC Investor Family of Funds.

    The Portfolio Trust and the Adviser have received an exemptive order from the Securities Exchange Commission that allows the Adviser to implement new investment sub-advisory contracts and to make material changes to existing sub-advisory contacts with the approval of the Board of Trustees, but without shareholder approval. Subject to the terms of the exemptive order, the following Portfolios may currently hire and/or terminate Sub-Advisers without shareholder approval: the Core Fixed Income Portfolio, Core Plus Fixed Income Portfolio, High Yield Fixed Income Portfolio, Short Duration Fixed Income Portfolio, Growth Portfolio, International Equity Portfolio, Opportunity Portfolio, and Value Portfolio (however, for the Income Portfolios named above, no Sub-Adviser is currently utilized). The Core Plus Fixed Income Portfolio and High Yield Fixed Income Portfolio are currently utilizing the services of a Sub-Adviser that is affiliated with the Adviser, and the exemptions under the exemptive order do not apply to the use of an affiliated Sub-Adviser. However, for the Core Fixed Income Portfolio and the High Yield Fixed Income Portfolio the exemptions under the exemptive order could be applied to the use of one or more unaffiliated Sub-Advisers at a future time.

    The following companies serve as investment Sub-Advisers of the Portfolios indicated below. The investment Sub-Advisers make the day-to-day investment decisions and continuously review, supervise and administer relevant Portfolio's investment program.

THE GROWTH PORTFOLIO: Waddell & Reed Investment Management Company ("Waddell & Reed") located at 6300 Lamar Avenue, Overland Park, Kansas 66202, serves as Sub-Adviser to the Growth Portfolio. As of December 31, 2006, Waddell & Reed, together with its investment management affiliate, managed approximately $7.13 billion in total institutional assets, representing 150 accounts.

THE INTERNATIONAL EQUITY PORTFOLIO: AllianceBernstein L.P. ("AllianceBernstein"), located at 1345 Avenue of the Americas, New York, NY 10105, serves as Sub-Adviser to the International Equity Portfolio. AllianceBernstein is a unit of Alliance Capital Management L.P. ("Alliance"). AllianceBernstein, which was founded as Sanford C. Bernstein & Co., Inc., a registered investment advisor and broker/dealer, was acquired by Alliance in October 2000 and has managed value-oriented investment portfolios since 1967. As of December 31, 2006, Alliance had approximately $716.9 billion in assets under management, representing 78,138 accounts.

THE OPPORTUNITY PORTFOLIO: Westfield Capital Management Company, LLC ("Westfield") serves as Sub-Adviser to the Opportunity Portfolio. Westfield, a subsidiary of Boston Private Financial Holdings, Inc. (since 1997), was founded in 1989 and specializes in growth portfolios. Its principal office is located at One Financial Center, Boston, MA 02111. As of December 31, 2006, Westfield had $9.9 billion in assets under management, representing approximately 536 accounts.

THE VALUE PORTFOLIO: NWQ Investment Management Co., LLC ("NWQ"), located at 2049 Century Park East, 16th Floor, Los Angeles, California 90067, serves as Sub-Adviser to the Value Portfolio. NWQ is a wholly owned subsidiary of Nuveen Investments, Inc., a publicly traded company, except for a minority interest owned by certain members of NWQ management. As of December 31, 2006, NWQ had $15.9 billion in assets under management, representing 626 accounts.

THE CORE PLUS FIXED INCOME PORTFOLIO, HIGH YIELD PORTFOLIO AND INTERMEDIATE DURATION FIXED INCOME PORTFOLIO: Halbis Capital Management (USA) Inc. ("Halbis"), 452 Fifth Avenue, New York, New York 10018, is the Sub-Adviser for each of the Funds pursuant to investment sub-advisory contracts with the Adviser. Halbis is a wholly owned subsidiary of

HSBC Halbis Partners (UK) Limited and is an affiliate of the Adviser. The Sub-Adviser makes the day-to-day investment decisions and continuously reviews, supervises and administers each Portfolio's investment program.


    For these advisory and management services, during the last fiscal year the Portfolios paid a management fee as follows:


                                                            PERCENTAGE OF
                                                       AVERAGE NET ASSETS FOR
                                                     FISCAL YEAR ENDED 10/31/06

                                                             --------------
         CORE FIXED INCOME PORTFOLIO                                  *
                                                             --------------
         CORE PLUS FIXED INCOME PORTFOLIO                             0.47%
                                                             --------------
         HIGH INCOME PORTFOLIO                                        0.60%
                                                             --------------
         INTERMEDIATE DURATION FIXED INCOME PORTFOLIO                 0.40%
                                                             --------------
         SHORT DURATION PORTFOLIO                                     *
                                                             --------------
         GROWTH PORTFOLIO                                             0.49%
                                                             --------------
         INTERNATIONAL EQUITY PORTFOLIO                               0.67%
                                                             --------------
         OPPORTUNITY  PORTFOLIO+                                      0.80%
                                                             --------------
         VALUE PORTFOLIO                                              0.52%
         ------------------------------------------------------------------

         * Short Duration Portfolio and Core Fixed Income Portfolio were not in operation during the last fiscal year. The Adviser is entitled to receive management fees from the Short Duration Portfolio and the Core Fixed Income Portfolio each at the annual rate of 0.40% of the Portfolio's average daily net assets.

         + Formerly the Small Cap Equity Portfolio.

A discussion regarding the basis for the Board of Trustees' approval of the investment advisory and/or sub-advisory agreements is available, for the HSBC Investor Portfolios, in the April 30, 2006 semi-annual report and will be available in the April 30, 2007 semi-annual report.

PORTFOLIO MANAGERS


HSBC INVESTOR CORE FIXED INCOME PORTFOLIO, HSBC INVESTOR CORE PLUS FIXED INCOME PORTFOLIO, HSBC INVESTOR INTERMEDIATE DURATION FIXED INCOME PORTFOLIO, AND HSBC INVESTOR SHORT DURATION FIXED INCOME PORTFOLIO:


Halbis' fixed income management team is responsible for the day-to-day portfolio management of the Portfolios listed above. The team members are Suzanne Moran and Jeffrey Klein.

o Suzanne Moran, Managing Director of Halbis, Head of Structured Bond Management and Co-Head of US Fixed Income. Ms. Moran joined Halbis in July 2005 to co-lead the US Fixed Income Team. She is also the head of investment policy for short duration portfolios and US structured bond management. Prior to joining Halbis, she spent 10 years at Credit Suisse Asset Management (CSAM), where she most recently headed the investment policy for over $30 billion in short duration and money market strategies globally. During her tenure, Ms. Moran headed securitized debt, was responsible for the trading desk and developed investment strategy for global bonds. Prior to CSAM, she was a fixed income analyst at Credit Suisse First Boston.

o Jeffrey Klein, Managing Director of Halbis, Head of Credit and Co-Head of US Fixed Income. Mr. Klein joined Halbis in March 2005 to co-lead the US Fixed Income Team. He is also head of Credit management. Prior to joining Halbis, he was a portfolio manager and shareholder at Dodge & Cox where he served as credit strategist and head of corporate bond trading. As head of the corporate team, Mr. Klein was instrumental in achieving results that led to

    Dodge & Cox's fixed income team being named "Bond Manager of the Year" in 2002 by Morningstar. He worked at Dodge & Cox from 1992-2004. Mr. Klein earned his BA from Columbia University in 1991. He is a Chartered Financial Analyst.

HSBC INVESTOR HIGH YIELD FIXED INCOME PORTFOLIO:


Halbis' high yield management team is responsible for the day-to-day portfolio management of the High Yield Fixed Income Portfolio. The team members are Richard J. Lindquist, Michael J. Dugan and Philip L. Schantz. Each of the team members joined Halbis in April, 2005.

o Richard J. Lindquist, CFA, is a Managing Director of Halbis, is the head of the high yield management team, and previously was the head of the high yield management team at Credit Suisse Asset Management ("CSAM"). He joined CSAM in 1995 as a result of its acquisition of CS First Boston Investment Management, where he performed comparable duties. He had been with CS First Boston Investment Management since 1989. Previously, he managed high yield portfolios at Prudential Insurance Company of America and a high yield mutual fund at T. Rowe Price Associates. Mr. Lindquist holds a B.S. in Finance from Boston College and an M.B.A. in Finance from the University of Chicago Graduate School of Business.

o Michael J. Dugan, is a Vice President of Halbis, and was previously a Vice President of CSAM where he had been a member of the high yield team since 2001. Mr. Dugan joined CSAM in 2000 following two years at Arnhold and S. Bleichroeder, where he was an associate in the institutional sales and marketing group. Previously, Mr. Dugan was an assistant supervisor in the client service group at Neuberger Berman LLC, where he had worked since 1996. Mr. Dugan holds a BA in political science from the University of Rhode Island.

o Philip L. Schantz, is a Senior Vice President of Halbis, and was previously Director of CSAM where had been a member of the high yield team since 2000. Prior to joining CSAM Mr. Schantz was Head of High Yield Research at Prudential Securities. Prior to joining Prudential Securities, Mr. Schantz had been a High Yield Analyst at Lazard Freres and had been Co-Head of the High Yield Securities Group at E.F. Hutton. Mr. Schantz holds a BA in Government from Lehigh University.


In his role as the head of the high yield management team, Mr. Lindquist acts as lead portfolio manager. Mr. Lindquist manages long-term strategies to be employed by the team and serves as the ultimate decision maker in the event the members of the team disagree on any issues related to portfolio management. On a day to day basis, Mr. Dugan has the primary responsibility for portfolio strategy decisions and Mr. Schantz has the primary responsibility for credit analysis. The responsibilities of each team member are substantially similar to the responsibilities each had when employed by CSAM.

HSBC INVESTOR GROWTH PORTFOLIO:


Mr. Dan Becker, CFA and Mr. Phil Sanders, CFA, of Waddell & Reed are co-managers of the Growth Fund and are jointly and primarily responsible for the day-to-day management of the Fund.


o Daniel P. Becker, CFA, is Senior Vice President/ Portfolio Manager of Waddell & Reed. Mr. Becker Joined Waddell & Reed in October 1989 as an investment analyst. In January 1994 he assumed responsibility for equity institutional accounts. In January 1997 he was named portfolio manager. Mr. Becker has been with the Sub-Adviser for 16 years and has 17 years of investment experience.

o Philip J. Sanders, CFA, is Senior Vice President/ Portfolio Manager of Waddell & Reed. Mr. Sanders joined Waddell & Reed in August 1998 as a vice president and portfolio manager. He was appointed senior vice president in July 2000. Mr. Sanders has been with the Sub-Adviser 7 years and has 17 years of investment experience.

HSBC INVESTOR INTERNATIONAL EQUITY PORTFOLIO:

The  management  of  and  investment  decisions  for  the  International  Equity
Portfolio are made by the Global Value Investment Policy Group of AllianceBernstein. No one person is principally responsible for making recommendations for the Fund's portfolio. The four members of the Global Value Investment Policy Group with the most significant responsibility for the day-to-day management of the Portfolio are Sharon Fay, Kevin Simms, Henry D'Auria and Giulio Martini.

o Ms. Fay is CIO of Global Value equities for AllianceBernstein, and has oversight for all portfolio-management and research activities relating to cross-border and non-US value investment portfolios. She also serves on the AllianceBernstein's Executive Committee. Between 1997 and 1999, Ms. Fay was CIO of Canadian Value equities. Prior to that, she had been a senior portfolio manager of International Value Equities since 1995. Ms. Fay joined AllianceBernstein in 1990 as a research analyst in investment management, following the airline, lodging, trucking and retail industries. Before joining AllianceBernstein, Ms. Fay served as director of research at Bernard
    L. Madoff. She earned a BA from Brown University and an MBA from Harvard University.

o Mr. Simms is co-CIO of International Value equities for AllianceBernstein in addition to his role as director of research of Global and International Value equities, a position he has held since 2000. Between 1998 and 2000, Mr. Simms served as director of research of Emerging Markets Value equities. He joined AllianceBernstein in 1992 as a research analyst, and his industry coverage over the next six years included financial services, telecommunications and utilities. Before joining the firm, Mr. Simms was a certified public accountant with Price Waterhouse for three years. He earned a BSBA from Georgetown University and an MBA from Harvard Business School.

o Mr. Martini is the head of the newly created Quantitative Strategies Team within AllianceBernstein's Value-Equities unit. Mr. Martini was named chief international economist with responsibility for currency strategies and senior portfolio manager on the international and global value equities team in 1992. Prior to that, Mr. Martini had served as a senior economist concentrating on US research since joining AllianceBernstein in 1985. Previously, Mr. Martini conducted economic research and taught at the Institute of Employment Policy at Boston University for three years. He earned a BA from the University of Colorado and an MA in political economy from Boston University. He also completed all course and examination requirements for the PhD program in economics at Boston University.

o Mr. D'Auria is co-CIO of International Value equities of AllianceBernstein as well as CIO of Emerging Markets Value equities. Mr. D'Auria was one of the chief architects of AllianceBernstein's global research department, which he managed from 1998 through 2002. Over the years, he has also served as director of research of Small Cap Value equities and director of research of Emerging Markets Value equities. Mr. D'Auria joined the firm in 1991 as a research analyst covering consumer and natural gas companies, and he later covered the financial services industry. Before coming to AllianceBernstein, Mr. D'Auria was a vice president and sell-side analyst at PaineWebber, specializing in restaurants, lodging and retail. He earned a BA from Trinity College and is a Chartered Financial Analyst.


HSB INVESTOR OPPORTUNITY PORTFOLIO:

Investment decisions for the Opportunity Fund are made by consensus of the Investment Committee of Westfield Capital Management Company, LLC, which consists of Westfield's securities analysts and the primary portfolio management team members listed below. While each member of the Westfield Investment Committee has input into the investment process and overall product portfolio construction, investment decisions are made under the supervision of William A. Muggia as chief investment officer.

o Aurthur J. Bauernfeind is Chairman and Chief Executive Officer of Westfield. Mr. Bauernfeind covers Energy, Financials and Industrials. Since joining Westfield in 1990, Mr. Bauernfeind has held the positions of President,

    Chief Operating Officer and Investment Strategist. Prior to Westfield, Mr. Bauernfeind spent 11 years at Loomis Sayles & Co. He has 44 years of investment experience. Mr. Bauernfeind earned an MBA from University of Kentucky and a BA from Murray State University.

o William A. Muggia is President and Chief Investment Officer of Westfield covering Healthcare and Energy. Mr. Muggia has been at Westfield since 1994 and has been Chief Investment officer since 2002. Prior to Westfield, Mr. Muggia spent two years at Alex Brown & Sons and seven years at Kidder Peabody & Co. He has 24 years of investment experience. Mr. Muggia earned his MBA degree from Harvard Business School and received a BA from Middlebury College.

o Ethan J. Meyers is Senior Vice President of Westfield, and covers the Financials and Consumer Services. Mr. Meyers joined Westfield in 1999. Prior to Westfield, he spent three years at Johnson Rice & Company LLC. He has 11 years of investment experience. Mr. Meyers earned his BS from AB Freeman School of Business at Tulane University.

o Scott R. Emerman is Senior Security Analyst of Westfield, and covers Consumer Discretionary and Consumer Staples. Mr. Emerman joined Westfield in 2002. Prior to Westfield, he spent 5 years at Harbor Capital Management and 6 years at Dean Witter Reynolds. He has 16 years of investment experience. Mr. Emerman earned his BS from Lehigh University.


HSBC INVESTOR VALUE PORTFOLIO:


o Jon D. Bosse, CFA, Co-President and Chief Investment Officer of NWQ, heads the investment team of industry specific equity analysts and shares primary portfolio management responsibility for the Value Portfolio with Mr. Friedel. Mr. Bosse joined NWQ in 1996. Prior to that time, he was director of research and a portfolio manager at Arco Investment Management Company. He earned his MBA degree from the University of Pennsylvania, Wharton School of Business.




o Edward C. (Ted) Friedel, CFA, Managing Director of NWQ, co-manages the Portfolio with Mr. Bosse and is a member of the investment policy committee of NWQ as well. He has 24 years with NWQ as a managing director, portfolio manager and investment strategist. Prior to joining NWQ in 1983, Mr. Friedel was Vice President with Beneficial Standard Investment Management for 12 years. He has earned an MBA from Stanford University.


Additional  information  about  the  Portfolio  Managers'  compensation,   other
accounts managed by these individuals, and their ownership of securities in the Portfolio or Portfolios they manage is available in the Part B.

THE ADMINISTRATOR AND THE SUB-ADMINISTRATOR


    The Adviser also serves as the Portfolios' administrator (the "Administrator"), and in that role oversees and coordinates the activities of other service providers, and monitors certain aspects of the Portfolios'
operations. The Administrator has retained BISYS Fund Services Ohio, Inc. ("BISYS"), whose address is 3435 Stelzer Road, Columbus, Ohio 43219-3035, as sub-administrator (the "Sub-Administrator"). Management and administrative services of the Administrator and Sub-Administrator include providing office space, equipment and clerical personnel to the Portfolios and supervising custodial, auditing, valuation, bookkeeping, legal and dividend disbursing services.


    The Part B has more detailed information about the Investment Adviser, Administrator and Sub-Administrator, and other service providers.

PLACEMENT AGENT

    The Portfolios have not retained the services of a principal underwriter or distributor, since interests in the Portfolios are offered solely in private placement transactions. BISYS Fund Services (Ireland), Limited ("BISYS Ireland"), acting as agent for the Portfolios, serves as the placement agent of interests in the Portfolios. BISYS Ireland receives no compensation for serving as placement agent.

                  PRICING, PURCHASE AND REDEMPTION OF INTERESTS


DETERMINATION OF VALUE OF PORTFOLIO INTERESTS


    The net income and realized capital gains and losses, if any, of each Portfolio are determined as of the "Valuation Time," which is the close of regular trading on the New York Stock Exchange ("NYSE"), normally, 4:00 p.m. Eastern time, on each day the NYSE is open (a "Portfolio Business Day"). Net income for days other than Portfolio Business Days is determined as of 4:00 p.m. New York time on the immediately preceding business day. All the net income, as defined below, and capital gains and losses, if any, so determined are allocated among the investors in each Portfolio at the time of such determination. For this purpose, the net income of a Portfolio in proportion to the number of beneficial interests held (from the time of the immediately preceding determination thereof) consists of (i) accrued interest, accretion of discount and amortization of premium on securities held by such Portfolio, less (ii) all actual and accrued expenses of such Portfolio (including the fees payable to the Adviser and Administrator of the Portfolio).

    Each investor in each Portfolio may add to or reduce its investment in a Portfolio on a Portfolio Business Day. As of the Valuation Time, the value of each investor's beneficial interest in a Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, are then effected. The investor's percentage of the aggregate beneficial interests in the Portfolio is then recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor's interest in the Portfolio as of Valuation Time on the following the Portfolio Business Day.

    The value of assets in a Portfolio's portfolio or held by a Portfolio is determined on the basis of their market value, or where market quotations are not readily available or are deemed unreliable due to a significant event or otherwise, based on fair value as determined in good faith in accordance with the procedures established by, and under the general supervision of, the Portfolios' Board of Trustees. Certain of the Portfolios may invest in securities that are primarily listed on foreign exchanges that trade on weekends or other days when the Portfolios do not price its shares. The value of portfolio securities held by those Portfolios may change on days when investors will not be able to purchase or redeem shares.

    The NYSE is open every weekday except for the days on which national holidays are observed. The value of securities traded in markets outside the United States or denominated in currencies other than U.S. dollars may be affected significantly on a day that the NYSE is closed and an investor is not able to purchase or redeem Portfolio interests.

FAIR VALUE PRICING POLICIES

    A Portfolio will fair value price its securities when market quotations are not readily available. Generally, this would include securities for which trading has been halted, securities whose value has been materially affected by the occurrence of a significant event (as defined below), securities whose price has become stale (i.e., the market price has remained unchanged for five business days), and other securities where a market price is not available from either a national pricing service or a broker. In addition, the Pricing Committee will review exception priced securities (i.e., securities for which the market value is provided by a quote from a single broker rather than a national pricing service) on a quarterly basis. In these situations, the HSBC Investor Portfolios' Pricing Committee will employ certain Board-approved methodologies to determine a fair value for the securities. Fair valuations will be reviewed by the Board of Trustees on a quarterly basis. Fair value pricing should result in a more accurate determination of the Portfolio's net asset value price, which should eliminate the potential for stale pricing arbitrage opportunities in the Portfolios. However, fair value pricing involves the risk that the values used by a Portfolio to price its investments may be different from those used by other investment companies and investors to price the same investments.


    A "significant event" is one that occurred prior to a Portfolio's valuation time, is not reflected in the most recent market price of a security, and materially affects the value of a security. Generally, such "significant events" relate to developments in foreign securities that occur after the close of trading in their respective markets. The Portfolio's accounting agent may obtain fair value prices of foreign securities through utilization of a Fair Value Pricing Service previously approved by the Board where a movement in the U.S. equities market is sufficiently large to constitute a trigger established by the Pricing Committee.


PURCHASE OF PORTFOLIO INTERESTS

    Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.

    An investment in each Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received in "good order" by the Portfolio. The net asset value of each Portfolio is determined once on each business day.

    There is no minimum initial or subsequent investment in the Portfolios. However, because the Portfolios intend to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Custodian by a Federal Reserve Bank).

    The Portfolios and the Placement Agent reserve the right to cease accepting investments at any time or to reject any investment order.

DELIVERY OF SHAREHOLDER DOCUMENTS


    In an effort to reduce the cost associated with the printing and mailing of Part A and annual reports and semi-annual reports as well as reduce the likelihood of our shareholders receiving duplicative mailings, the Portfolios intend to mail only one Part A and shareholder report to shareholders having the same last name and residing at a common address. If you wish to receive separate copies of Part A and shareholder reports, please mail your request to:


HSBC Brokerage Mutual Funds
452 Fifth Avenue - 2(nd) Floor
New York, NY 10018

    The Portfolios will begin sending you individual copies of the Part A and shareholder reports thirty days after receiving your request.

    If you have any questions regarding the delivery of shareholder documents, please call 1-888-525-5757.

MARKET TIMING


    In accordance with policies and procedures adopted by the Board of Trustees, the Portfolios discourage market timing and other excessive trading practices. The Portfolios are intended primarily for use as a long-term investment vehicle. Frequent short-term (market timing) trading practices may disrupt portfolio management strategies, increase brokerage and administrative costs, harm Portfolio performance and result in dilution in the value of Portfolio shares held by longer-term shareholders.


    The Portfolios do not impose redemption fees, however redemption fees may be charged by the underlying investors in a Portfolio that are themselves investment companies, in which case the amount of any such redemption fees collected will be added to the interest of such investment company in the Portfolio. The Portfolios also may be adversely affected by short-term trading in shares of Feeder Funds (as defined under the section "Master/Feeder Structure" below). To deter market timing, a Feeder Fund may impose redemption fees on Feeder Fund shares sold or exchanged within 30 days (or other specified period) from purchase.

    As a deterrent to excessive trading, foreign securities are sometimes priced by an independent pricing service using fair valuation. For more information on fair valuation, see "Fair Value Pricing Policies" above.

    The Portfolios and the Adviser reserve the right to reject or restrict purchase or exchange requests from any investor and also reserve the right to close any accounts in which a pattern of excessive trading has been identified.

    The Portfolios cannot guarantee that they will detect every market timer due to the limitations inherent in its technological systems. The Portfolios reserve the right to modify their policies and procedures at any time without prior notice as the Portfolios deem necessary in their sole discretion to be in the best interests of Portfolio shareholders, or to comply with state or Federal legal requirements.

REDEMPTION OF PORTFOLIO INTERESTS

    An investor in a Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the HSBC Investor Portfolios (the "Portfolio Trust") by the designated cutoff time for each accredited investor. The proceeds of a reduction or withdrawal will be paid by the Portfolio Trust in federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Portfolio Trust, on behalf of each Portfolio, reserves the right to pay redemptions in kind. Investments in the Portfolios may not be transferred.

    The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange ("NYSE") is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

DISTRIBUTION AND SHAREHOLDER SERVICING ARRANGEMENTS - REVENUE SHARING

    The Adviser and/its affiliates may, out of its own resources, and without cost to any Fund, make payments to selected financial intermediaries for shareholder recordkeeping, processing, accounting and/or other administrative services in connection with the sale or servicing of shares of the Feeder Funds. Historically, these payments have generally been structured as a percentage of net assets attributable to the financial intermediary, but may also be structured as a percentage of gross sales, a fixed dollar amount, or a combination of the three. The making of these payments could create a conflict of interest for a financial intermediary receiving such payments.

DIVIDENDS, DISTRIBUTIONS AND TAXES

    The following information is meant as a general summary for U.S. taxpayers. Please see the Portfolios' Part B for more information. Because everyone's tax situation is unique, each shareholder should rely on its own tax advisor for advice about the particular federal, state and local tax consequences of investing in the Portfolios.

     - It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in a Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

     - It is intended that the Portfolios will be operated in such a way that they will qualify as a non-publicly traded partnership for federal income tax purposes. To qualify as a non-publicly traded partnership, each Portfolio will have no more than 100 shareholders. If a Portfolio so qualifies, it generally will not have to pay income tax on amounts it distributes to shareholders, although shareholders may be taxed on distributions they receive. Shareholders in each Portfolio will generally have to include their distributive share of the Portfolio's taxable income and losses in their taxable income. As a non-publicly traded partnership, each Portfolio will be deemed to have "passed through" to shareholders all of the Portfolio's interest, dividends, gains or losses realized on its investments, regardless of whether the Portfolio makes any distributions.

     - Any income a Portfolio receives in the form of interest and dividends is paid out, less expenses, to its shareholders. Shares begin accruing interest and dividends on the day they are purchased.


     - Distributions on the Income Portfolios are declared daily and paid monthly. Distributions on the Growth Portfolio, Opportunity Portfolio and Value Portfolio are declared daily and paid semi-annually. Distributions on International Equity Portfolio are declared daily and paid annually. Capital gains for the Portfolio are distributed at least annually. Unless a shareholder elects to receive distributions in cash, distributions will be automatically invested in additional shares of the Portfolios.


                             MASTER/FEEDER STRUCTURE


    The  Trust  and  Portfolios  are  part  of   master/feeder   structures.   A
non-accredited investor may not directly purchase an interest in a Portfolio, but instead may purchase shares in an investment company that is an accredited investor and invests all of its assets in the Portfolio (a "Feeder Fund"). Each Feeder Fund acquires an indirect interest in the securities owned by the Portfolio and will pay a proportionate share of the Portfolio's expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

    The Board of Trustees of the Portfolio Trust believes that the "master/feeder" fund structure may enable the Portfolios to reduce costs through economies of scale. A larger investment portfolio for the Portfolio may reduce certain transaction costs to the extent that contributions to and redemptions from the Portfolios' portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

    A Feeder Fund's investment in a Portfolio may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in a Portfolio or withdraws from the Portfolio, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from a Portfolio if the Portfolio voted to change its investment objective, policies or limitations in a manner not acceptable to the Directors of that Feeder Fund. The withdrawal of all of a Feeder Fund's assets from the Portfolio may affect the investment performance of the Feeder Fund and the Portfolio.

    The Portfolio Trust normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Portfolio. When a Feeder Fund is requested to vote on matters pertaining to a Portfolio, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Portfolio proportionately to the voting instructions received from the shareholders of the Feeder Fund.

                                     PART B

                    HSBC INVESTOR CORE FIXED INCOME PORTFOLIO
                 HSBC INVESTOR CORE PLUS FIXED INCOME PORTFOLIO
                 HSBC INVESTOR HIGH YIELD FIXED INCOME PORTFOLIO
           HSBC INVESTOR INTERMEDIATE DURATION FIXED INCOME PORTFOLIO
               HSBC INVESTOR SHORT DURATION FIXED INCOME PORTFOLIO
                         HSBC INVESTOR GROWTH PORTFOLIO
                  HSBC INVESTOR INTERNATIONAL EQUITY PORTFOLIO
                       HSBC INVESTOR OPPORTUNITY PORTFOLIO
                         HSBC INVESTOR VALUE PORTFOLIO,


                                EACH A SERIES OF


                            HSBC INVESTOR PORTFOLIOS
                                 P.O. Box 182845
                            Columbus, Ohio 43218-2845


General and Account Information -                      (800) 782-8183 (Toll Free)
----------------------------------------------------------------------------------------------------
HSBC Investments (USA) Inc.                            BISYS Fund Services Ohio, Inc.
Investment Adviser and Administrator                   Sub-Administrator
("HSBC" or "Adviser" and "Administrator")              ("BISYS" or "Sub-Administrator")

                                                       BISYS Fund Services Limited Partnership
                                                       ("Distributor" or "BISYS LP")

AllianceBernstein Investment Research and Management,  Waddell & Reed Investment Management Company,
Sub-Adviser to HSBC Investor International Equity      Sub-Adviser to HSBC Investor Growth Portfolio
Portfolio ("AllianceBernstein")                        ("Waddell & Reed")

Halbis Capital Management (USA) Inc. ("Halbis"),
Sub-Adviser to the Income
Portfolios

NWQ Investment Management Co., LLC, Sub-Adviser to     Westfield Capital Management Company, LLC,
HSBC Investor Value Portfolio ("NWQ")                  Sub-Adviser to HSBC Investor Small-Cap Equity
                                                       Portfolio ("Westfield")


THIS PART B IS NOT A PROSPECTUS AND IS ONLY AUTHORIZED FOR DISTRIBUTION WHEN PRECEDED OR ACCOMPANIED BY THE PART A FOR THE HSBC INVESTOR PORTFOLIOS DATED FEBRUARY 28, 2007. This Part B contains additional and more detailed information than that set forth in the Part A and should be read in conjunction with the Part A. The Part A and Part B may be obtained without charge by writing or calling the HSBC Investor Portfolios at the address and telephone number printed above.

References in this Part B to the "Part A" are to the Part A dated February 28, 2007 of the HSBC Investor Portfolios, by which interests in the Portfolios are being offered. Unless the context otherwise requires, terms defined in the Part A have the same meaning in this Part B as in the Part A.

February 28, 2007

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                             NO.


GENERAL INFORMATION.......................................................    5

INVESTMENT OBJECTIVE, POLICIES AND RESTRICTIONS...........................    5

    HSBC Investor Core Fixed Income Portfolios ...........................    6
    HSBC Investor Core Plus Fixed Income Portfolio........................    6
    HSBC Investor Intermediate Duration Fixed Income Portfolio............    6
    HSBC Investor Short Duration Fixed Income Portfolio...................    6
    HSBC Investor High Yield Fixed Income Portfolio.......................    6
    HSBC Investor Growth Portfolio .......................................    7
    HSBC Investor International Equity Portfolio..........................    8
    HSBC Investor Opportunity Portfolio...................................    8
    HSBC Investor Value Portfolio ........................................    9

INVESTMENT TECHNIQUES.....................................................    10

    American Depositary Receipts..........................................    10
    Asset-backed Securities...............................................    10
    Banking Industry and Savings and Loan Industry Obligations............    11
    Brady Bonds ..........................................................    11
    Cash Sweep Program....................................................    12
    Convertible Securities................................................    12
    Derivatives...........................................................    12
    Emerging Markets......................................................    12
    Equity Securities.....................................................    15
    Eurodollar And Yankee Bank Obligations................................    15
    Fixed Income Securities...............................................    15
    Floating and Variable Rate Obligations................................    16
    Foreign Currency Exchange - Related Securities........................    17
    Foreign Securities....................................................    18
    Forward Foreign Currency Contracts and Options on Foreign Currencies..    18
    Futures Contracts.....................................................    19
    High Yield/High Risk Securities.......................................    22
    Illiquid Investments, Rule 144A Securities, and Section 4(2)
    Securities............................................................    23
    Inverse Floating Rate Obligations.....................................    23
    Exchange Traded  Funds ("ETFs").......................................    23
    Investment Company Securities.........................................    23
    Lending of Portfolio Securities ......................................    23
    Money Market Securities...............................................    24
    Mortgage Dollar Roll Transactions.....................................    24
    Mortgage-Related Securities...........................................    25
    Options and Futures...................................................    29
    Other Depository Receipts ............................................    33
    Repurchase Agreements.................................................    33
    Short-Term Trading....................................................    34
    Sovereign and Supranational Debt Obligations..........................    35
     Real Estate Securities (Equity Funds)................................    34
    Swaps, Caps, Floors and Collars.......................................    35
    U.S. Government Securities............................................    36
    Warrants..............................................................    36
    When-Issued and Delayed-Delivery Securities...........................    36
    Zero Coupon Obligations...............................................    37

PORTFOLIO TURNOVER........................................................    37

PORTFOLIO TRANSACTIONS....................................................    38

PORTFOLIO HOLDINGS........................................................    41

INVESTMENT RESTRICTIONS...................................................    42

    Core Fixed Income Portfolio...........................................    43
    High Yield Fixed Income Portfolio.....................................    43
    Short Duration Fixed Income Portfolio.................................    43
    Core Plus Fixed Income Portfolio......................................    43
    Intermediate Duration Fixed Income Portfolio..........................    44
    Growth Portfolio......................................................    45
    Value Portfolio.......................................................    45
    International Equity Portfolio........................................    46
    Opportunity Portfolio.................................................    47
    Percentage and Rating Restrictions....................................    48

MANAGEMENT OF PORTFOLIO TRUST.............................................    49

    Trustees and Officers.................................................    49
    Board of Trustees.....................................................    50
    Trustee and Officer Compensation......................................    53
    Proxy Voting..........................................................    54

INVESTMENT ADVISORY AND OTHER SERVICES....................................    55

    Investment Adviser....................................................    54
    Sub-Advisers..........................................................    57
    Portfolio Managers....................................................    58
    Administrator and Sub-Administrator ..................................    67
    Placement Agent.......................................................    68
    Transfer Agent........................................................    68
    Custodian ............................................................    68
    Portfolio Accounting Agent ...........................................    68
    Federal Banking Law...................................................    69
    Expenses..............................................................    69

PURCHASE, REDEMPTION AND PRICING OF SECURITIES............................    69
DIVIDENDS AND DISTRIBUTION................................................    71
DESCRIPTION OF SHARES, VOTING RIGHTS, AND LIABILITIES.....................    72
     Ownership of the Portfolio...........................................    73
TAXATION..................................................................    74
     Tax Status of the Portfolio..........................................    74
     RIC Investors in the Portfolio.......................................    75
     Portfolio Investments................................................    75
OTHER INFORMATION.........................................................    77
     Independent Registered Public Accounting Firm........................    77
     Counsel..............................................................    77
     Code of Ethics.......................................................    77
     Registration Statement...............................................    77
FINANCIAL STATEMENTS......................................................    79
     Shareholder Inquiries................................................    79

APPENDIX A: DESCRIPTION OF SECURITIES RATINGS.............................   A-1

APPENDIX B: HSBC INVESTOR FUNDS, HSBC ADVISOR FUNDS TRUST, AND HSBC
            INVESTOR PORTFOLIOS PROXY VOTING POLICY.......................   B-1

APPENDIX C: HSBC INVESTMENTS (USA) INC, AND HALBIS CAPITAL MANAGEMENT
            (USA) INC., PROXY VOTING POLICY AND PROCEDURES................   C-1

APPENDIX D: WESTFIELD CAPITAL, PROXY VOTING POLICY........................   D-1

APPENDIX E: ALLIANCEBERNSTEIN, PROXY VOTING MANUAL........................   E-1

APPENDIX F: NWQ, PROXY VOTING POLICY......................................   F-1

APPENDIX G: WADDELL & REED, PROXY VOTING POLICY...........................   G-1

                               GENERAL INFORMATION

HSBC INVESTOR PORTFOLIOS


      The HSBC Investor Core Fixed Income Portfolio ("Core Fixed Income Portfolio"), HSBC Investor Core Plus Fixed Income Portfolio ("Core Plus Portfolio"), HSBC Investor High Yield Fixed Income Portfolio ("High Yield Portfolio"), HSBC Investor Intermediate Duration Fixed Income Portfolio ("Intermediate Fixed Income Portfolio"), HSBC Investor Short Duration Fixed Income Portfolio ("Short Duration Portfolio"), HSBC Investor Growth Portfolio ("Growth Portfolio"), HSBC Investor International Equity Portfolio ("International Equity Portfolio"), HSBC Investor Opportunity Portfolio ("Opportunity Portfolio") and HSBC Investor Value Portfolio ("Value Portfolio") (each, a "Portfolio" and, collectively, the "Portfolios") are series of HSBC Investor Portfolios (the "Trust" or the "Portfolio Trust"), an open-end management investment company that was organized as a trust under the laws of the State of New York on November 1, 1994. The Portfolio Trust currently consists of multiple series, each of which has its own distinct investment objectives and policies. Additional series may be established in the future. Each Portfolio is diversified, as that term is defined in the Investment Company Act of 1940, as amended ("1940 Act").

      Prior to the date of this Part B, the Opportunity Portfolio was known as the HSBC Investor Small Cap Equity Portfolio. The Core Fixed Income Portfolio and Short Duration Portfolio had not yet commenced operations at the date of this Part B.


      Beneficial interests in the Portfolio Trust are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolios may only be made by investment companies, insurance separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.


      The Core Fixed Income Portfolio, Core Plus Portfolio, High Yield Portfolio, Intermediate Fixed Income Portfolio and Short Duration Portfolio are collectively referred to herein as the "Income Portfolios," and the Growth Portfolio, International Equity Portfolio, Opportunity Portfolio and Value Portfolio are collectively referred to herein as the "Equity Portfolios."


                 INVESTMENT OBJECTIVE, POLICIES AND RESTRICTIONS

      The following information supplements the information about the investment objectives, strategies, policies, and risks of the Portfolios set forth in the Portfolio's Part A and should be read in conjunction with the Part A.

      The Portfolio Trust, with respect to each Portfolio, has adopted certain fundamental and non-fundamental investment restrictions. Fundamental investment restrictions may not be changed without approval by holders of a "majority of the outstanding shares" of a Portfolio, which, as used in this Part B, means the vote of the lesser of (i) 67% or more of the outstanding "voting securities" of the Portfolio present at a meeting, if the holders of more than 50% of the outstanding "voting securities" of the Portfolio are present or represented by proxy, or (ii) more than 50% of the outstanding "voting securities" of the Portfolio. The term "voting securities" as used in this paragraph has the same meaning as in the 1940 Act. See "Investment Restrictions."

      The following descriptions are provided with respect to the information below describing the investment strategies, policies, and risks of the Portfolios. For purposes of these descriptions, unless otherwise indicated:

      "Investment grade" debt securities are those debt securities that are rated by one or more nationally recognized statistical rating organizations ("NRSROs") within one of the four highest long-term quality grades at the time of purchase (e.g., AAA, AA, A or BBB by Standard & Poor's Ratings Services ("S&P") or Fitch, Inc. ("Fitch") or Aaa, Aa, A or Baa by Moody's Investors Service ("Moody's"), or in the case of unrated securities, determined by the Adviser to be of comparable quality.

CORE FIXED INCOME PORTFOLIO, CORE PLUS PORTFOLIO, INTERMEDIATE FIXED INCOME PORTFOLIO, AND SHORT DURATION PORTFOLIO

      The Portfolio will normally invest at least 80% of its net assets, plus any borrowings for investment purposes, in fixed income securities. This is not a fundamental policy and may be changed by the Board of Trustees, without a vote of shareholders, upon 60 days' prior notice.

      Each Portfolio may invest in U.S. dollar-denominated debt obligations issued or guaranteed by U.S. corporations or U.S. commercial banks and U.S. dollar-denominated obligations of foreign issuers, and each Portfolio except the Core Fixed Income Portfolio may invest in debt obligations of foreign issuers denominated in foreign currencies. Such debt obligations include, among others, bonds, notes, debentures, commercial paper and variable rate demand notes. The bank obligations in which the Portfolios may invest are certificates of deposit, bankers' acceptances, and fixed time deposits.


      In choosing corporate debt securities on behalf of the Portfolios, Halbis Capital Mangaement (USA) Inc., as Sub-Adviser, will evaluate each issuer based on (i) general economic and financial conditions; (ii) the specific issuer's (a) business and management, (b) cash flow, (c) earnings coverage of interest and dividends, (d) ability to operate under adverse economic conditions, (e) fair market value of assets; and, (f) in the case of foreign issuers, unique political, economic or social conditions applicable to such issuer's country, and (iii) other considerations the Adviser deems appropriate.

      With the exception of the Core Fixed Income Portfolio, a portion of each Portfolio's assets (to the extent of any limitation set forth in Part A) may be invested in bonds and other fixed income securities denominated in foreign currencies if, in the opinion of the Sub-Adviser, the combination of current yield and currency value offer attractive expected returns. These holdings may be in as few as one foreign currency bond market (such as the United Kingdom gilt market), or may be spread across several foreign bond markets. Such Portfolios may also purchase securities of developing countries. When the total return opportunities in a foreign bond market appear attractive in local currency terms, but where, in the Sub-Adviser's judgment, unacceptable currency risk exists, currency futures, forwards and options and swaps may be used to hedge the currency risk. With the exception of the Core Fixed Income Portfolio, each Portfolio may invest in Eurodollar bank obligations and Yankee bank obligations, and may also invest in Brady Bonds, which are issued as a result of a restructuring of a country's debt obligations to commercial banks under the "Brady Plan."


      Each Portfolio may also invest in the following instruments on a temporary basis when economic or market conditions are such that the Adviser deems a temporary defensive position to be appropriate: time deposits, certificates of deposit and bankers' acceptances issued by a commercial bank or savings and loan association; commercial paper rated at the time of purchase by one or more NRSRO in one of the two highest categories or, if not rated, issued by a corporation having an outstanding unsecured debt issue rated high-grade by a NRSRO; short-term corporate obligations rated high-grade by a NRSRO; U.S. Government obligations; Government agency securities issued or guaranteed by U.S. Government-sponsored instrumentalities and federal agencies; and repurchase agreements collateralized by the securities listed above.


      Each Portfolio may use derivatives to the extent set forth in Part A. While the Core Plus Portfolio, Intermediate Duration Portfolio and Short Duration Portfolio intend to use derivatives primarily for hedging purposes or for cash management purposes, they may also do so to enhance return when the Sub-Adviser believes the investment will assist the Portfolio in achieving its investment objectives.

HIGH YIELD PORTFOLIO


      The Portfolio will normally invest at least 80% of its net assets, plus any borrowings for investment purposes, in high yield/high risk fixed income securities. Such investments are commonly referred to as "junk bonds." This is not a fundamental policy and may be changed by the Board of Trustees, without a vote of shareholders, upon 60 days' prior notice.

      As a component of the Portfolio's investment in high yield securities (or "junk bonds"), the Portfolio may invest up to 20% of its total assets in distressed securities. Investments in distressed securities frequently do not produce income and may require the Portfolio to bear certain extraordinary expenses in order to protect and recover its investment. Therefore, to the extent that the Portfolio pursues its secondary objective of capital appreciation through investment in distressed securities, the Portfolio's ability to achieve current income for shareholders may be diminished.

      The Portfolio may use derivatives for hedging purposes, cash management purposes, as a substitute for investing directly in fixed income instruments, and to enhance return when the Sub-Adviser believes the investment will assist the Portfolio in achieving its investment objectives. In addition, the Portfolio may invest in credit default swaps. Credit default swaps are instruments which allow for the full or partial transfer of third-party credit risk, each in respect to a reference entity or entities, for one counterparty to the other. The buyer of the credit default swap receives credit protection or sheds credit risk, whereas the seller of the swap is selling credit protection or taking on credit risk.

      When the Sub-Adviser believes that investing for temporary defensive reasons is appropriate, such as during times of international, political or economic uncertainty or turmoil, or in order to meet anticipated redemption requests, part or all of the Portfolio assets may be invested in cash (including foreign currency) or cash equivalent short-term obligations including, but not limited to, certificates of deposit, commercial paper, short-term notes and U.S. Government Securities. U.S. Government Securities that the Fund may invest in include: (1) U.S. Treasury obligations, which differ only in their interest rates, maturities and times of issuance, including: U.S. Treasury bills (maturities of one year or less); U.S. Treasury notes (maturities of one to ten years); and U.S. Treasury bonds (generally maturities of greater than ten years), all of which are backed by the full faith and credit of the U.S. Government; and (2) obligations issued or guaranteed by U.S. Government agencies, authorities or instrumentalities, some of which are backed by the full faith and credit of the U.S. Treasury, e.g., direct pass-through certificates of the Government National Mortgage Association; some of which are supported by the right of the issuer to borrow from the U.S. Government, e.g., obligations of Federal Home Loan Banks; and some of which are backed only by the credit of the issuer itself, e.g., obligations of the Federal Farm Credit Bank.


GROWTH PORTFOLIO

      In addition to the permissible investments described in Part A, the Portfolio also may (a) invest in options on securities, securities indices or foreign currencies, (b) invest in futures contracts and options on futures contracts, (c) enter into forward foreign currency exchange contracts, (d) invest up to 10% of its net assets (at the time of investment) in debt and equity securities which are traded in developed foreign countries, and may (e) invest up to 20% of its assets in bonds and other debt securities, including lower rated, high-yield bonds, commonly referred to as "junk bonds." The Portfolio does not intend to write covered call options with respect to securities with an aggregate market value of more than 10% of its total assets at the time an option is written. The Portfolio will not invest more than 5% of its net assets (at the time of investment) in lower rated (BB/Ba or lower), high-yield bonds. The Portfolio may retain any bond when its rating drops below investment grade if it is in the best interest of the Portfolio's shareholders. Securities rated BB/Ba or lower by an NRSRO are considered to have speculative characteristics.

      The Portfolio will not purchase securities for trading purposes. Pending investment in equity and debt and also for temporary defensive purposes, the Portfolio may invest without limit in short-term debt and other high-quality, fixed-income securities and cash equivalents, which may include, but are not limited to: (i) short-term obligations of the U.S. and foreign sovereign governments and their agencies and instrumentalities, (ii) interest bearing savings deposits, certificates of deposit and bankers' acceptances of U.S. and foreign banks, (iii) high-quality rated commercial paper of U.S. or foreign issuers, and (iv) repurchase agreements related to the foregoing.

      When the Sub-Adviser believes that investing for temporary defensive reasons is appropriate, such as during times of international, political or economic uncertainty or turmoil, or in order to meet anticipated redemption requests, part or all of the Portfolio assets may be invested in cash (including foreign currency) or cash equivalent short-term obligations including, but not limited to, certificates of deposit, commercial paper, short-term notes and U.S. Government Securities. U.S. Government Securities that the Portfolio may invest in includes: (1) U.S. Treasury obligations, which differ only in their interest rates, maturities and times of issuance, including: U.S. Treasury bills (maturities of one year or less); U.S. Treasury notes (maturities of one to ten years); and U.S. Treasury bonds (generally maturities of greater than ten years), all of which are backed by the full faith and credit of the U.S. Government; and (2) obligations issued or guaranteed by U.S. Government agencies, authorities or instrumentalities, some of which are backed by the full faith and credit of the U.S. Treasury, e.g., direct pass-through certificates of the Government National Mortgage Association; some of which are supported by the right of the issuer to borrow from the U.S. Government, e.g., obligations of Federal Home Loan Banks; and some of which are backed only by the credit of the issuer itself, e.g., obligations of the Federal Farm Credit Bank.

INTERNATIONAL EQUITY PORTFOLIO

      The Portfolio will normally invest at least 80% of its net assets, plus the amount of any borrowing for investment purposes, in equity securities of foreign corporations, consisting of common stocks and other securities with equity characteristics, including preferred stock, warrants, rights, securities convertible into common stock ("convertible securities"), trust certificates, limited partnership interests and equity participations. This is not a fundamental policy and may be changed by the Board of Trustees of the Portfolio Trust, without a vote of shareholders, upon 60 days' prior notice.


      The common stock in which the Portfolio may invest includes the common stock of any class or series or any similar equity interest, such as trust or limited partnership interests. These equity investments may or may not pay dividends and may or may not carry voting rights. The principal investments of the Portfolio will be in equity securities of companies organized and domiciled in developed nations outside the United States or for which the principal trading market is outside the United States, including Europe, Canada, Australia and the Far East, although the Fund may invest up to 20% of its total assets in equity securities of companies in emerging markets.

      The Portfolio intends to have at least three different countries other than the U.S. represented in its portfolio. It is the current intention of the Portfolio to invest primarily in companies with large market capitalizations. The Portfolio seeks to outperform the Morgan Stanley Capital International
(MSCI) EAFE (Europe, Australia and Far East) Index, which is a free float-adjusted market capitalization index that is designed to measure developed market equity performance, excluding the US & Canada. As of May 2005, the MSCI EAFE Index consisted of the following 21 developed market country indices:
Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The Portfolio invests in securities listed on foreign or domestic securities exchanges and securities traded in foreign or domestic over-the-counter markets, and may invest in certain restricted or unlisted securities.

      Under exceptional conditions abroad or when, in the opinion of the Sub-Adviser, economic or market conditions warrant, the Portfolio may temporarily invest part or all of its assets in fixed income securities denominated in foreign currencies, obligations of domestic or foreign governments and their political subdivisions ("Government Securities"), and nonconvertible preferred stock, or hold its assets in cash or equivalents. Debt securities purchased by the Portfolio will be limited to those rated, at the time of investment, in the four highest long-term rating categories by or, if unrated, determined by the Sub-Adviser to be of comparable quality. Securities rated by a NRSRO in the fourth highest rating category are considered to have some speculative characteristics. When the total return opportunities in a foreign bond market appear attractive in local currency terms, but, in the Sub-Adviser's judgment, unacceptable currency risk exists, currency futures, forwards and options may be used to hedge the currency risk.


      Because of the risks associated with common stocks and other equity investments, the Portfolio is intended to be a long-term investment vehicle and is not designed to provide investors with a means of speculating on short-term stock market movements. The Sub-Adviser seeks to reduce these risks by diversifying the portfolio as well as by monitoring broad economic trends and corporate and legislative developments.


OPPORTUNITY PORTFOLIO


      The Portfolio will normally invest at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in equity securities of small cap companies. This is not a fundamental policy and may be changed by the Board of Trustees, without a vote of shareholder, upon 60 days' prior notice. Equity securities include common stocks and related securities, such as preferred stocks, convertible securities (such as bonds warrants or rights that are convertible into stocks) and depositary receipts for those securities.

      Although the Portfolio will invest primarily in common stocks, the Portfolio may, to a limited extent, seek appreciation in other types of securities such as foreign or convertible securities and warrants when relative values make such purchases appear attractive either as individual issues or as types of securities in certain economic environments. The Portfolio may invest up to 20% (and generally expect to invest between 5% and 10%) in foreign securities (excluding ADRs).

      The Portfolio may lend portfolio securities in an amount up to 30% of total Portfolio assets.

      When the Sub-Adviser believes that investing for temporary defensive reasons is appropriate, such as during times of international, political or economic uncertainty or turmoil, or in order to meet anticipated redemption requests, part or all of the Portfolio's assets may be invested in cash (including foreign currency) or cash equivalent short-term obligations including, but not limited to, certificates of deposit, commercial paper, short-term notes and U.S. Government Securities. U.S. Government Securities that the Portfolio may invest in includes: (1) U.S. Treasury obligations, which differ only in their interest rates, maturities and times of issuance, including: U.S. Treasury bills (maturities of one year or less); U.S. Treasury notes (maturities of one to ten years); and U.S. Treasury bonds (generally maturities of greater than ten years), all of which are backed by the full faith and credit of the U.S. Government; and (2) obligations issued or guaranteed by U.S. Government agencies, authorities or instrumentalities, some of which are backed by the full faith and credit of the U.S. Treasury, e.g., direct pass-through certificates of the Government National Mortgage Association; some of which are supported by the right of the issuer to borrow from the U.S. Government, e.g., obligations of Federal Home Loan Banks; and some of which are backed only by the credit of the issuer itself, e.g., obligations of the Federal Farm Credit Bank.

VALUE PORTFOLIO

      In addition to the permissible investments described in Part A, the Portfolio also may (a) invest in options on securities, securities indices or foreign currencies, (b) invest in futures contracts and options on futures contracts, (c) enter into forward foreign currency exchange contracts, (d) invest up to 10% of its net assets (at the time of investment) in debt and equity securities which are traded in developed foreign countries, and (e) invest up to 20% of its assets in bonds and other debt securities, including lower rated, high-yield bonds, commonly referred to as "junk bonds." The Value Portfolio does not intend to write covered call options with respect to securities with an aggregate market value of more than 10% of its total assets at the time an option is written. The Portfolio will not invest more than 5% of its net assets (at the time of investment) in lower rated (BB/Ba or lower), high-yield bonds. The Portfolio may retain any bond whose rating drops below investment grade if it is in the best interest of the Portfolio's shareholders. Securities rated BB/Ba by an NRSRO are considered to have speculative characteristics.

      The Portfolio may also invest up to 25% of its assets in dollar-denominated securities of non-U.S. issuers that are traded on a U.S. stock exchange, and American Depository Receipts.

      The Portfolio will not purchase securities for short-term trading purposes. Pending investment in equity and debt and also for temporary defensive purposes, the Value Portfolio may invest without limit in short-term debt and other high-quality, fixed-income securities and cash equivalents, which may include, but are not limited to: (i) short-term obligations of the U.S. and foreign sovereign governments and their agencies and instrumentalities, (ii) interest bearing savings deposits, certificates of deposit and bankers' acceptances of U.S. and foreign banks, (iii) high-quality rated commercial paper of U.S. or foreign issuers, and (iv) repurchase agreements related to the foregoing.

      When the Sub-Adviser believes that investing for temporary defensive reasons is appropriate, such as during times of international, political or economic uncertainty or turmoil, or in order to meet anticipated redemption requests, part or all of the Portfolio assets may be invested in cash (including foreign currency) or cash equivalent short-term obligations including, but not limited to, certificates of deposit, commercial paper, short-term notes and U.S. Government Securities. U.S. Government Securities that the Portfolio may invest in includes: (1) U.S. Treasury obligations, which differ only in their interest rates, maturities and times of issuance, including: U.S. Treasury bills (maturities of one year or less); U.S. Treasury notes (maturities of one to ten years); and U.S. Treasury bonds (generally maturities of greater than ten years), all of which are backed by the full faith and credit of the U.S. Government; and (2) obligations issued or guaranteed by U.S. Government agencies, authorities or instrumentalities, some of which are backed by the full faith and credit of the U.S. Treasury, e.g., direct pass-through certificates of the Government National Mortgage Association; some of which are supported by the right of the issuer to borrow from the U.S. Government, e.g., obligations of Federal Home Loan Banks; and some of which are backed only by the credit of the issuer itself, e.g., obligations of the Federal Farm Credit Bank.

                              INVESTMENT TECHNIQUES


Each Portfolio invests in a variety of securities and in accordance with its investment objectives and policies (as described in Part A and above in this Part B) employs a number of investment techniques. Each type of security and technique involves certain risks. The following is an alphabetical list of the investment techniques used by the Portfolios and the main risks associated with those techniques. All of the Portfolios utilize a Sub-Adviser (collectively, the "Sub-Advised Portfolios"), and references to the Adviser refer jointly to the Adviser and the relevant Sub-Adviser.


      The Portfolios indicated in the heading for each investment type or techniques indicated below are those to which the section of disclosure is directly relevant. In some cases, the omission of certain Portfolios or types of Portfolios is not intended to imply that those Portfolios are excluded from using the particular investment type or technique - for example, the sections on certain types of fixed income securities are more detailed for the Income Portfolios than for the Equity Portfolios, given the greater emphasis on such investments in the investment program of the Income Portfolios. Generally, if a particular investment type or technique is not indicated as being applicable to particular Portfolios, the particular investment type or technique will not be material to the investment strategies employed by such Portfolios, although any risk factors that are stated more generally with respect to any broader category of investment types or techniques covering such investments may still apply.

AMERICAN DEPOSITARY RECEIPTS (EQUITY PORTFOLIOS)

      The Portfolios may invest in ADRs. ADRs are certificates issued by a U.S. depository (usually a bank) and represent a specified quantity of shares of an underlying non-U.S. stock on deposit with a custodian bank as collateral. ADRs may be sponsored or unsponsored. A sponsored ADR is issued by a depository which has an exclusive relationship with the issuer of the underlying security. An unsponsored ADR may be issued by any number of U.S. depositories. Under the terms of most sponsored arrangements, depositories agree to distribute notices of shareholder meetings and voting instructions, and to provide shareholder communications and other information to the ADR holders at the request of the issuer of the deposited securities. The depository of an unsponsored ADR, on the other hand, is under no obligation to distribute shareholder communications received from the issuer of the deposited securities or to pass through voting rights to ADR holders in respect of the deposited securities. The Portfolios may invest in either type of ADR.

      Although the U.S. investor holds a substitute receipt of ownership rather than direct stock certificates, the use of the depository receipts in the United States can reduce costs and delays as well as potential currency exchange and other difficulties. The Portfolio may purchase securities in local markets and direct delivery of these ordinary shares to the local depository of an ADR agent bank in the foreign country. Simultaneously, the ADR agents create a certificate which settles at the Portfolio's custodian in five days. A foreign issuer of the security underlying an ADR is generally not subject to the same reporting requirements in the United States as a domestic issuer. Accordingly the information available to a U.S. investor will be limited to the information the foreign issuer is required to disclose in its own country and the market value of an ADR may not reflect undisclosed material information concerning the issuer of the underlying security. ADRs may also be subject to exchange rate risks if the underlying foreign securities are denominated in foreign currency.

ASSET-BACKED SECURITIES (INCOME PORTFOLIOS)

      The Portfolios may invest in asset-backed securities. Through the use of trusts and special purpose subsidiaries, various types of assets, primarily home equity loans and automobile and credit card receivables, are being securitized in pass-through structures similar to the mortgage pass-through structures described below or in a pay-through structure similar to the collateralized mortgage structure. Consistent with the investment objective, policies and quality standards of the Portfolio, each Portfolio may invest in these and other types of asset-backed securities which may be developed in the future.

      Asset-backed securities involve certain risks that are not posed by mortgage-related securities, resulting mainly from the fact that asset-backed securities do not usually contain the complete benefit of a security interest in the related collateral. For example, credit card receivables generally are unsecured and the debtors are entitled to the protection of a number of state and Federal consumer credit laws, some of which may reduce the ability to obtain full payment. In the case of automobile receivables, due to various legal and economic factors, proceeds from repossessed collateral may not always be sufficient to support payments on these securities. The risks associated with asset-backed securities are often reduced by the addition of credit enhancements as a letter of credit from a bank, excess collateral or a third-party guarantee.

BANKING INDUSTRY AND SAVINGS AND LOAN INDUSTRY OBLIGATIONS (INCOME PORTFOLIOS)

      As a temporary defensive measure, each Portfolio may invest in certificates of deposit, time deposits, bankers' acceptances, and other short-term debt obligations issued by commercial banks and savings and loan associations ("S&Ls"). Certificates of deposit are receipts from a bank or S&L for funds deposited for a specified period of time at a specified rate of return. Time deposits in banks or S&Ls are generally similar to certificates of deposit but are uncertificated. Bankers' acceptances are time drafts drawn on commercial banks by borrowers, usually in connection with international commercial transactions. The Portfolios may not invest in time deposits maturing in more than seven days. The Portfolios will limit its investment in time deposits maturing from two business days through seven calendar days to 15% of their total assets.

      The Portfolios will not invest in any obligation of a commercial bank unless (i) the bank has total assets of at least $1 billion, or the equivalent in other currencies or, in the case of domestic banks which do not have total assets of at least $1 billion, the aggregate investment made in any one such bank is limited to $100,000 and the principal amount of such investment is insured in full by the Federal Deposit Insurance Corporation (the "FDIC"), (ii) in the case of U.S. banks, it is a member of the FDIC and (iii) in the case of foreign branches of U.S. banks, the security is deemed by the Adviser to be of an investment quality comparable with other debt securities which may be purchased by the Portfolios.

      The Portfolios may also invest in obligations of U.S. banks, foreign branches of U.S. banks (Eurodollars) and U.S. branches of foreign banks (Yankee dollars) as a temporary defensive measure. Euro and Yankee dollar investments will involve some of the same risks as investing in foreign securities, as described below.

BRADY BONDS (INCOME PORTFOLIOS)

      The Portfolios may invest a portion of its assets in Brady Bonds, which are securities created through the exchange of existing commercial bank loans to sovereign entities for new obligations in connection with debt restructurings. Brady Bonds are not considered U.S. government securities.

      Brady Bonds may be collateralized or uncollateralized and are issued in various currencies (primarily the U.S. dollar). U.S. dollar-denominated, collateralized Brady Bonds, which may be fixed rate par bonds or floating rate discount bonds, are generally collateralized in full as to principal by U.S. Treasury zero coupon bonds having the same maturity as the Brady Bonds. Interest payments on these Brady Bonds generally are collateralized on a one-year or longer rolling-forward basis by cash or securities in an amount that, in the case of' fixed rate bonds, is equal to at least one year of interest payments or, in the case of floating rate bonds, initially is equal to at least one year's interest payments based on the applicable interest rate at that time and is adjusted at regular intervals thereafter. Certain Brady Bonds are entitled to "value recovery payments" in certain circumstances, which in effect constitute supplemental interest payments but generally are not collateralized. Brady Bonds are often viewed as having three or four valuation components: (i) the collateralized repayment of principal at final maturity; (ii) the collateralized interest payments; (iii) the uncollateralized interest payments; and (iv) any uncollateralized repayment of principal at maturity (these uncollateralized amounts constitute the "residual risk")

      Brady Bonds involve various risk factors, including the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds. Investments in Brady Bonds are to be viewed as speculative There can be no assurance that Brady Bonds in which a Portfolio may invest will not be subject to restructuring arrangements or to requests for new credit, which may cause a Portfolio to suffer a loss of interest or principal on any of its holdings.

CASH SWEEP PROGRAM (ALL PORTFOLIOS)


      Each Portfolio may participate in a cash sweep program (the "Cash Sweep Program".) In the Cash Sweep Program, a Portfolio's uninvested cash balances and cash collateral from a securities lending program are used to purchase shares of the HSBC Investor Money Market Fund, Class I. (The Cash Sweep Program is also available for use in connection with the investment of cash collateral from a securities lending program, but is not currently used for these purposes.) The Cash Sweep Program reduces the risk of counterparty default on repurchase agreements and the market risk associated with direct purchases of short-term obligations, while providing liquidity and increased diversity of holdings. Class I Shares of the HSBC Investor Money Market Funds sold to and redeemed from a Portfolio will not be subject to a sales load, redemption fee, distribution fee or service fee. More detailed information about the Money Market Fund may be found in its current prospectus and the separate Statement of Additional Information that includes the various HSBC Investor money market funds.


CONVERTIBLE SECURITIES (ALL PORTFOLIOS)

      The Portfolios may invest in securities that are convertible into common stock. Convertible bonds are issued with lower coupons than non-convertible bonds of the same quality and maturity, but they give holders the option to exchange their bonds for a specific number of shares of the company's common stock at a predetermined price. This structure allows the convertible bond holder to participate in share price movements in the company's common stock. The actual return on a convertible bond may exceed its stated yield if the company's common stock appreciates in value, and the option to convert to common shares becomes more valuable.

      Convertible preferred stocks are non-voting equity securities that pay a fixed dividend. These securities have a convertible feature similar to convertible bonds; however, they do not have a maturity date. Due to their fixed-income features, convertible issues typically are more sensitive to interest rate changes than the underlying common stock. In the event of liquidation, bondholders would have claims on company assets senior to those of stockholders; preferred stockholders would have claims senior to those of common stockholders.

DERIVATIVES (ALL PORTFOLIOS)

      The Portfolios may invest in various instruments that are commonly known as derivatives. Generally, a derivative is a financial arrangement the value of which is based on, or "derived" from, a traditional security, asset, or market index. Some "derivatives" such as mortgage-related and other asset-backed securities are in many respects like any other investment, although they may be more volatile or less liquid than more traditional debt securities. There are, in fact, many different types of derivatives and many different ways to use them. There is a range of risks associated with those uses, including a possibility of a total loss of the amount invested. Futures and options are commonly used for traditional hedging purposes to protect a Portfolio from exposure to changing interest rates, securities prices, or currency exchange rates and for cash management purposes as a low cost method of gaining exposure to a particular securities market without investing directly in those securities. The Portfolios may use derivatives for hedging purposes or cash management purposes, as a substitute for investing directly in securities. Certain Portfolios (as reflected in the Part A or in other sections of the Part
B) may use derivatives to enhance return when the Adviser (or Sub-Adviser) believes the investment will assist the Portfolio in achieving its investment objectives.


EMERGING MARKETS (INCOME PORTFOLIOS EXCEPT CORE FIXED INCOME PORTFOLIO, INTERNATIONAL PORTFOLIO AND OPPORTUNITY PORTFOLIO)


      The Portfolios may invest in emerging markets, which presents greater risk than investing in foreign issuers in general. A number of emerging markets restrict foreign investment in stocks. Repatriation of investment income, capital, and the proceeds of sales by foreign investors may require governmental registration and/or approval in some emerging market countries. A number of the currencies of developing countries have experienced significant declines against the U.S. dollar in recent years, and devaluation may occur subsequent to investments in these currencies by a Portfolio. Inflation and rapid fluctuations in inflation rates have had and may continue to have negative effects on the economies and securities markets of certain emerging market countries. Many of the emerging securities markets are relatively small, have low trading volumes, suffer periods of relative illiquidity, and are characterized by significant price volatility. There is the risk that a future economic or political crisis could lead to price controls, forced mergers of companies, expropriation or confiscatory taxation, seizure, nationalization, or creation of government monopolies, any of which could have a detrimental effect on the Portfolio's investments.

      Investing in formerly communist East European countries involves the additional risk that the government or other executive or legislative bodies may decide not to continue to support the economic reform programs implemented since the fall of communism and could follow radically different political and/or economic policies to the detriment of investors, including non-market oriented policies such as the support of certain industries at the expense of other sectors or a return to a completely centrally planned economy.

      The term "emerging markets" include any country: (i) having an "emerging stock market" as defined by the International Finance Corporation; (ii) with low- to middle-income economies according to the International Bank for Reconstruction and Development (the "World Bank"); (iii) listed in World Bank publications as developing; or (iv) determined by the Adviser to be an emerging market as described above. Currently, these countries generally include every country in the world except Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Italy, Japan, Netherlands, New Zealand, Norway, Singapore, Spain, Sweden, Switzerland, United Kingdom and United States.

      A company in an emerging market is one that: (i) is domiciled and has its principal place of business in an emerging market or (ii) (alone or on a consolidated basis) derives or expects to derive at least 50% of its total revenue from either goods produced, sales made or services performed in emerging markets.

      COMPANY DEBT. Governments of many emerging market countries have exercised and continue to exercise substantial influence over many aspects of the private sector through the ownership or control of many companies, including some of the largest in any given country. As a result, government actions in the future could have a significant effect on economic conditions in emerging markets, which in turn, may adversely affect companies in the private sector, general market conditions and prices and yields of certain of the securities held by a Portfolio. Expropriation, confiscatory taxation, nationalization, political, economic or social instability or other similar developments have occurred frequently over the history of certain emerging markets and could adversely affect the Portfolios' assets should these conditions recur.

      SOVEREIGN DEBT. Investment in sovereign debt can involve a high degree of risk. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. A governmental entity's willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity's policy towards the International Monetary Portfolio, and the political constraints to which a governmental entity may be subject. Governmental entities may also be dependent on expected disbursements from foreign governments, multilateral agencies and others abroad to reduce principal and interest averages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on a governmental entity's implementation of economic reforms and/or economic performance and the timely service of such debtor's obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties' commitments to lend funds to the governmental entity, which may further impair such debtor's ability or willingness to service its debts in a timely manner. Consequently, governmental entities may default on their sovereign debt. Holders of sovereign debt (including a Portfolio) may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. There is no bankruptcy proceeding by which sovereign debt on which governmental entities have defaulted may be collected in whole or in part.

      Emerging market governmental issuers are among the largest debtors to commercial banks, foreign governments, international financial organizations and other financial institutions. Certain emerging market governmental issuers have not been able to make payments of interest on or principal of debt obligations as those payments have come due. Obligations arising from past restructuring agreements may affect the economic performance and political and social stability of those issuers.

      The ability of emerging market governmental issuers to make timely payments on their obligations is likely to be influenced strongly by the issuer's balance of payments, including export performance, and its access to international credits and investments. An emerging market whose exports are concentrated in a few commodities could be vulnerable to a decline in the international prices of one or more of those commodities. Increased protectionism on the part of an emerging market's trading partners could also adversely affect the country's exports and tarnish its trade account surplus, if any. To the extent that emerging markets receive payment for its exports in currencies other than dollars or non-emerging market currencies, its ability to make debt payments denominated in dollars or non-emerging market currencies could be affected.

      To the extent that an emerging market country cannot generate a trade surplus, it must depend on continuing loans from foreign governments, multilateral organizations or private commercial banks, aid payments from foreign governments and on inflows of foreign investment. The access of emerging markets to these forms of external funding may not be certain, and a withdrawal of external funding could adversely affect the capacity of emerging market country governmental issuers to make payments on their obligations. In addition, the cost of servicing emerging market debt obligations can be affected by a change in international interest rates since the majority of these obligations carry interest rates that are adjusted periodically based upon international rates.

      Another factor bearing on the ability of emerging market countries to repay debt obligations is the level of international reserves of the country. Fluctuations in the level of these reserves affect the amount of foreign exchange readily available for external debt payments and thus could have a bearing on the capacity of emerging market countries to make payments on these debt obligations.

      LIQUIDITY, TRADING VOLUME, REGULATORY OVERSIGHT. The securities markets of emerging market countries are substantially smaller, less developed, less liquid and more volatile than the major securities markets in the U.S. Disclosure and regulatory standards are in many respects less stringent than U.S. standards. Furthermore, there is a lower level of monitoring and regulation of the markets and the activities of investors in such markets.

      The limited size of many emerging market securities markets and limited trading volume in the securities of emerging market issuers compared to the volume of trading in the securities of U.S. issuers could cause prices to be erratic for reasons apart from factors that affect the soundness and competitiveness of the securities issuers. For example, limited market size may cause prices to be unduly influenced by traders who control large positions. Adverse publicity and investors' perceptions, whether or not based on in-depth fundamental analysis, may decrease the value and liquidity of portfolio securities.

      DEFAULT, LEGAL RECOURSE. The Portfolios may have limited legal recourse in the event of a default with respect to certain debt obligations it may hold. If the issuer of a fixed-income security owned by a Portfolio defaults, the Portfolio may incur additional expenses to seek recovery. Debt obligations issued by emerging market governments differ from debt obligations of private entities; remedies from defaults on debt obligations issued by emerging market governments, unlike those on private debt, must be pursued in the courts of the defaulting party itself. The Portfolio's ability to enforce its rights against private issuers may be limited. The ability to attach assets to enforce a judgment may be limited. Legal recourse is therefore somewhat diminished. Bankruptcy, moratorium and other similar laws applicable to private issuers of debt obligations may be substantially different from those of other countries. The political context, expressed as an emerging market governmental issuer's willingness to meet the terms of the debt obligation, for example, is of considerable importance. In addition, no assurance can be given that the holders of commercial bank debt may not contest payments to the holders of debt obligations in the event of default under commercial bank loan agreements.

      INFLATION. Many emerging markets have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have adverse effects on the economies and securities markets of certain emerging market countries. In an attempt to control inflation, wage and price controls have been imposed in certain countries. Of these countries, some, in recent years, have begun to control inflation through prudent economic policies.

      WITHHOLDING. Income from securities held by the Portfolio could be reduced by a withholding tax on the source or other taxes imposed by the emerging market countries in which a Portfolio makes its investments. The Portfolio's net asset value may also be affected by changes in the rates or methods of taxation applicable to a Portfolio or to entities in which the Portfolio has invested. The Adviser will consider the cost of any taxes in determining whether to acquire any particular investments, but can provide no assurance that the taxes will not be subject to change.

      FOREIGN CURRENCIES. Some emerging market countries also may have managed currencies, which are not free floating against the U.S. dollar. In addition, there is risk that certain emerging market countries may restrict the free conversion of their currencies into other currencies. Further, certain emerging market currencies may not be internationally traded. Certain of these currencies have experienced a steep devaluation relative to the U.S. dollar. Any devaluations in the currencies in which the Portfolio's portfolio securities are denominated may have a detrimental impact on the Portfolio's net asset value.

EQUITY SECURITIES (EQUITY PORTFOLIOS)

      The Portfolios may invest in equity securities including common stock, preferred stock, warrants or rights to subscribe to common stock and, in general, any security that is convertible into or exchangeable for common stock. Investments in equity securities in general are subject to market risks that may cause their prices to fluctuate over time. The value of convertible equity securities is also affected by prevailing interest rates, the credit quality of the issuer and any call provisions. Fluctuations in the value of equity securities in which the Portfolio invest will cause the net asset value of the Portfolio to fluctuate.

      Investments in small companies involve greater risk than is customarily associated with larger, more established companies due to the greater business risks of small size, limited markets and financial resources, narrow product lines and the frequent lack of depth of management. The securities of small companies are often traded over-the-counter, and may not be traded in volumes typical of securities traded on a national securities exchange. Consequently, the securities of small companies may have limited market stability and may be subject to more abrupt or erratic market movements than securities of larger, more established companies or the market averages in general.

EURODOLLAR AND YANKEE BANK OBLIGATIONS (INCOME PORTFOLIOS)

      The Portfolios may invest in Eurodollar bank obligations and Yankee bank obligations. Eurodollar bank obligations are dollar-denominated certificates of deposit and time deposits issued outside the U.S. capital markets by foreign branches of U.S. banks and by foreign banks. Yankee bank obligations are dollar-denominated obligations issued in the U.S. capital markets by foreign banks. Eurodollar and Yankee obligations are subject to the same risks that pertain to domestic issues, notably credit risk, market risk and liquidity risk. Additionally, Eurodollar (and to a limited extent Yankee bank) obligations are subject to certain sovereign risks. One such risk is the possibility that a sovereign country might prevent capital, in the form of dollars, from freely flowing across its borders. Other risks include: adverse political and economic developments, the extent and quality of government regulation of financial markets and institutions, the imposition of foreign withholding taxes, and the expropriation or nationalization of foreign issuers.

FIXED INCOME SECURITIES (ALL PORTFOLIOS)

      The Portfolios may invest in fixed income securities. To the extent each Portfolio invests in fixed income securities, the net asset value of the Portfolio may change as prevailing interest rates fluctuate. When interest rates decline, the value of fixed income securities can be expected to rise. Conversely, when interest rates rise, the value of fixed income securities can be expected to decline. A Portfolio's investments in fixed income securities with longer terms to maturity or greater duration are subject to greater volatility than shorter-term obligations.

      After purchase by a Portfolio, a fixed income security may cease to be rated or its rating may be reduced below the minimum required for purchase by the Portfolio. Neither event will require a sale of such security by a Portfolio. However, the Adviser will consider such event in its determination of whether the Portfolio should continue to hold the security. A security which has had its rating downgraded or revoked may be subject to greater risk of principal and income, and often involve greater volatility of price, than securities in the higher rating categories. Such securities are also subject to greater credit risks (including, without limitation, the possibility of default by or bankruptcy of the issuers of such securities) than securities in higher rating categories.

      Investment in obligations of foreign issuers may present a greater degree of risk than investment in domestic securities because of less publicly available financial and other information, less securities regulation, potential imposition of foreign withholding and other taxes, war, expropriation or other adverse governmental actions. See "Foreign Securities," below.

FLOATING AND VARIABLE RATE OBLIGATIONS (INCOME PORTFOLIOS)


      Certain obligations that the Portfolios may purchase may have a floating or variable rate of interest, i.e., the rate of interest varies with changes in specified market rates or indices, such as the prime rates, and at specified intervals. Certain floating or variable rate obligations that may be purchased by the Portfolio may carry a demand feature that would permit the holder to tender them back to the issuer of the underlying instrument, or to a third party, at par value prior to maturity. The demand features of certain floating or variable rate obligations may permit the holder to tender the obligations to foreign banks, in which case the ability to receive payment under the demand feature will be subject to certain risks, as described under "Foreign Securities," below.

Variable or floating rate demand notes may be issued by corporations, bank holding companies and financial institutions and similar taxable and tax-exempt instruments issued by government agencies and instrumentalities. These securities will typically have a maturity over one year but carry with them the right of the holder to put the securities to a remarketing agent or other entity at designated time intervals and on specified notice. The obligation of the issuer of the put to repurchase the securities may be backed by a letter of credit or other obligation issued by a financial institution. The purchase price is ordinarily par plus accrued and unpaid interest. Generally, the remarketing agent will adjust the interest rate every seven days (or-at other specified intervals) in order to maintain the interest rate at the prevailing rate for securities with a seven-day or other designated maturity.


The Portfolios may also purchase variable rate master demand notes. The terms of the obligations permit a Portfolio to invest fluctuating amounts at varying rates of interest pursuant to direct arrangements between the Portfolio, as lender, and the borrower. These instruments permit weekly and, in some instances, daily changes in the amounts borrowed. A Portfolio has the right to increase the amount under the note at any time up to the full amount provided by the note agreement, or to decrease the amount and the borrower may repay up to the full amount of the note without penalty. The notes may or may not be backed by bank letters of credit. Because the notes are direct lending arrangements between a Portfolio and the borrower, it is not generally contemplated that they will be traded, and there is no secondary market for them, although they are redeemable (and, thus, immediately repayable by the borrower) at principal amount, plus accrued interest, at any time. In connection with any such purchase and on an ongoing basis, the Adviser will consider the earning power, cash flow and other liquidity ratios of the issuer, and its ability to pay principal and interest on demand, including a situation in which all holders of such notes make demand simultaneously. While master demand notes, as such, are not typically rated by credit rating agencies, a Portfolio may, under its minimum rating standards, invest in them only if, at the time of an investment, the issuer meets the criteria for the relevant Portfolio's investment in money market instruments.

Investments in floating or variable rate securities may involve industrial development or revenue bonds which provide that the rate of interest is set as a specific percentage of a designated base rate, such as rates on Treasury bonds or bills or the prime rate at a major commercial bank, and that a bondholder can demand payment of the obligations on short notice at par plus accrued interest. While there is usually no established secondary market for issues of this type of security, the dealer that sells an issue of such securities frequently also offers to repurchase such securities at any time, at a repurchase price which varies and may be more or less than the amount the bondholder paid for them.

Because of the variable rate nature of the instruments, during periods when prevailing interest rates decline, a Portfolio's yield will decline and its shareholders will forgo the opportunity for capital appreciation. On the other hand, during periods when prevailing interest rates increase, a Portfolio's yield will increase and its shareholders will have reduced risk of capital depreciation. In certain cases, the interest rate index on which an instrument's yield is based may not rise and fall to the same extent or as quickly as the general market for municipal obligations. These instruments are considered derivatives and the value of such instruments may be more volatile than other floating rate municipal obligations.

The maturity of floating or variable rate obligations (including participation interests therein) is deemed to be the longer of (i) the notice period required before a Portfolio is entitled to receive payment of the obligation upon demand, or (ii) the period remaining until the obligation's next interest rate adjustment. If not redeemed for a Portfolio through the demand feature, an obligation matures on a specified date which may range up to 30 years from the date of issuance.

FOREIGN CURRENCY EXCHANGE - RELATED SECURITIES (INCOME PORTFOLIOS EXCEPT CORE FIXED INCOME PORTFOLIO, EQUITY PORTFOLIOS)


      The Portfolios may invest in foreign currency exchange related securities.

      FOREIGN CURRENCY WARRANTS. Foreign currency warrants such as Currency Exchange Warrants (SM) ("CEWs"(SM)) are warrants which entitle the holder to receive from their issuer an amount of cash (generally, for warrants issued in the United States, in U.S. dollars) which is calculated pursuant to a predetermined formula and based on the exchange rate between a specified foreign currency and the U.S. dollar as of the exercise date of the warrant. Foreign currency warrants generally are exercisable upon their issuance and expire as of a specified date and time. Foreign currency warrants have been issued in connection with U.S. dollar-denominated debt offerings by major corporate issuers in an attempt to reduce the foreign currency exchange risk which, from the point of view of prospective purchasers of the securities, is inherent in the international fixed-income marketplace. Foreign currency warrants may attempt to reduce the foreign exchange risk assumed by purchasers of a security by, for example, providing for a supplemental payment in the event that the U.S. dollar depreciates against the value of a major foreign currency such as the Japanese yen or German deutsche mark. The formula used to determine the amount payable upon exercise of a foreign currency warrant may make the warrant worthless unless the applicable foreign currency exchange rate moves in a particular direction (e.g., unless the U.S. dollar appreciates or depreciates against the particular foreign currency to which the warrant is linked or indexed). Foreign currency warrants are severable from the debt obligations with which they may be offered and may be listed on exchanges. Foreign currency warrants may be exercisable only in certain minimum amounts, and an investor wishing to exercise warrants who possesses less than the minimum number required for exercise may be required to either sell the warrants or to purchase additional warrants, thereby incurring additional transaction costs. In the case of any exercise of warrants, there may be a time delay between the time a holder of warrants gives instructions to exercise and the time the exchange rate relating to exercise is determined, during which time the exchange rate could change significantly, thereby affecting both the market and cash settlement values of the warrants being exercised. The expiration date of the warrants may be accelerated if the warrants should be delisted from an exchange or if their trading should be suspended permanently, which would result in the loss of any remaining "time value" of the warrants (i.e., the difference between the current market value and the exercise value of the warrants) and, in the case the warrants were "out-of-the-money," in a total loss of the purchase price of the warrants. Warrants are generally unaccrued obligations of their issuers and are not standardized foreign currency options issued by the Options Clearing Corporation (the "OCC"). Unlike foreign currency options issued by the OCC, the terms of foreign exchange warrants generally will not be amended in the event of governmental or regulatory actions affecting exchange rates or in the event of the imposition of other regulatory controls affecting the international currency markets. The initial public offering price of foreign currency warrants is generally considerably in excess of the price that a commercial user of foreign currencies might pay in the interbank market for a comparable option involving significantly larger amounts of foreign currencies. Foreign currency warrants are subject to complex political or economic factors.

      PRINCIPAL EXCHANGE RATE LINKED SECURITIES. Principal exchange rate linked securities ("PERLs"(SM)) are debt obligations the principal on which is payable at maturity in an amount that may vary based on the exchange rate between the U.S. dollar and a particular foreign currency at or about that time. The return on "standard" PERLS is enhanced if the foreign currency to which the security is linked appreciates against the U.S. dollar, and is adversely affected by increases in the foreign exchange value of the U.S. dollar; "reverse" PERLS are like the "standard" securities, except that their return is enhanced by increases in the value of the U.S. dollar and adversely impacted by increases in the value of foreign currency. Interest payments on the securities are generally made in U.S. dollars at rates that reflect the degree of foreign currency risk assumed or given up by the purchaser of the notes (i.e., at relatively higher interest rates if the purchaser has assumed some of the foreign exchange risk, or relatively lower interest rates if the issuer has assumed some of the foreign exchange risk, based on the expectations of the current market). PERLS may in limited cases be subject to acceleration of maturity (generally, not without the consent of the holders of the securities), which may have an adverse impact on the value of the principal payment to be made at maturity.

      PERFORMANCE INDEXED PAPER. Performance indexed paper ("PIPs"(SM)) is U.S. dollar-denominated commercial paper the yield of which is linked to certain foreign exchange rate movements. The yield to the investor on PIPs is established at maturity as a function of the spot exchange rates between the U.S. dollar and a designated currency as of or about that time (generally, the index maturity two days prior to maturity). The yield to the investor will be within a range stipulated at the time of purchase of the obligation, generally with a guaranteed minimum rate of return that is below, and a potential maximum rate of return that is above, market yields on U.S. dollar-denominated commercial paper, with both the minimum and maximum rates of return on the investment corresponding to the minimum and maximum values of the spot exchange rate two business days prior to maturity.

      The Income Portfolios have no current intention of investing in CEWs(SM), PERLs(SM) or PIPs(SM).

FOREIGN SECURITIES (ALL PORTFOLIOS EXCEPT CORE FIXED INCOME PORTFOLIO)

      The Portfolios may invest in foreign securities. Investing in securities issued by companies whose principal business activities are outside the United States may involve significant risks not present in domestic investments. For example, there is generally less publicly available information about foreign companies, particularly those not subject to the disclosure and reporting requirements of the U.S. securities laws. Foreign issuers are generally not bound by uniform accounting, auditing, and financial reporting requirements and standards of practice comparable to those applicable to domestic issuers. Investments in foreign securities also involve the risk of possible adverse changes in investment or exchange control regulations, expropriation or confiscatory taxation, other taxes imposed by the foreign country on a Portfolio's earnings, assets, or transactions, limitation on the removal of cash or other assets of a Portfolio, political or financial instability, or diplomatic and other developments which could affect such investments. Further, economies of particular countries or areas of the world may differ favorably or unfavorably from the economy of the United States. Changes in foreign exchange rates will affect the value of securities denominated or quoted in currencies other than the U.S. dollar. For example, significant uncertainty surrounds the effect of the Euro (a common currency for the European Union) on the value of securities denominated in local European currencies. These and other currencies in which a Portfolio's assets are denominated may be devalued against the U.S. dollar, resulting in a loss to the Portfolio. Foreign securities often trade with less frequency and volume than domestic securities and therefore may exhibit greater price volatility. Furthermore, dividends and interest payments from foreign securities may be withheld at the source. Additional costs associated with an investment in foreign securities may include higher custodial fees than apply to domestic custodial arrangements, and transaction costs of foreign currency conversions. Legal remedies available to investors in certain foreign countries may be more limited than those available with respect to investments in the United States or in other foreign countries.

FORWARD FOREIGN CURRENCY CONTRACTS AND OPTIONS ON FOREIGN CURRENCIES (ALL PORTFOLIOS EXCEPT CORE FIXED INCOME PORTFOLIO)

      The Portfolios may enter into forward foreign currency contracts and options on foreign currencies. Forward foreign currency exchange contracts ("forward contracts") are intended to minimize the risk of loss to a Portfolio from adverse changes in the relationship between the U.S. dollar and foreign currencies. The Portfolios may not enter into such contracts for speculative purposes. The Portfolios have no specific limitation on the percentage of assets that may be committed to forward contracts, subject to each Portfolio's stated investment objective and policies, except that no Portfolio will enter into a forward contract if the amount of assets set aside to cover the contract would impede portfolio management. By entering into transactions in forward contracts, however, the Portfolio may be required to forego the benefits of advantageous changes in exchange rates and, in the case of forward contracts entered into for non-hedging purposes, the Portfolio may sustain losses which will reduce its gross income. Forward contracts are traded over-the-counter and not on organized commodities or securities exchanges. As a result, such contracts operate in a manner distinct from exchange-traded instruments and their use involves certain risks beyond those associated with transactions in futures contracts or options traded on exchanges.

      A forward contract is an obligation to purchase or sell a specific currency for an agreed price at a future date which is individually negotiated and privately traded by currency traders and their customers. A forward contract may be used, for example, when a Portfolio enters into a contract for the purchase or sale of a security denominated in a foreign currency in order to "lock in" the U.S. dollar price of the security.

      The Portfolios have established procedures consistent with statements by the SEC and its staff regarding the use of forward contracts by registered investment companies, which require the use of segregated assets or "cover" in connection with the purchase and sale of such contracts. In those instances in which a Portfolio satisfies this requirement through segregation of assets, it will segregate cash, cash equivalents or high grade debt securities, which will be marked to market on a daily basis, in an amount equal to the value of its commitments under forward contracts.

      The Fixed Income Portfolios and Opportunity Portfolio may each also purchase and write put and call options on foreign currencies for the purpose of protecting against declines in the dollar value of foreign portfolio securities and against increases in the U.S. dollar cost of foreign securities to be acquired.

      The Fixed Income Portfolios and Opportunity Portfolio may each also combine forward contracts with investments in securities denominated in other currencies in order to achieve desired credit and currency exposures. Such combinations are generally referred to as synthetic securities. For example, in lieu of purchasing a foreign bond, a Portfolio may purchase a U.S. dollar-denominated security and at the same time enter into a forward contract to exchange U.S. dollars for the contract's underlying currency at a future date. By matching the amount of U.S. dollars to be exchanged with the anticipated value of the U.S. dollar-denominated security, the Portfolio may be able to lock in the foreign currency value of the security and adopt a synthetic investment position reflecting the credit quality of the U.S. dollar-denominated security.


      There is a risk in adopting a synthetic investment position to the extent that the value of a security denominated in U.S. dollars or other foreign currency is not exactly matched with the Portfolio's obligation under the forward contract. On the date of maturity the Portfolio may be exposed to some risk of loss from fluctuations in that currency. Although the Adviser will attempt to hold such mismatching to a minimum, there can be no assurance that the Adviser will be able to do so. When a Portfolio enters into a forward contract for purposes of creating a synthetic security, it will generally be required to hold high-grade, liquid securities or cash in a segregated account with a daily value at least equal to its obligation under the forward contract.

      Transactions in forward contracts entered into for hedging purposes will include forward purchases or sales of foreign currencies for the purpose of protecting the dollar value of securities denominated in a foreign currency or protecting the dollar equivalent of interest or dividends to be paid on such securities. By entering into such transactions, however, a Portfolio may be required to forego the benefits of advantageous changes in exchange rates. The Portfolios that may use derivatives to enhance their returns may enter into transactions in forward contracts for other than hedging purposes, which presents greater profit potential but also involves increased risk of losses which will reduce its gross income. For example, if the Adviser believes that the value of a particular foreign currency will increase or decrease relative to the value of the U.S. dollar, the Portfolio may purchase or sell such currency, respectively, through a forward contract. If the expected changes in the value of the currency occur, the Portfolio will realize profits which will increase its gross income. Where exchange rates do not move in the direction or to the extent anticipated, however, the Portfolio may sustain losses which will reduce its gross income. Such transactions, therefore, could be considered speculative.

FUTURES CONTRACTS (ALL PORTFOLIOS)


      The Portfolio may enter into futures contracts, including thoseon fixed income securities or indexes of municipal securities. A "sale" of a futures contract means the acquisition of a contractual obligation to deliver the securities or to make or accept the cash settlement called for by the contract at a specified price on a specified date. A "purchase" of a futures contract means the acquisition of a contractual obligation to acquire the securities or to make or accept the cash settlement called for by the contract at a specified price on a specified date. Futures contracts have been designed by exchanges which have been designated "contract markets" by the Commodity Futures Trading Commission ("CFTC") and must be executed through a futures commission merchant, or brokerage firm, which is a member of the relevant contract market. Futures contracts trade on these markets, and the exchanges, through their clearing organizations, guarantee that the contracts will be performed as between the clearing members of the exchange. Presently, futures contracts are based on such debt securities as long-term U.S. Treasury bonds, Treasury notes, three-month U.S. Treasury bills and on an index of municipal bonds.

      The Portfolio may enter into transactions in futures contracts to protect itself from fluctuations in interest rates but without the risks and transaction costs of buying or selling long-term debt securities. For example, if a Portfolio owns long-term bonds, and interest rates were expected to increase, a Portfolio might enter into futures contracts for the sale of debt securities. Such a sale would have much the same effect as selling an equivalent value of the long-term bonds owned by a Portfolio. If interest rates did increase, the value of the debt securities in the portfolio would decline, but the value of the Portfolio's futures contracts would increase at approximately the same rate, thereby keeping the net asset value of the Portfolio from declining as much as it otherwise would have. When a Portfolio is not fully invested, and a decline in interest rates is anticipated, which would increase the cost of fixed income securities which the Portfolio intends to acquire, the Portfolio may purchase futures contracts. In the event that the projected decline in interest rates occurs, the increased cost to the Portfolio of the securities acquired should be offset, in whole or in part, by gains on the futures contracts. As portfolio securities are purchased, the Portfolio will close out its futures contracts by entering into offsetting transactions on the contract market on which the initial purchase was affected. In a substantial majority of these transactions, the Portfolio will purchase fixed income securities for the Portfolio upon termination of the long futures positions, but under unusual market conditions, a long futures position may be terminated without a corresponding purchase of securities.

      While futures contracts based on debt securities do provide for the delivery and acceptance of securities, such deliveries and acceptances are very seldom made. Generally, a futures contract is terminated by entering into an offsetting transaction. A Portfolio will incur brokerage fees when it purchases and sells futures contracts. At the time a purchase or sale is made, cash or securities must be provided as an initial deposit known as "margin" The initial deposit required will vary, but may be as low as 2% or less of a contract's face value. Daily thereafter, the futures contract is valued through a process known as "marking to market," and the Portfolio may receive or be required to pay additional "variation margin" as the futures contract becomes more or less valuable. At the time of delivery of securities pursuant to such a contract, adjustments are made to recognize differences in value arising from the delivery of securities with a different interest rate than the specific security that provides the standard for the contract. In some (but not many) cases, securities called for by a futures contract may not have been issued when the contract was entered into.


      When it is expected that interest rates may decline, futures contracts may be purchased to attempt to hedge against anticipated purchases of long-term bonds at higher prices. Since the fluctuations in the value of futures contracts should be similar to that of long-term bonds, a Portfolio may be protected, in whole or in part, against the increased cost of acquiring bonds resulting from a decline in interest rates. Similar results could be accomplished by selling bonds with long maturities and investing in bonds with short maturities when interest rates are expected to increase. However, since the futures market is more liquid than the cash market, the use of futures contracts as an investment technique allows action in anticipation of such an interest rate decline without having to sell a Portfolio's securities. To the extent futures contracts are entered into for this purpose, the assets in the segregated asset accounts maintained on behalf of a Portfolio will consist of cash, cash equivalents or high quality debt securities from the portfolio of the Portfolio in an amount equal to the difference between the fluctuating market value of such futures contracts and the aggregate value of the initial deposit and variation margin payments made for the Portfolio with respect to such futures contracts.

      The ability to hedge effectively all or a portion of a Portfolio through transactions in futures contracts depends on the degree to which movements in the value of the fixed income securities or index underlying such contracts correlate with movements in the value of securities held in the Portfolio. If the security, or the securities comprising the index, underlying a futures contract is different than the Portfolio securities being hedged, they may not move to the same extent or in the same direction. In that event, the hedging strategy might not be successful and the Portfolio could sustain losses on the hedging transactions which would not be offset by its gains. It is also possible that there may be a negative correlation between the index or security underlying a futures contract and the Portfolio securities being hedged, which could result in losses both on the hedging transaction and the Portfolio securities. In such instances, a Portfolio's overall return could be less than if the hedging transactions had not been undertaken.

      The trading of futures contracts on an index of fixed income securities entails the additional risk of imperfect correlation between movements in the futures price and the value of the underlying index. The anticipated spread between the prices may be distorted due to differences in the nature of the markets, such as differences in margin requirements, the liquidity of such markets and the participation of speculators in the futures market. The risk of imperfect correlation, however, generally tends to diminish as the maturity date of the futures contract approaches.

      A Portfolio would purchase or sell futures contracts only if, in the judgment of the Adviser, there is expected to be a sufficient degree of correlation between movements in the value of such instruments and changes in the value of the relevant portion of the Portfolio for the hedge to be effective. There can be no assurance that the Adviser's judgment will be accurate.

      The ordinary spreads between prices in the cash and futures markets, due to differences in the nature of those markets, are subject to distortions. First, all participants in the futures market are subject to initial deposit and variation margin requirements. This could require a Portfolio to post additional cash or cash equivalents as the value of the position fluctuates. Further, rather than meeting additional variation margin requirements, investors may close out futures contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets. Second, there is the potential that the liquidity of the futures market may be lacking. Prior to expiration, a futures contract may be terminated only by entering into a closing purchase or sale transaction, which requires a secondary market on the contract market on which the futures contract was originally entered into. While a Portfolio will establish a futures position only if there appears to be a liquid secondary market therefore, there can be no assurance that such a market will exist for any particular futures contract at any specific time. In that event, it may not be possible to close out a position held for a Portfolio, which could require the Portfolio to purchase or sell the instrument underlying the futures contract, make or receive a cash settlement, or meet ongoing variation margin requirements. The inability to close out futures positions also could have an adverse impact on a Portfolio's ability to effectively hedge its Portfolio.

      The liquidity of a secondary market in a futures contract may be adversely affected by "daily price fluctuation limits" established by the exchanges, which limit the amount of fluctuation in the price of a futures contract during a single trading day and prohibit trading beyond such limits once they have been reached. The trading of futures contracts also is subject to the risk of trading halts, suspensions, exchange or clearing house equipment failures, government intervention, insolvency of the brokerage firm or clearing house or other disruptions of normal trading activity, which could at times make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

Investments in futures contracts also entail the risk that if the Adviser's investment judgment about the general direction of interest rates is incorrect, a Portfolio's overall performance may be poorer than if the Portfolio had not entered into any such contract. For example, if a Portfolio has been hedged against the possibility of an increase in interest rates which would adversely affect the price of bonds held in the Portfolio and interest rates decrease instead, the Portfolio will lose part or all of the benefit of the increased value of its bonds which are hedged because there will be offsetting losses in the Portfolio's futures positions. In addition, in such situations, if a Portfolio has insufficient cash, bonds may have to be sold from the Portfolio's to meet daily variation margin requirements, possibly at a time when it may be disadvantageous to do so. Such sale of bonds may be, but will not necessarily be, at increased prices which reflect the rising market.

      Each contract market on which futures contracts are traded has established a number of limitations governing the maximum number of positions which may be held by a trader, whether acting alone or in concert with others. The Adviser does not believe that these trading and position limits will have an adverse impact on the hedging strategies regarding a Portfolio.

      Pursuant to claims for exemption filed with the CFTC and/or the National Futures Association on behalf of the Portfolio and the Adviser, the Portfolio and the Adviser are not deemed to be a "commodity pool" or a "commodity pool operator" under the Commodity Exchange Act and are not subject to registration or regulation as such under the Commodity Exchange Act. By virtue of changes to the CFTC regulations, the substantive limitations set forth in the Trusts' exemption filing with respect to its use of futures contracts are no longer applicable.

      When a futures contract is purchased, an amount of cash or cash equivalents will be deposited in a segregated account with a Portfolio's custodian bank so that the amount so segregated, plus the initial and variation margin held in the account of its broker, will at all times equal the value of the futures contract, thereby insuring that the use of such futures is unleveraged.

      The ability to engage in the hedging transactions described herein may be limited by the current federal income tax requirement that less than 30% of a Portfolio's gross income be derived from the sale or other disposition of stock or securities held for less than three months.

HIGH YIELD/HIGH RISK SECURITIES (INCOME PORTFOLIOS EXCEPT CORE FIXED INCOME PORTFOLIO, EQUITY PORTFOLIOS)


      The Portfolios may invest in high yield/high risk securities. Securities except Fixed Core Income Portfolio rated lower than Baa by Moody's or lower than BBB by S&P are referred to as "non-investment grade," "high yield" or "junk" bonds. In general, the market for lower rated, high-yield bonds is more limited than the market for higher rated bonds, and because their markets may be thinner and less active, the market prices of lower rated, high-yield bonds may fluctuate more than the prices of higher rated bonds, particularly in times of market stress. In addition, while the market for high-yield, corporate debt securities has been in existence for many years, the market in recent years experienced a dramatic increase in the large-scale use of such securities to fund highly leveraged corporate acquisitions and restructurings. Accordingly, past experience may not provide an accurate indication of future performance of the high-yield bond market, especially during periods of economic recession. Other risks that may be associated with lower rated, high-yield bonds include their relative insensitivity to interest-rate changes; the exercise of any of their redemption or call provisions in a declining market which may result in their replacement by lower yielding bonds; and legislation, from time to time, which may adversely affect their market. Since the risk of default is higher among lower rated, high-yield bonds, the Adviser's research and analyses are important ingredients in the selection of lower rated, high-yield bonds. Through portfolio diversification, good credit analysis and attention to current developments and trends in interest rates and economic conditions, investment risk can be reduced, although there is no assurance that losses will not occur. The Portfolio does not have any minimum rating criteria applicable to the fixed-income securities in which they invests. A description of the ratings used herein and in the Part A is set forth in Appendix A to this Part B.

      Investing in high yield securities involves special risks in addition to the risks associated with investments in higher rated debt securities. High yield securities may be regarded as predominately speculative with respect to the issuer's continuing ability to meet principal and interest payments. Analysis of the creditworthiness of issuers of high yield securities may be more complex than for issuers of higher quality debt securities, and the ability of a Portfolio to achieve its investment objective may, to the extent of its investments in high yield securities, be more dependent upon such creditworthiness analysis than would be the case if the Portfolio were investing in higher quality securities.

      High yield securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than higher grade securities. The prices of high yield securities have been found to be less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual corporate developments. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in high yield security prices because the advent of a recession could lessen the ability of a highly leveraged company to make principal and interest payments on its debt securities. If the issuer of high yield securities defaults, a Portfolio may incur additional expenses to seek recovery. In the case of high yield securities structured as zero coupon or payment-in-kind securities, the market prices of such securities are affected to a greater extent by interest rate changes and, therefore, tend to be more volatile than securities which pay interest periodically and in cash.

      The secondary markets on which high yield securities are traded may be less liquid than the market for higher grade securities. Less liquidity in the secondary trading markets could adversely affect and cause large fluctuations in the daily net asset value of a Portfolio. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield securities, especially in a thinly traded market.

      The use of credit ratings as the sole method of evaluating high yield securities can involve certain risks. For example, credit ratings evaluate the safety of principal and interest payments, not the market value risk of high yield securities. Also, credit rating agencies may fail to change credit ratings in a timely fashion to reflect events since the security was last rated. The Adviser does not rely solely on credit ratings when selecting securities for a Portfolio, and develops its own independent analysis of issuer credit quality. If a credit rating agency changes the rating of a security held by a Portfolio, the Portfolio may retain the security if the Adviser deems it in the best interest of investors.

ILLIQUID INVESTMENTS, RULE 144A SECURITIES, AND SECTION 4(2) SECURITIES (ALL PORTFOLIOS)


      The Portfolios may each invest up to 15% of its net assets in securities that are illiquid by virtue of the absence of a readily available market, or because of legal or contractual restrictions on resale. This policy does not limit the acquisition of securities eligible for resale to qualified institutional buyers pursuant to Rule 144A under the 1933 Act or commercial paper issued pursuant to Section 4(2) under the 1933 Act when such securities are determined to be liquid in accordance with guidelines established by each Trust's Board of Trustees. There may be delays in selling these securities and sales may be made at less favorable prices.

      The Adviser may determine that a particular Rule 144A security is liquid and thus not subject to a Portfolio's limits on investment in illiquid securities, pursuant to guidelines adopted by the Board of Trustees. Factors that the Adviser must consider in determining whether a particular Rule 144A security is liquid include the frequency of trades and quotes for the security, the number of dealers willing to purchase or sell the security and the number of other potential purchasers, dealer undertakings to make a market in the security, and the nature of the security and the nature of the market for the security (i.e., the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer). Investing in Rule 144A securities could have the effect of increasing the level of a Portfolio's illiquidity to the extent that qualified institutions might become, for a time, uninterested in purchasing these securities.

INVERSE FLOATING RATE OBLIGATIONS (INCOME PORTFOLIOS)

      The Portfolios may invest in inverse floating rate obligations ("inverse floaters"). Inverse floaters have coupon rates that vary inversely at a multiple of a designated floating rate, such as LIBOR (London Inter-Bank Offered Rate). Any rise in the reference rate of an inverse floater (as a consequence of an increase in interest rates) causes a drop in the coupon rate while any drop in the reference rate of an inverse floater causes an increase in the coupon rate. In addition, like most other fixed-income securities, the value of inverse floaters will generally decrease as interest rates increase. Inverse floaters may exhibit substantially greater price volatility than fixed rate obligations having similar credit quality, redemption provisions and maturity, and inverse floater CMOs exhibit greater price volatility than the majority of mortgage pass-through securities or CMOs. In addition, some inverse floater CMOs exhibit extreme sensitivity to changes in prepayments. As a result, the yield to maturity of an inverse floater CMO is sensitive not only to changes in interest rates, but also to changes in prepayment rates on the related underlying mortgage assets.

INVESTMENT COMPANY SECURITIES (ALL PORTFOLIOS)


      Each Portfolio may invest in securities issued by other investment companies. Such securities will be acquired by a Portfolio within the limits prescribed by the 1940 Act and the rules thereunder, which (subject to various exceptions) generally include a prohibition against a Portfolio investing more than 5% of its total assets in the securities of any one investment company or more than 10% of the value of its total assets in such securities. Investors should recognize that the purchase of securities of other investment companies results in duplication of expenses such that investors indirectly bear a proportionate share of the expenses of such companies including operating costs, and investment advisory and administrative services fees.

      The Portfolios serve as underlying funds for the HSBC Lifeline Funds, which invest their assets in a combination of the Portfolios, the HSBC Investor Money Market Fund and/or certain other securities as permitted under section 12(d)(1)(G) of the 1940 Act. No Portfolio that serves as such an underlying fund will itself rely upon the exemption in section 13(d)(1)(G) to make investments in other funds that exceed the limitations described above.

      The Portfolios' investments in other investment companies may include exchange traded funds ("ETFs"), as a means of gaining exposure to a market may include sector that the Portfolio invests in. ETFs are investment companies that are bought and sold on a securities exchange. An ETF represents a fixed portfolio of securities designed to track a particular market segment or index. A Portfolio could purchase an ETF to temporarily gain exposure to a portion of the U.S. or a foreign market while awaiting an opportunity to purchase securities directly. The risks of owning an ETF generally reflect the risks of owning the underlying securities they are designed to track, although lack of liquidity in an ETF could result in it being more volatile that the underlying portfolio of securities and ETFs have management fees that increase their costs versus the costs of owning the underlying securities directly. (See also the description of Investment Company Securities).


LENDING OF PORTFOLIO SECURITIES (ALL PORTFOLIOS)


      Except as otherwise provided in Part A or Part B, each Portfolio may lend portfolio securities in an amount up to 33 1/3% of total Portfolio assets. The Opportunity Portfolio may lend portfolio securities in an amount up to 30% of total Portfolio assets. Loans of portfolio securities may be made to broker-dealers, major banks, or other recognized domestic institutional borrowers of securities. Loans of portfolio securities earn income for the Portfolio and are collateralized by cash, cash equivalent or U.S. government securities. The Portfolio might experience a loss if the financial institution defaults on the loan. The borrower at the initiation of the loan must deposit with a Portfolio cash or cash equivalent collateral or provide to the Portfolio an irrevocable letter of credit equal in value to at least 102% of the value of loaned domestic securities and 105% of the value of loaned foreign securities, and then must continue to make deposits as necessary to maintain collateral of at least 100% of the value of the loaned securities on a daily basis. Although voting rights of the loaned securities may pass to the borrower, if a material event affecting the investment in the loaned securities is to occur, the Portfolio must terminate the loan and vote the securities. Alternatively, the Portfolio may enter into an arrangement that ensures that it can vote the proxy even while the borrower continues to hold the securities. During the time portfolio securities are on loan, the borrower pays the lending Portfolio any interest or distributions paid on such securities. The Portfolio may invest the cash collateral and earn additional income, or it may receive an agreed-upon amount of interest income from the borrower who has delivered equivalent collateral or a letter of credit. Loans are subject to termination at the option of the Portfolio or the borrower at any time. The Portfolio may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the income earned on the cash to the borrower or placing broker, provided that, in accordance with SEC guidance, the fees paid to an affiliated lending agent must be limited to transaction-based compensation rather that a share of earnings on the loans. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower fail financially.

MONEY MARKET SECURITIES (ALL PORTFOLIOS)

      Each Portfolio's investments in money market instruments will consist of
(i) short-term obligations of the U.S. Government, its agencies and instrumentalities; (ii) other short-term debt securities rated A or higher by Moody's or S&P or, if unrated, of comparable quality in the opinion of the Adviser; (iii) commercial paper, including master demand notes; (iv) bank obligations, including certificates of deposit, bankers' acceptances and time deposits: and (v) repurchase agreements. Securities issued or guaranteed as to principal and interest by the U.S. Government include a variety of Treasury securities, which differ in their interest rates, maturities and dates of issue. Securities issued or guaranteed by agencies or instrumentalities of the U.S. Government may or may not be supported by the full faith and credit of the United States or by the right of the issuer to borrow from the Treasury.

      Considerations of liquidity and preservation of capital mean that a Portfolio may not necessarily invest in money market instruments paying the highest available yield at a particular time.

MORTGAGE DOLLAR ROLL TRANSACTIONS (INCOME PORTFOLIOS)

      The Portfolios may engage in dollar roll transactions with respect to mortgage securities issued by the Government National Mortgage Association, the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation. In a dollar roll transaction, a Portfolio sells a mortgage-backed security and simultaneously agrees to repurchase a similar security on a specified future date at an agreed upon price. During the roll period, the Portfolio will not be entitled to receive any interest or principal paid on the securities sold. A Portfolio is compensated for the lost interest on the securities sold by the difference between the sales price and the lower price for the future repurchase as well as by the interest earned on the reinvestment of the sales proceeds. A Portfolio may also be compensated by receipt of a commitment fee. When a Portfolio enters into a mortgage dollar roll transaction, liquid assets in an amount sufficient to pay for the future repurchase are segregated with the Portfolio's custodian. Mortgage dollar roll transactions are considered reverse repurchase agreements for purposes of the Portfolios' investment restrictions.


MORTGAGE-RELATED SECURITIES (INCOME PORTFOLIOS AND OPPORTUNITY PORTFOLIO)


      The Portfolios may invest in mortgage-backed certificates and other securities representing ownership interests in mortgage pools, including CMOs. Interest and principal payments on the mortgages underlying mortgage-backed securities are passed through to the holders of the mortgage-backed securities. Mortgage-backed securities currently offer yields higher than those available from many other types of fixed-income securities, but because of their prepayment aspects, their price volatility and yield characteristics will change based on changes in prepayment rates.

      There are two methods of trading mortgage-backed securities. A specific pool transaction is a trade in which the pool number of the security to be delivered on the settlement date is known at the time the trade is made. This is in contrast with the typical mortgage transaction, called a TBA (to be announced) transaction, in which the type of mortgage securities to be delivered is specified at the time of trade but the actual pool numbers of the securities that will be delivered are not known at the time of the trade. For example, in a TBA transaction an investor could purchase $1 million 30-year FNMA 9's and receive up to three pools on the settlement date. The pool numbers of the pools to be delivered at settlement will be announced shortly before settlement takes place. The terms of the TBA trade may be made more specific if desired. For example, an investor may request pools with particular characteristics, such as those that were issued prior to January 1, 1990. The most detailed specification of the trade is to request that the pool number be known prior to purchase. In this case the investor has entered into a specific pool transaction. Generally, agency pass-through mortgage-backed securities are traded on a TBA basis. The specific pool numbers of the securities purchased do not have to be determined at the time of the trade.

      Mortgage-backed securities have yield and maturity characteristics that are dependent on the mortgages underlying them. Thus, unlike traditional debt securities, which may pay a fixed rate of interest until maturity when the entire principal amount comes due, payments on these securities include both interest and a partial payment of principal. In addition to scheduled loan amortization, payments of principal may result from the voluntary prepayment, refinancing or foreclosure of the underlying mortgage loans. Such prepayments may significantly shorten the effective durations of mortgage-backed securities, especially during periods of declining interest rates. Similarly, during periods of rising interest rates, a reduction in the rate of prepayments may significantly lengthen the effective durations of such securities.

      Investment in mortgage-backed securities poses several risks, including prepayment, market, and credit risk. Prepayment risk reflects the risk that borrowers may prepay their mortgages faster than expected, thereby affecting the investment's average life and perhaps its yield. Whether or not a mortgage loan is prepaid is almost entirely controlled by the borrower. Borrowers are most likely to exercise prepayment options at the time when it is least advantageous to investors, generally prepaying mortgages as interest rates fall, and slowing payments as interest rates rise. Besides the effect of prevailing interest rates, the rate of prepayment and refinancing of mortgages may also be affected by home value appreciation, ease of the refinancing process and local economic conditions.

      Credit risk reflects the risk that a Portfolio may not receive all or part of its principal because the issuer or credit enhancer has defaulted on its obligations. Obligations issued by U.S. government-related entities are guaranteed as to the payment of principal and interest, but are not backed by the full faith and credit of the U.S. government. The performance of private label mortgage-backed securities, issued by private institutions, is based on the financial health of those institutions.

      MORTGAGE PASS-THROUGH SECURITIES. Interests in pools of mortgage-related securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a "pass-through" of the monthly payments made by the individual borrowers on their residential or commercial mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying property, refinancing or foreclosure, net of fees or costs which may be incurred. Some mortgage-related securities (such as securities issued by the Government National Mortgage Association) are described as "modified pass-through." These securities entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether or not the mortgagor actually makes the payment.

      The principal governmental guarantor of mortgage-related securities is the Government National Mortgage Association ("GNMA"). GNMA is a wholly owned U.S. Government corporation within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of FHA-insured or VA-guaranteed mortgages. Government-related guarantors (i.e., not backed by the full faith and credit of the U.S. Government) include the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC"). FNMA is a government-sponsored corporation owned entirely by private stockholders. It is subject to general regulation by the Secretary of Housing and Urban Development. FNMA purchases conventional (i.e., not insured or guaranteed by any government agency) residential mortgages from a list of approved seller/servicers which include state and federally chartered savings and loan associations, mutual savings banks, commercial banks and credit unions and mortgage bankers. Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA but are not backed by the full faith and credit of the U.S. Government.

      FHLMC was created by Congress in 1970 for the purpose of increasing the availability of mortgage credit for residential housing. It is a government-sponsored corporation formerly owned by the 12 Federal Home Loan Banks and now owned entirely by private stockholders. FHLMC issues participation certificates ("PCs") which represent interests in conventional mortgages from FHLMC's national portfolio. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but PCs are not backed by the full faith and credit of the U.S. Government.

      Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may, in addition, be the originators and/or servicers of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the former pools. However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit. The insurance and guarantees are issued by governmental entities, private insurers and the mortgage poolers. Such insurance and guarantees and the creditworthiness of the issuers thereof will be considered in determining whether a mortgage-related security meets a Portfolio's investment quality standards. There can be no assurance that the private insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements. Although the market for such securities is becoming increasingly liquid, securities issued by certain private organizations may not be readily marketable. The Portfolios will not purchase mortgage-related securities or other assets which in the Adviser's opinion are illiquid if, as a result, more than 15% of the value of a Portfolio's net assets will be illiquid. (See "Illiquid Investments, Rule 144A Securities, and Section 4(2) Securities" in this section.)

      Mortgage-backed securities that are issued or guaranteed by the U.S. Government, its agencies or instrumentalities, are not subject to a Portfolio's industry concentration restrictions, set forth below under "Investment Restrictions," by virtue of the exclusion from that test available to all U.S. Government securities. In the case of privately issued mortgage- related securities, the Portfolios take the position that mortgage-related securities do not represent interests in any particular "industry" or group of industries. The assets underlying such securities may be represented by a portfolio of first lien residential mortgages (including both whole mortgage loans and mortgage participation interests) or portfolios of mortgage pass-through securities issued or guaranteed by GNMA, FNMA or FHLMC. Mortgage loans underlying a mortgage-related security may in turn be insured or guaranteed by the Federal Housing Administration or the Department of Veterans Affairs. In the case of private issue mortgage-related securities whose underlying assets are neither U.S. Government securities nor U.S. Government-insured mortgages, to the extent that real properties securing such assets may be located in the same geographical region, the security may be subject to a greater risk of default than other comparable securities in the event of adverse economic, political or business developments that may affect such region and, ultimately, the ability of residential homeowners to make payments of principal and interest on the underlying mortgages.

      COLLATERALIZED MORTGAGE OBLIGATIONS ("CMOS"). A CMO is a hybrid between a mortgage-backed bond and a mortgage pass-through security. Similar to a bond, interest and prepaid principal is paid, in most cases, semiannually. CMOs may be collateralized by whole mortgage loans, but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by GNMA, FHLMC, or FNMA, and their income streams.

      CMOs are structured into multiple classes, each bearing a different stated maturity. Actual maturity and average life will depend upon the prepayment experience of the collateral. CMOs provide for a modified form of call protection through a de facto breakdown of the underlying pool of mortgages according to how quickly the loans are repaid. Monthly payment of principal received from the pool of underlying mortgages, including prepayments, is first returned to investors holding the shortest maturity class. Investors holding the longer maturity classes receive principal only after the first class has been retired. An investor is partially guarded against a sooner than desired return of principal because of the sequential payments. In a typical CMO transaction, a corporation ("issuer") issues multiple series (e.g., A, B, C, Z) of CMO bonds ("Bonds"). Proceeds of the Bond offering are used to purchase mortgages or mortgage pass-through certificates ("Collateral"). The Collateral is pledged to a third party trustee as security for the Bonds. Principal and interest payments from the Collateral are used to pay principal on the Bonds in the order A, B, C, Z. The Series A, B, and C Bonds all bear current interest. Interest on the Series Z Bond is accrued and added to principal and a like amount is paid as principal on the Series A, B, or C Bond currently being paid off. When the Series A, B, and C Bonds are paid in full, interest and principal on the Series Z Bond begins to be paid currently. With some CMOs, the issuer serves as a conduit to allow loan originators (primarily builders or savings and loan associations) to borrow against their loan portfolios.

      FHLMC CMOS. FHLMC CMOs are debt obligations of FHLMC issued in multiple classes having different maturity dates which are secured by the pledge of a pool of conventional mortgage loans purchased by FHLMC. Unlike FHLMC PCs, payments of principal and interest on the CMOs are made semiannually, as opposed to monthly. The amount of principal payable on each semiannual payment date is determined in accordance with FHLMC's mandatory sinking fund schedule, which, in turn, is equal to approximately 100% of FHA prepayment experience applied to the mortgage collateral pool. All sinking fund payments in the CMOs are allocated to the retirement of the individual classes of bonds in the order of their stated maturities. Payment of principal on the mortgage loans in the collateral pool in excess of the amount of FHLMC's minimum sinking fund obligation for any payment date are paid to the holders of the CMOs as additional sinking fund payments. Because of the "pass-through" nature of all principal payments received on the collateral pool in excess of FHLMC's minimum sinking fund requirement, the rate at which principal of the CMOs is actually repaid is likely to be such that each class of bonds will be retired in advance of its scheduled maturity date.

      If collection of principal (including prepayments) on the mortgage loans during any semiannual payment period is not sufficient to meet FHLMC's minimum sinking fund obligation on the next sinking fund payment date, FHLMC agrees to make up the deficiency from its general funds. Criteria for the mortgage loans in the pool backing the FHLMC CMOs are identical to those of FHLMC PCs. FHLMC has the right to substitute collateral in the event of delinquencies and/or defaults.

      OTHER MORTGAGE-RELATED SECURITIES. Other mortgage-related securities include securities other than those described above that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, including CMO residuals or stripped mortgage-backed securities. Other mortgage-related securities may be equity or debt securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks, partnerships, trusts and special purpose entities of the foregoing.

      CMO RESIDUALS. CMO residuals are derivative mortgage securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

      The cash flow generated by the mortgage assets underlying a series of CMOs is applied first to make required payments of principal and interest on the CMOs and second to pay the related administrative expenses of the issuer. The residual in a CMO structure generally represents the interest in any excess cash flow remaining after making the foregoing payments. Each payment of such excess cash flow to a holder of the related CMO residual represents income and/or a return of capital. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characteristics of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses and the prepayment experience on the mortgage assets. In particular, the yield to maturity on CMO residuals is extremely sensitive to prepayments on the related underlying mortgage assets, in the same manner as an interest-only ("IO") class of stripped mortgage-backed securities. See "Other Mortgage-Related Securities --Stripped Mortgage-Backed Securities." In addition, if a series of a CMO includes a class that bears interest at an adjustable rate, the yield to maturity on the related CMO residual will also be extremely sensitive to changes in the level of the index upon which interest rate adjustments are based. As described below with respect to stripped mortgage-backed securities, in certain circumstances a Portfolio may fail to recoup fully its initial investment in a CMO residual.

      CMO residuals are generally purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers. The CMO residual market has only very recently developed and CMO residuals currently may not have the liquidity of other more established securities trading in other markets. Transactions in

CMO residuals are generally completed only after careful review of the characteristics of the securities in question. In addition, CMO residuals may or, pursuant to an exemption therefrom, may not have been registered under the 1933 Act. CMO residuals, whether or not registered under the 1933 Act, may be subject to certain restrictions on transferability and may be deemed "illiquid" and subject to a Portfolio's limitations on investment in illiquid securities.


      STRIPPED MORTGAGE-BACKED SECURITIES ("SMBS"). SMBS are derivative multi-class mortgage securities. SMBS may be issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

      SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of SMBS will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the interest-only or IO class), while the other class will receive all of the principal (the principal-only or PO class). The cash flow and yields on IO and PO classes can be extremely sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on a Portfolio's yield to maturity from these securities. If the underlying mortgage assets experience greater than anticipated prepayments of principal, a Portfolio may fail to fully recoup its initial investment in these securities even if the security is in one of the highest rating categories.

      Although SMBS are purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers, these securities were only recently developed. As a result, established trading markets have not yet developed and, accordingly, these securities may be deemed "illiquid" and subject to a Portfolio's limitations on investment in illiquid securities.

      MORTGAGE-BACKED SECURITIES AND ASSET-BACKED SECURITIES - TYPES OF CREDIT SUPPORT. Mortgage-backed securities and asset-backed securities are often backed by a pool of assets representing the obligations of a number of different parties. To lessen the effect of failure by obligors on underlying assets to make payments, such securities may contain elements of credit support. Such credit support falls into two categories: (i) liquidity protection and (ii) protection against losses resulting from ultimate default by an obligor on the underlying assets. Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, to ensure that the pass-through of payments due on the underlying pool occurs in a timely fashion. Protection against losses resulting from ultimate default enhances the likelihood of ultimate payment of the obligations on at least a portion of the assets in the pool. Such protection may be provided through guarantees, insurance policies or letters of credit obtained by the issuer or sponsor from third parties, through various means of structuring the transaction or through a combination of such approaches.

      The ratings of mortgage-backed securities and asset-backed securities for which third-party credit enhancement provides liquidity protection or protection against losses from default are generally dependent upon the continued creditworthiness of the provider of the credit enhancement. The ratings of such securities could be subject to reduction in the event of deterioration in the creditworthiness of the credit enhancement provider even in cases where the delinquency and loss experience on the underlying pool of assets is better than expected.

      Examples of credit support arising out of the structure of the transaction include "senior-subordinated securities" (multiple class securities with one or more classes subordinate to other classes as to the payment of principal thereof and interest thereon, with the result that defaults on the underlying assets are borne first by the holders of the subordinated class), creation of "reserve funds" (where cash or investments, sometimes funded from a portion of the payments on the underlying assets, are held in reserve against future losses) and "over-collateralization" (where the scheduled payments on, or the principal amount of, the underlying assets exceed those required to make payment of the securities and pay any servicing or other fees). The degree of credit support provided for each issue is generally based on historical information with respect to the level of credit risk associated with the underlying assets. Delinquency or loss in excess of that which is anticipated could adversely affect the return on an investment in such a security.


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OPTIONS AND FUTURES (ALL PORTFOLIOS)


The Portfolios may invest in options and futures contracts to the extent set forth in Part A and this Part B. The use of options and futures is a highly specialized activity which involves investment strategies and risks different from those associated with ordinary portfolio securities transactions, and there can be no guarantee that their use will increase the return of a Portfolio. While the use of these instruments by a Portfolio may reduce certain risks associated with owning its portfolio securities, these techniques themselves entail certain other risks. If the Adviser applies a strategy at an inappropriate time or judges market conditions or trends incorrectly, options and futures strategies may lower a Portfolio's return. Certain strategies limit the potential of a Portfolio to realize gains as well as limit their exposure to losses. A Portfolio could also experience losses if the prices of its options and futures positions were poorly correlated with its other investments. There can be no assurance that a liquid market will exist at a time when a Portfolio seeks to close out a futures contract or a futures option position.

OPTIONS ON SECURITIES. A "call option" is a contract sold for a price (the "premium") giving its holder the right to buy a specific number of shares of stock at a specific price prior to a specified date. A "covered call option" is a call option issued on securities already owned by the writer of the call option for delivery to the holder upon the exercise of the option. A Portfolio may write options for the purpose of attempting to increase its return and for hedging purposes. In particular, if a Portfolio writes an option which expires unexercised or is closed out by a Portfolio at a profit, the Portfolio retains the premium paid for the option less related transaction costs, which increases its gross income and offsets in part the reduced value of the portfolio security in connection with which the option is written, or the increased cost of portfolio securities to be acquired. In contrast, however, if the price of the security underlying the option moves adversely to the Portfolio's position, the option may be exercised and the Portfolio will then be required to purchase or sell the security at a disadvantageous price, which might only partially be offset by the amount of the premium.

A Portfolio may write options in connection with buy-and-write transactions; that is, a Portfolio may purchase a security and then write a call option against that security. The exercise price of the call option a Portfolio determines to write depends upon the expected price movement of the underlying security. The exercise price of a call option may be below ("in-the-money"), equal to ("at-the-money") or above ("out-of-the-money") the current value of the underlying security at the time the option is written.

The writing of covered put options is similar in terms of risk/return characteristics to buy-and-write transactions. Put options may be used by a Portfolio in the same market environments in which call options are used in equivalent buy-and-write transactions.


A Portfolio may also write combinations of put and call options on the same security, a practice known as a "straddle." By writing a straddle, a Portfolio undertakes a simultaneous obligation to sell or purchase the same security in the event that one of the options is exercised. If the price of the security subsequently rises sufficiently above the exercise price to cover the amount of the premium and transaction costs, the call will likely be exercised and the Portfolio will be required to sell the underlying security at a below market price. This loss may be offset, however, in whole or in part, by the premiums received on the writing of the two options. Conversely, if the price of the security declines by a sufficient amount, the put will likely be exercised. The writing of straddles will likely be effective, therefore, only where the price of a security remains stable and neither the call nor the put is exercised. In an instance where one of the options is exercised, the loss on the purchase or sale of the underlying security may exceed the amount of the premiums received.

By writing a call option on a portfolio security, the Portfolio limits its opportunity to profit from any increase in the market value of the underlying security above the exercise price of the option. By writing a put option, a Portfolio assumes the risk that it may be required to purchase the underlying security for an exercise price above its then current market value, resulting in a loss unless the security subsequently appreciates in value. The writing of options will not be undertaken by a Portfolio solely for hedging purposes, and may involve certain risks which are not present in the case of hedging transactions. Moreover, even where options are written for hedging purposes, such transactions will constitute only a partial hedge against declines in the value of portfolio securities or against increases in the value of securities to be acquired, up to the amount of the premium.

A Portfolio may also purchase put and call options. Put options are purchased to hedge against a decline in the value of securities held in a Portfolio. If such a decline occurs, the put options will permit the Portfolio to sell the securities underlying such options at the exercise price, or to close out the options at a profit. A Portfolio will purchase call options to hedge against an increase in the price of securities that the Portfolio anticipates purchasing in the future. If such an increase occurs, the call option will permit the Portfolio to purchase the securities underlying such option at the exercise price or to close out the option at a profit. The premium paid for a call or put option plus any transaction costs will reduce the benefit, if any, realized by a Portfolio upon exercise of the option, and, unless the price of the underlying security rises or declines sufficiently, the option may expire worthless to the Portfolio. In addition, in the event that the price of the security in connection with which an option was purchased moves in a direction favorable to the Portfolio, the benefits realized by the Portfolio as a result of such favorable movement will be reduced by the amount of the premium paid for the option and related transaction costs.

The staff of the SEC has taken the position that purchased over-the-counter options and certain assets used to cover written over-the-counter options are illiquid and, therefore, together with other illiquid securities, cannot exceed a certain percentage of a Portfolio's assets (the "SEC illiquidity ceiling"). The Adviser intends to limit a Portfolio's writing of over-the-counter options in accordance with the following procedure. Except as provided below, the Portfolios intend to write over-the-counter options only with primary U.S. Government securities dealers recognized by the Federal Reserve Bank of New York. Also, the contracts the Portfolios have in place with such primary dealers will provide that the Portfolios have the absolute right to repurchase an option it writes at any time at a price which represents the fair market value, as determined in good faith through negotiation between the parties, but which in no event will exceed a price determined pursuant to a formula in the contract. Although the specific formula may vary between contracts with different primary dealers, the formula will generally be based on a multiple of the premium received by a Portfolio for writing the option, plus the amount, if any, of the option's intrinsic value (i.e., the amount that the option is in-the-money). The formula may also include a factor to account for the difference between the price of the security and the strike price of the option if the option is written out-of-the-money. A Portfolio will treat all or a portion of the formula as illiquid for purposes of the SEC illiquidity ceiling imposed by the SEC staff. A Portfolio may also write over-the-counter options with non-primary dealers, including foreign dealers, and will treat the assets used to cover these options as illiquid for purposes of such SEC illiquidity ceiling.

OPTIONS ON SECURITIES INDICES. A Portfolio may cover call options on securities indices by owning securities whose price changes, in the opinion of the Adviser, are expected to be similar to those of the underlying index, or by having an absolute and immediate right to acquire such securities without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other securities in the Portfolio. Where a Portfolio covers a call option on a securities index through ownership of securities, such securities may not match the composition of the index and, in that event, the Portfolio will not be fully covered and could be subject to risk of loss in the event of adverse changes in the value of the index. A Portfolio may also cover call options on securities indices by holding a call on the same index and in the same principal amount as the call written where the exercise price of the call held (a) is equal to or less than the exercise price of the call written or (b) is greater than the exercise price of the call written if the difference is maintained by a Portfolio in cash or cash equivalents in a segregated account with its custodian. A Portfolio may cover put options on securities indices by maintaining cash or cash equivalents with a value equal to the exercise price in a segregated account with its custodian, or else by holding a put on the same security and in the same principal amount as the put written where the exercise price of the put held (a) is equal to or greater than the exercise price of the put written or (b) is less than the exercise price of the put written if the difference is maintained by the Portfolio in cash or cash equivalents in a segregated account with its custodian. Put and call options on securities indices may also be covered in such other manner as may be in accordance with the rules of the exchange on which, or the counterparty with which, the option is traded and applicable laws and regulations.

A Portfolio will receive a premium from writing a put or call option on a securities index, which increases the Portfolio's gross income in the event the option expires unexercised or is closed out at a profit. If the value of an index on which the Portfolio has written a call option falls or remains the same, the Portfolio will realize a profit in the form of the premium received (less transaction costs) that could offset all or a portion of any decline in the value of the securities it owns. If the value of the index rises, however, the Portfolio will realize a loss in its call option position, which will reduce the benefit of any unrealized appreciation in the Portfolio's investment. By writing a put option, a Portfolio assumes the risk of a decline in the index. To the extent that the price changes of securities owned by the Portfolio correlate with changes in the value of the index, writing covered put options on indices will increase the Portfolio's losses in the event of a market decline, although such losses will be offset in part by the premium received for writing the option.


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


A Portfolio may also purchase put options on securities indices to hedge its investments against a decline in value. By purchasing a put option on a stock index, a Portfolio will seek to offset a decline in the value of securities it owns through appreciation of the put option. If the value of a Portfolio's investments does not decline as anticipated, or if the value of the option does not increase, the Portfolio's loss will be limited to the premium paid for the option plus related transaction costs. The success of this strategy will largely depend on the accuracy of the correlation between the changes in value of the index and the changes in value of the Portfolio's security holdings.


The purchase of call options on securities indices may be used by a Portfolio to attempt to reduce the risk of missing a broad market advance, or an advance in an industry or market segment, at a time when the Portfolio holds uninvested cash or short-term debt securities awaiting investment. When purchasing call options for this purpose, a Portfolio will also bear the risk of losing all or a portion of the premium paid if the value of the index does not rise. The purchase of call options on securities indices when a Portfolio is substantially fully invested is a form of leverage, up to the amount of the premium and related transaction costs, and involves risks of loss and of increased volatility similar to those involved in purchasing calls on securities the Portfolio owns.

RISK FACTORS:


      IMPERFECT CORRELATION OF HEDGING INSTRUMENTS WITH THE PORTFOLIO. The ability of a Portfolio to effectively hedge all or a portion of its portfolio through transactions in options, futures contracts, and forward contracts will depend on the degree to which price movements in the underlying instruments correlate with price movements in the relevant portion of that Portfolio. If the values of Portfolio's securities being hedged do not move in the same amount or direction as the instruments underlying options, futures contracts or forward contracts traded, a Portfolio's hedging strategy may not be successful and the Portfolio could sustain losses on its hedging strategy which would not be offset by gains on its portfolio. It is also possible that there may be a negative correlation between the instrument underlying an option, future contract or forward contract traded and the portfolio securities being hedged, which could result in losses both on the hedging transaction and the portfolio securities. In such instances, a Portfolio's overall return could be less than if the hedging transaction had not been undertaken. In the case of futures and options based on an index of securities or individual fixed income securities, the portfolio will not duplicate the components of the index, and in the case of futures contracts and options on fixed income securities, the portfolio securities which are being hedged may not be the same type of obligation underlying such contracts. As a result, the correlation probably will not be exact. Consequently, a Portfolio bears the risk that the price of the portfolio securities being hedged will not move in the same amount or direction as the underlying index or obligation. In addition, where a Portfolio enters into forward contracts as a "cross hedge" (i.e., the purchase or sale of a forward contract on one currency to hedge against risk of loss arising from changes in value of a second currency), the Portfolio incurs the risk of imperfect correlation between changes in the values of the two currencies, which could result in losses.


The correlation between prices of securities and prices of options, futures contracts or forward contracts may be distorted due to differences in the nature of the markets, such as differences in margin requirements, the liquidity of such markets and the participation of speculators in the option, futures contract and forward contract markets. Due to the possibility of distortion, a correct forecast of general interest rate trends by the Sub-Adviser may still not result in a successful transaction. The trading of options on futures contracts also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option. The risk of imperfect correlation, however, generally tends to diminish as the maturity or termination date of the option, futures contract or forward contract approaches.

The trading of options, futures contracts and forward contracts also entails the risk that, if the Adviser's judgment as to the general direction of interest or exchange rates is incorrect, a Portfolio's overall performance may be poorer than if it had not entered into any such contract. For example, if a Portfolio has hedged against the possibility of an increase in interest rates, and rates instead decline, the Portfolio will lose part or all of the benefit of the increased value of the securities being hedged, and may be required to meet ongoing daily variation margin payments.


It should be noted that the Intermediate Duration Portfolio and Opportunity Portfolio may each purchase and write options not only for hedging purposes, cash management, or to simulate investments in otherwise permissible securities, but also for the purpose of attempting to increase its return. As a result, the Intermediate Duration Portfolio and Opportunity Portfolio will incur the risk that losses on such transactions will not be offset by corresponding increases in the value of portfolio securities or decreases in the cost of securities to be acquired.

POTENTIAL LACK OF A LIQUID SECONDARY MARKET. Prior to exercise or expiration, a position in an exchange-traded option, futures contract or option on a futures contract can only be terminated by entering into a closing purchase or sale transaction, which requires a secondary market for such instruments on the exchange on which the initial transaction was entered into. If no such market exists, it may not be possible to close out a position, and a Portfolio could be required to purchase or sell the underlying instrument or meet ongoing variation margin requirements. The inability to close out option or futures positions also could have an adverse effect on a Portfolio's ability effectively to hedge.

The liquidity of a secondary market in an option or futures contract may be adversely affected by "daily price fluctuation limits," established by the exchanges, which limit the amount of fluctuation in the price of a contract during a single trading day and prohibit trading beyond such limits once they have been reached. Such limits could prevent a Portfolio from liquidating open positions, which could render its hedging strategy unsuccessful and result in trading losses. The exchanges on which options and futures contracts are traded have also established a number of limitations governing the maximum number of positions which may be traded by a trader, whether acting alone or in concert with others. Further, the purchase and sale of exchange-traded options and futures contracts is subject to the risk of trading halts, suspensions, exchange or clearing corporation equipment failures, government intervention, insolvency of a brokerage firm, intervening broker or clearing corporation or other disruptions of normal trading activity, which could make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

OPTIONS ON FUTURES CONTRACTS. In order to profit from the purchase of an option on a futures contract, it may be necessary to exercise the option and liquidate the underlying futures contract, subject to all of the risks of futures trading. The writer of an option on a futures contract is subject to the risks of futures trading, including the requirement of initial and variation margin deposits.

ADDITIONAL RISKS OF TRANSACTIONS RELATED TO FOREIGN CURRENCIES AND TRANSACTIONS NOT CONDUCTED ON THE UNITED STATES EXCHANGES. The available information on which a Portfolio will make trading decisions concerning transactions related to foreign currencies or foreign securities may not be as complete as the comparable data on which a Portfolio makes investment and trading decisions in connection with other transactions. Moreover, because the foreign currency market is a global, 24-hour market, and the markets for foreign securities as well as markets in foreign countries may be operating during non-business hours in the United States, events could occur in such markets which would not be reflected until the following day, thereby rendering it more difficult for a Portfolio to respond in a timely manner.


In addition, over-the-counter transactions can only be entered into with a financial institution willing to take the opposite side, as principal, of a Portfolio's position, unless the institution acts as broker and is able to find another counterparty willing to enter into the transaction with the Portfolio. This could make it difficult or impossible to enter into a desired transaction or liquidate open positions, and could therefore result in trading losses. Further, over-the-counter transactions are not subject to the performance guarantee of an exchange clearing house and a Portfolio will therefore be subject to the risk of default by, or the bankruptcy of, a financial institution or other counterparty.

Transactions on exchanges located in foreign countries may not be conducted in the same manner as those entered into on United States exchanges, and may be subject to different margin, exercise, settlement or expiration procedures. As a result, many of the risks of over-the-counter trading may be present in connection with such transactions. Moreover, the SEC or the Commodities Futures Trading Commission ("CFTC") has jurisdiction over the trading in the United States of many types of over-the-counter and foreign instruments, and such agencies could adopt regulations or interpretations which would make it difficult or impossible for a Portfolio to enter into the trading strategies identified herein or to liquidate existing positions.

As a result of its investments in foreign securities, a Portfolio may receive interest or dividend payments, or the proceeds of the sale or redemption of such securities, in foreign currencies. A Portfolio may also be required to receive delivery of the foreign currencies underlying options on foreign currencies or forward contracts it has entered into. This could occur, for example, if an option written by a Portfolio is exercised or the Portfolio is unable to close out a forward contract it has entered into. In addition, a Portfolio may elect to take delivery of such currencies. Under such circumstances, a Portfolio may promptly convert the foreign currencies into dollars at the then current exchange rate. Alternatively, a Portfolio may hold such currencies for an indefinite period of time if the Sub-Adviser believes that the exchange rate at the time of delivery is unfavorable or if, for any other reason, the Sub-Adviser anticipates favorable movements in such rates.


While the holding of currencies will permit a Portfolio to take advantage of favorable movements in the applicable exchange rate, it also exposes a Portfolio to risk of loss if such rates move in a direction adverse to the Portfolio's position. Such losses could also adversely affect a Portfolio's hedging strategies. Certain tax requirements may limit the extent to which a Portfolio will be able to hold currencies.

Pursuant to a claim for exemption filed with the CFTC and/or the National Futures Association on behalf of the Portfolio and the Adviser, the Portfolio and the Adviser are not deemed to be a "commodity pool" or "commodity pool operator" under the Commodity Exchange Act and are not subject to registration or regulation as such under the Commodity Exchange Act. By virtue of changes to CFTC regulations, the substantive limitations set forth in the Portfolios' exemption filing with respect to its use of futures contracts are no longer applicable.

When a Portfolio purchases a futures contract, an amount of cash and cash equivalents will be deposited in a segregated account with the Portfolio's custodian so that the amount so segregated will at all times equal the value of the futures contract, thereby insuring that the leveraging effect of such futures is minimized.


OTHER DEPOSITORY RECEIPTS (CDRS, EDRS, GDRS) (INTERNATIONAL EQUITY PORTFOLIO)

      The Portfolios may invest in depository receipts. EDRs, which are sometimes referred to as Continental Depositary Receipts ("CDRs"), are receipts issued in Europe typically by non-United States banks and trust companies that evidence ownership of either foreign or domestic securities. GDRs are issued globally and evidence a similar ownership arrangements. Generally, ADRs in registered form are designed for use in the United States securities markets and EDRs and CDRs in bearer form are designed for use in Europe and GDRs are designed for trading in non-U.S. securities markets. The Portfolio may invest in EDRs, CDRs and GDRs through "sponsored" or "unsponsored" facilities. A sponsored facility is established jointly by the issuer of the underlying security and a depositary, whereas a depositary may establish an unsponsored facility without participation by the issuer of the deposited security. Holders of unsponsored depositary receipts generally bear all the costs of such facilities and the depositary of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the issuer of the deposited security or to pass through voting rights to holders of such receipts in respect of the deposited securities.

      There are certain risks associated with investments in unsponsored depositary programs. Because the non-U.S. company does not actively participate in the creation of the depositary program, the underlying agreement for service and payment will be between the depositary and the shareholder. The company issuing the stock underlying the depositary receipts pays nothing to establish the unsponsored facility, as fees for depositary receipt issuance and cancellation are paid by brokers. Investors directly bear the expenses associated with certificate transfer, custody and dividend payment. In an unsponsored depositary program, there also may be several depositaries with no defined legal obligations to the non-U.S. company. The duplicate depositaries may lead to marketplace confusion because there would be no central source of information to buyers, sellers and intermediaries. The efficiency of centralization gained in a sponsored program can greatly reduce the delays in delivery of dividends and annual reports.

      In addition, with respect to all depositary receipts, there is always the risk of loss due to currency fluctuations.


REAL ESTATE SECURITIES (EQUITY FUNDS)

      The Portfolios may invest in REITs. REITs pool investors' funds for investment primarily in income producing real estate or real estate loans or interests. A REIT is not taxed on income distributed to shareholders if it complies with several requirements relating to its organization, ownership, assets, and income and a requirement that it distribute to its shareholders at least 95% of its taxable income (other than net capital gains) for each taxable year. REITS can generally be classified as Equity REITs, Mortgage REITs and Hybrid REITs. Equity REITs which invest the majority of their assets directly in real property, derive their income primarily from rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs, which invest the majority of their assets in real estate mortgages, derive their income primarily from interest payments. Hybrid REITs combine the characteristics of both Equity REITs and Mortgage REITs. The Portfolios will not invest in real estate directly, but only in securities issued by real estate companies. However, the Portfolios may be subject to risks similar to those associated with the direct ownership of real estate (in addition to securities markets risks) because of its policy of concentration in the securities of companies in the real estate industry. These include declines in the value of real estate, risks related to general and local economic conditions, dependency on management skill, heavy cash flow dependency, possible lack of availability of mortgage funds, overbuilding, extended vacancies of properties, increased competition, increases in property taxes and operating expenses, changes in zoning laws, losses due to costs resulting from the clean-up of environmental problems, liability to third parties for damages resulting from the environmental problems, casualty or condemnation losses, limitation on rents, changes in neighborhood values, the appeal of properties to tenants changes in interest rates.


REPURCHASE AGREEMENTS (ALL PORTFOLIOS)


      The Portfolios may invest in repurchase agreements collateralized by U.S. Government securities, certificates of deposit and certain bankers' acceptances. Repurchase agreements are transactions by which a portfolio purchases a security and simultaneously commits to resell that security to the seller (a bank or securities dealer) at an agreed upon price on an agreed upon date (usually within seven days of purchase). The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or date of maturity of the purchased security. While repurchase agreements involve certain risks not associated with direct investments in the underlying securities, a Portfolio will follow procedures designed to minimize such risks. These procedures include effecting repurchase transactions only with large, well-capitalized banks and registered broker-dealers having creditworthiness determined by the Adviser to be substantially equivalent to that of issuers of debt securities rated investment grade. In addition, each Portfolio's repurchase agreements will provide that the value of the collateral underlying the repurchase agreement will always be at least equal to the repurchase price, including any accrued interest earned on the repurchase agreement, and that the Portfolio's custodian will take possession of such collateral. In the event of a default or bankruptcy by the seller, a Portfolio will seek to liquidate such collateral. The Adviser will continually monitor the value of the underlying securities to ensure that their value always equals or exceeds the repurchase price plus accrued interest. However, the exercise of a Portfolio's right to liquidate such collateral could involve certain costs or delays and, to the extent that proceeds from any sale upon a default of the obligation to repurchase were less than the repurchase price, the Portfolio could suffer a loss. Repurchase agreements are considered to be loans by an investment company under the 1940 Act. It is the current policy of the Core Plus Fixed Income Portfolio not to enter into repurchase agreements exceeding in the aggregate 15% of the market value of the respective Portfolio's total assets. The Opportunity Portfolio will not invest in a repurchase agreement maturing in more than seven days if any such investment, together with illiquid securities held for the Portfolio, exceeds 15% of the Portfolio's net assets.


      The use of repurchase agreements involves certain risks. For example, if the seller of the agreements defaults on its obligation to repurchase the underlying securities at a time when the value of these securities has declined, a Portfolio may incur a loss upon disposition of them. If the seller of the agreement becomes insolvent and subject to liquidation or reorganization under the Bankruptcy Code or other laws, a bankruptcy court may determine that the underlying securities are collateral not within the control of a Portfolio and therefore subject to sale by the trustee in bankruptcy. Finally, it is possible that a Portfolio may not be able to substantiate its interest in the underlying securities. While the managements of the Portfolios Trust acknowledge these risks, it is expected that they can be controlled through stringent security selection criteria and careful monitoring procedures.


SHORT-TERM TRADING (ALLPORTFOLIOS)


      The Portfolios may engage in short-term trading. Although the Portfolio will not make a practice of short-term trading, purchases and sales of securities will be made whenever necessary or desirable in the management's view to achieve the investment objective of the Portfolio. A change in the securities held by the Portfolio is known as "portfolio turnover." Management does not expect that in pursuing the Portfolio's investment objective unusual portfolio turnover will be required and intends to keep turnover to a minimum consistent with the Portfolio's investment objective. The trading costs and tax affects associated with portfolio turnover may adversely affect the Portfolio's performance. The management believes unsettled market economic conditions during certain periods require greater portfolio turnover in pursuing the Portfolio's investment objectives than would otherwise be the case. A higher incidence of portfolio turnover will result in greater transaction costs to the Portfolio.

SOVEREIGN AND SUPRANATIONAL DEBT OBLIGATIONS (INCOME PORTFOLIOS, INTERNATIONAL EQUITY PORTFOLIO AND OPPORTUNITY PORTFOLIO)


      The Portfolios may invest in sovereign and supranational debt obligations. Debt instruments issued or guaranteed by foreign governments, agencies, and supranational ("sovereign debt obligations"), especially sovereign debt obligations of developing countries, may involve a high degree of risk, and may be in default or present the risk of default. The issuer of the obligation or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal and interest when due, and may require renegotiation or rescheduling of debt payments. In addition, prospects for repayment of principal and interest may depend on political as well as economic factors.

SWAPS, CAPS, FLOORS AND COLLARS (INCOME PORTFOLIOS)

      The Portfolios may enter into swap contracts and other similar instruments in accordance with its policies. A swap is an agreement to exchange the return generated by one instrument for the return generated by another instrument. The payment streams are calculated by reference to a specified index and agreed upon notional amount. The term specified index includes currencies, fixed interest rates, prices and total return on interest rate indices, fixed-income indices, stock indices and commodity indices (as well as amounts derived from arithmetic operations on these indices). For example, a Portfolio may agree to swap the return generated by a fixed-income index for the return generated by a second fixed-income index. The currency swaps in which a Portfolio may enter will generally involve an agreement to pay interest streams calculated by reference to interest income linked to a specified index in one currency in exchange for a specified index in another currency. Such swaps may involve initial and final exchanges that correspond to the agreed upon notional amount.

      The swaps in which a Portfolio may engage also include rate caps, floors and collars under which one party pays a single or periodic fixed amount(s) (or premium) and the other party pays periodic amounts based on the movement of a specified index.

      The Portfolios will usually enter into swaps on a net basis, i.e., the two return streams are netted out in a cash settlement on the payment date or dates specified in the instrument, with the Portfolio receiving or paying, as the case may be, only the net amount of the two returns. A Portfolio's obligations under a swap agreement will be accrued daily (offset against any amounts owing to the Portfolio) and any accrued but unpaid net amounts owed to a swap counterparty will be covered by the maintenance of a segregated account consisting of cash, U.S. Government securities, or other liquid securities, to avoid any potential leveraging. A Portfolio will not enter into any swap agreement unless the unsecured commercial paper, senior debt or the claims-paying ability of the counterparty is rated AA or A-1 or better by S&P or Aa or P-1 or better by Moody's, rated comparably by another NRSRO or determined by the Adviser to be of comparable quality.

      Interest rate swaps do not involve the delivery of securities, other underlying assets or principal. Accordingly, the risk of loss with respect to interest rate swaps is limited to the net amount of interest payments that a Portfolio is contractually obligated to make. If the other party to an interest rate swap defaults, a Portfolio's risk of loss consists of the net amount of interest payments that the Portfolio is contractually entitled to receive. In contrast, currency swaps usually involve the delivery of the entire principal value of one designated currency in exchange for the other designated currency. Therefore, the entire principal value of a currency swap is subject to the risk that the other party to the swap will default on its contractual delivery obligations. If there is a default by the counterparty, a Portfolio may have contractual remedies pursuant to the agreements related to the transaction. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid. Caps, floors and collars are more recent innovations for which standardized documentation has not yet been fully developed and, accordingly, they are less liquid than swaps.

      The use of swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If the Adviser is incorrect in its forecasts of market values, interest rates and currency exchange rates, the investment performance of a Portfolio would be less favorable than it would have been if this investment technique were not used.

U.S. GOVERNMENT SECURITIES (ALL PORTFOLIOS)


The Portfolios may invest in U.S. Government Securities to the extent set forth in the Part A and this Part B. The International Equity Portfolio may invest in U.S. Government Securities for liquidity purposes and for temporary defensive purposes. U.S. Government securities include bills, notes, and bonds issued by the U.S. Treasury and securities issued or guaranteed by agencies or instrumentalities of the U.S. Government.


Some U.S. Government securities are supported by the direct full faith and credit pledge of the U.S. Government; others are supported by the right of the issuer to borrow from the U.S. Treasury; others, such as securities issued by the Federal National Mortgage Association ("FNMA"), are supported by the discretionary authority of the U.S. Government to purchase the agencies' obligations; and others are supported only by the credit of the issuing or guaranteeing instrumentality. There is no assurance that the U.S. Government will provide financial support to an instrumentality it sponsors when it is not obligated by law to do so.

WARRANTS (GROWTH PORTFOLIO, INTERNATIONAL EQUITY PORTFOLIO AND VALUE PORTFOLIO)

      A warrant is an instrument issued by a corporation that gives the holder the right to subscribe to a specific amount of the corporation's capital stock at a set price for a specified period of time. Warrants do not represent ownership of the securities, but only the right to buy the securities. The prices of warrants do not necessarily move parallel to the prices of underlying securities. Warrants may be considered speculative in that they have no voting rights, pay no dividends, and have no rights with respect to the assets of a corporation issuing them. Once a warrant expires, it has no value in the market. Warrant positions will not be used to increase the leverage of a Portfolio. Consequently, warrant positions are generally accompanied by cash positions equivalent to the required exercise amount.

WHEN-ISSUED AND DELAYED-DELIVERY SECURITIES (INCOME PORTFOLIOS)

      The Portfolios may purchase securities on a when-issued or delayed-delivery basis. For example, delivery of and payment for these securities can take place a month or more after the date of the transaction. The when-issued securities are subject to market fluctuation and no interest accrues to the purchaser during this period. The payment obligation and the interest rate that will be received on the securities are each fixed at the time the purchaser enters into the commitment. Purchasing on a when-issued basis is a form of leveraging and can involve a risk that the yields available in the market when the delivery takes place may actually be higher than those obtained in the transaction itself in which case there could be an unrealized loss at the time of delivery. If the other party to a when-issued transaction fails to deliver or pay for the security, a Portfolio could miss a favorable price or yield opportunity or suffer a loss.


      The Income Portfolios may invest in "when-issued" municipal obligations. New issues of municipal obligations may be offered on a "when-issued" or "forward delivery" basis. The payment obligation and the interest rate that will be received on the municipal obligations offered on this basis are each fixed at the time a Portfolio commits to the purchase, although settlement, i.e., delivery of and payment for the municipal obligations, takes place beyond customary settlement time (but normally within 45 days of the commitment). Between the time a Portfolio commits to purchase the "when-issued" or "forward delivery" municipal obligation and the time delivery and payment are made, the "when-issued" or "forward delivery" municipal obligation is treated as an asset of the Portfolio and the amount which the Portfolio is committed to pay for that municipal obligation is treated as a liability of the Portfolio. No interest on a "when-issued" or "forward delivery" municipal obligation is accrued for a Portfolio until delivery occurs. Although a Portfolio only makes commitments to purchase "when-issued" or "forward delivery" municipal obligations with the intention of actually acquiring them, the Portfolio may sell these obligations before the settlement date if deemed advisable by the Adviser.


      Purchasing municipal obligations on a "when-issued" or "forward delivery" basis can involve a risk that the yields available in the market on the settlement date may actually be higher (or lower) than those obtained in the transaction itself and, as a result, the "when-issued" or "forward delivery" municipal obligation may have a lesser (or greater) value at the time of settlement than a Portfolio's payment obligation with respect to that municipal obligation. Furthermore, if a Portfolio sells the "when-issued" or "forward delivery" municipal obligation before the settlement date or if a Portfolio sells other obligations from the Portfolio's portfolio in order to meet the payment obligations, the Portfolio may realize a capital gain, which is not exempt from federal, New York State or New York City income taxation.

      Municipal obligations purchased on a "when-issued" or "forward delivery" basis and the securities held in a Portfolio's portfolio are subject to changes in value (both generally changing in the same way, that is, both experiencing appreciation when interest rates decline and depreciation when interest rates rise) based upon the public's perception of the creditworthiness of the issuer and changes, real or anticipated, in the level of interest rates. In order to invest a Portfolio's assets immediately, while awaiting delivery of securities purchased on a "when-issued" or "forward delivery" basis, short-term obligations that offer same day settlement and earnings normally are purchased. Although short-term investments normally are in tax-exempt securities, short-term taxable securities may be purchased if suitable short-term tax-exempt securities are not available. At the time the Income Portfolios enter into a transaction on a "when-issued" or forward delivery basis, it will segregate cash, cash equivalents or high quality debt securities equal to the amount of the "when-issued" or "forward delivery" commitment. For the purpose of determining the adequacy of the securities segregated, the securities are valued at market value. If the market value of such securities declines, additional cash or high quality debt securities are segregated daily so that the value of the segregated securities equals the amount of a Portfolio's commitments. On the settlement date of the "when-issued" or "forward delivery" securities, the Income Portfolio's obligations are met from then-available cash flow, sale of segregated securities, sale of other securities or, although not normally expected, from sale of the "when-issued" or "forward delivery" securities themselves (which may have a value greater or lesser than a Portfolio's payment obligations).

ZERO COUPON OBLIGATIONS (INCOME PORTFOLIOS)

      The Portfolios may invest in zero coupon obligations, which are fixed-income securities that do not make regular interest payments. Instead, zero coupon obligations are sold at substantial discounts from their face value. A Portfolio will accrue income on these investments for tax and accounting purposes, which is distributable to shareholders and which, because no cash is received at the time of accrual, may require the liquidation of other portfolio securities to satisfy a Portfolio's distribution obligations, in which case the Portfolio will forego the purchase of additional income-producing assets with these Portfolios. The difference between a zero coupon obligation's issue or purchase price and its face value represents the imputed interest an investor will earn if the obligation is held until maturity. Zero coupon obligations may offer investors the opportunity to earn higher yields than those available on ordinary interest-paying obligations of similar credit quality and maturity. However, zero coupon obligation prices may also exhibit greater price volatility than ordinary fixed-income securities because of the manner in which their principal and interest are returned to the investor.

                               PORTFOLIO TURNOVER


      For the purposes of this section, references to the Adviser should be understood as including references to the relevant Sub-Adviser with respect to the Sub-Advised Portfolios.


      The Portfolios are managed generally without regard to restrictions on portfolio turnover, except those imposed by provisions of the federal tax laws regarding short-term trading. In general, the Portfolios will not trade for short-term profits, but when circumstances warrant, investments may be sold without regard to the length of time held. The primary consideration in placing portfolio security transactions with broker-dealers for execution is to obtain, and maintain the availability of, execution at the most favorable prices and in the most effective manner possible. The Adviser engages in portfolio trading for a Portfolio if it believes a transaction net of costs (including custodian charges) will help achieve the investment objective of the Portfolio. In managing a Portfolio's portfolio, the Adviser seeks to take advantage of market developments, yield disparities and variations in the creditworthiness of issuers. Expenses to each Portfolio, including brokerage commissions, and the realization of capital gains which are taxable to the Portfolio's shareholders tend to increase as the portfolio turnover increases.

      For the fiscal years ended October 31, 2006 and October 31, 2005, the portfolio turnover rate for each Portfolio was:

PORTFOLIO                                                 2006             2005
---------                                                 ----             ----

Intermediate Duration Fixed Income Portfolio*            236.51%         107.26%

Core Plus Portfolio*                                     273.91%         176.60%

High Yield Fixed Income Portfolio++                       13.61%            n/a

Growth Portfolio                                          75.06%          79.54%

International Equity Portfolio                            33.39%          31.32%

Opportunity Portfolio+                                    60.83%          63.95%

Value Portfolio                                           20.63%         16.45%

+ Previously the Small Cap Equity Portfolio.

++ The High Yield Fixed Income Portfolio commenced operations on November 18, 2005.

* The portfolio turnover rate increased from 2005 to 2006 on the Intermediate Duration Portfolio and Core Plus Portfolio due to active management and a change in the investment policies of the Portfolios that became effective on February 28, 2006.

      If a Portfolio or Portfolio has a portfolio turnover rate of 100% or more, transaction costs incurred by the Portfolio, and the realized capital gains and losses of the Portfolio, may be greater than those of a Portfolio with a lower portfolio turnover rate. See "Portfolio Transactions" and "Tax Matters" below.


                             PORTFOLIO TRANSACTIONS

      For the purposes of this section, references to the Adviser should be understood as including references to the relevant Sub-Adviser with respect to the Sub-Advised Portfolio.

      The Adviser is primarily responsible for portfolio decisions and the placing of portfolio transactions. The Trust has no obligation to deal with any dealer or group of dealers in the execution of transactions in portfolio securities for the Portfolios. Allocation of transactions, including their frequency, to various dealers is determined by the Adviser in its best judgment and in a manner deemed to be in the best interest of each Portfolio's shareholders rather than by any formula. In placing orders for each Portfolio, the primary consideration is prompt execution of orders in an effective manner at the most favorable price, although each Portfolio does not necessarily pay the lowest spread or commission available. Other factors taken into consideration are the dealer's general execution and operational facilities, the type of transaction involved and other factors such as the dealer's risk in positioning the securities. To the extent consistent with applicable legal requirements, the Adviser may place orders for the purchase and sale of investments for a Portfolio with a broker-dealer affiliate of the Adviser.

      The Adviser may, in circumstances in which two or more dealers are in a position to offer comparable results, give preference to a dealer which has provided statistical or other research services to the Adviser. By allocating transactions in this manner, the Adviser is able to supplement its research and analysis with the views and information of securities firms. These services, which in some cases may also be purchased for cash, include such matters as general economic and security market reviews, industry and company reviews, evaluations of securities and recommendations as to the purchase and sale of securities. Some of these services are of value to the Adviser in advising various of its clients (including the Portfolio), although not all of these services are necessarily useful and of value in managing each Portfolio. The management fee paid from the Portfolio is not reduced because the Adviser and its affiliates receive such services.

      Generally, fixed income securities are traded on a net basis and do not involve brokerage commissions. Under the 1940 Act, persons affiliated with HSBC Bank USA or the Adviser (including any Sub-Adviser) are prohibited from dealing with a Portfolio as a principal in the purchase and sale of securities except in accordance with regulations adopted by the Securities and Exchange Commission. A Portfolio may purchase fixed income securities from underwriting syndicates of which the Adviser or an affiliate is a member under certain conditions in accordance with the provisions of a rule adopted under the 1940 Act. Under the 1940 Act, persons affiliated with the Adviser may act as a broker for a Portfolio. In order for such persons to effect any portfolio transactions for a Portfolio, the commissions, fees or other remuneration received by such persons must be reasonable and fair compared to the commissions, fees or other remunerations paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold on an exchange during a comparable period of time. This standard would allow the affiliate to receive no more than the remuneration which would be expected to be received by an unaffiliated broker in a commensurate arms-length transaction. The Trustees of the Trust regularly review the commissions paid by each Portfolio to affiliated brokers. The Portfolios will not do business with nor pay commissions to affiliates of the Adviser in any portfolio transactions where they act as principal.

      As permitted by Section 28(e) of the Securities Exchange Act of 1934, the Adviser may cause a Portfolio to pay a broker-dealer which provides "brokerage and research services" (as defined in the Act) to the Adviser an amount of commission for effecting a securities transaction for a Portfolio in excess of the commission which another broker-dealer would have charged for effecting that transaction, provided the Adviser determines in good faith that the greater commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker-dealer viewed in terms of either a particular transaction or its respective overall responsibilities to the Portfolio or to its other clients. Not all of such services are useful or of value in advising the Portfolio.


      The term "brokerage and research services" includes advice as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or of purchasers or sellers of securities; furnishing analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts; and effecting securities transactions and performing functions incidental thereto, such as clearance and settlement. Although commissions paid on every transaction will, in the judgment of the Adviser, be reasonable in relation to the value of the brokerage services provided, commissions exceeding those which another broker might charge may be paid to broker-dealers who were selected to execute transactions on behalf of the Portfolio and the Adviser's other clients in part for providing advice as to the availability of securities or of purchasers or sellers of securities and services in effecting securities transactions and performing functions incidental thereto, such as clearance and settlement. The SEC has published proposed interpretative guidance that would tighten existing standards concerning the types of expenses that qualify for the
Section 28(e) safe harbor and set forth certain steps that investment advisers would need to take in order to ensure such qualification.


      Broker-dealers may be willing to furnish statistical, research and other factual information or services ("Research") to the Adviser for no consideration other than brokerage or underwriting commissions. Securities may be bought or sold through such broker-dealers, but at present, unless otherwise directed by a Portfolio, a commission higher than one charged elsewhere will not be paid to such a firm solely because it provided such Research.

      Investment decisions for each Portfolio and for the other investment advisory clients of the Adviser are made with a view to achieving their respective investment objectives. Investment decisions are the product of many factors in addition to basic suitability for the particular client involved. Thus, a particular security may be bought for certain clients even though it could have been sold for other clients at the same time, and a particular security may be sold for certain clients even though it could have been bought for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling that same security. In some instances, one client may sell a particular security to another client. Two or more clients may simultaneously purchase or sell the same security, in which event each day's transactions in that security are, insofar as practicable, averaged as to price and allocated between such clients in a manner which in the Adviser's opinion is equitable to each and in accordance with the amount being purchased or sold by each. In addition, when purchases or sales of the same security for the Portfolio and for other clients of the Adviser occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantage available to large denomination purchases or sales. There may be circumstances when purchases or sales of portfolio securities for one or more clients will have an adverse effect on other clients in terms of the price paid or received or of the size of the position obtainable. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as a Portfolio is concerned. In other cases, however, the Adviser believes that a Portfolio's ability to participate in volume transactions will produce better executions for the Portfolio.

      The Board of Trustees of the Trust has adopted a policy to ensure compliance with Rule 12b-1(h) under the 1940 Act in the selection of broker-dealers to execute portfolio transactions for the Portfolio. Generally, Rule 12b-1(h) prohibits the Portfolio from compensating a broker-dealer for promotion or sale of Portfolio shares by directing to the broker-dealer securities transactions or remuneration received or to be received from such portfolio securities transactions.

      If a Portfolio invests primarily in fixed-income securities, it is anticipated that most purchases and sales will be with the issuer or with underwriters of or dealers in those securities, acting as principal. Accordingly, such Portfolios would not ordinarily pay significant brokerage commissions with respect to their securities transactions.

      In the United States and in some other countries debt securities are traded principally in the over-the-counter market on a net basis through dealers acting for their own account and not as brokers. In other countries both debt and equity securities are traded on exchanges at fixed commission rates. The cost of securities purchased from underwriters includes an underwriter's commission or concession, and the prices at which securities are purchased and sold from and to dealers include a dealer's mark-up or mark-down. The Adviser normally seeks to deal directly with the primary market makers or on major exchanges unless, in its opinion, better prices are available elsewhere. Subject to the requirement of seeking execution at the best available price, securities may, as authorized by each Advisory Agreement, be bought from or sold to dealers who have furnished statistical, research and other information or services to the Adviser. At present no arrangements for the recapture of commission payments are in effect.


      For the fiscal years ended October 31, 2006, 2005 and 2004, the Portfolios paid aggregate brokerage commissions as shown in the following table:

PORTFOLIO                                       2006         2005         2004
Intermediate Fixed Income Portfolio           $      0     $      0     $      0
Core Plus Fixed Income Portfolio              $      0     $      0     $      0
 High Yield Fixed Income Portfolio**          $      0     $      0     $      0
Growth Portfolio*                             $ 80,231     $ 75,164     $ 47,606
Value Portfolio*                              $ 17,223     $ 32,133     $ 13,812
International Equity Portfolio                $232,187     $191,558     $501,585
Opportunity Portfolio+                        $371,161     $636,182     $846,081

+ Previously the Small Cap Equity Portfolio.
* The Growth Portfolio and the Value Portfolio commenced operations on May 7, 2004.
** The High Yield Portfolio commenced operations on November 18, 2005.

      During the last fiscal year ended October 31, 2006, the Portfolios acquired securities issued by their regular broker or dealers, or their parent companies, as follows. The following shows the aggregate holdings of the securities of each such issuer as of October 31, 2006. (For these purposes a regular broker or dealer includes any of the (a) ten brokers or dealers that received the greatest dollar amount of brokerage commissions by virtue of direct or indirect participation in the Trust's portfolio transactions during the its most recent fiscal year, (b) ten brokers or dealers that engaged as principal in the largest dollar amount of portfolio transactions of the Trust during its most recent fiscal year, or (c) ten brokers or dealers that sold the largest dollar amount of securities of the Portfolios during the Trust's most recent fiscal year.)

------------------------------------------------------------------------------------------------------------------------------------
                                  Intermediate   Core          High
                                  Duration       Plus          Yield
                                  Fixed          Fixed         Fixed                                    International
                                  Income         Income        Income        Growth        Value        Equity          Opportunity
                                  Portfolio      Potfolio      Potfolio+*    Portfolio     Potfolio     Portfolio       Portfolio++
------------------------------------------------------------------------------------------------------------------------------------
Citigroup                           760,065       4,239,872                                1,841,223
------------------------------------------------------------------------------------------------------------------------------------
Lehman Brothers
------------------------------------------------------------------------------------------------------------------------------------
Bear Sterns                         203,531       1,119,422
------------------------------------------------------------------------------------------------------------------------------------
Morgan Stanley                      535,192       2,566,605
------------------------------------------------------------------------------------------------------------------------------------
Credit Suisse First Boston                                                                               4,890,649
------------------------------------------------------------------------------------------------------------------------------------
UBS                                 399,257       2,439,660                   1,498,992
------------------------------------------------------------------------------------------------------------------------------------
JP Morgan                           467,146       2,522,624                                1,620,076
------------------------------------------------------------------------------------------------------------------------------------
Goldman Sachs                                                                                            1,375,978
------------------------------------------------------------------------------------------------------------------------------------
Bank of America Securities          145,971         792,415                                                             1,271,332
------------------------------------------------------------------------------------------------------------------------------------
Societe Generale                                                                                         5,879,137
------------------------------------------------------------------------------------------------------------------------------------

+ The High Yield Fixed Income Portfolio commenced operations on November 18,
2005.
++ Formerly the Small Cap Equity Portfolio
* The High Yield Fixed Income Portfolio did not acquire any secuities issued by the Funds regular brokers, dealers, or their parent companies.


                               PORTFOLIO HOLDINGS

      The Board of Trustees of the Trust has adopted policies and procedures for the Trust relating to disclosure of the Portfolios' portfolio securities (the "Policy"). The Policy is designed to ensure disclosure of holdings information where necessary to the Trust's operation or useful to a Portfolio's shareholders without compromising the integrity or performance of the Portfolio.

      Pursuant to applicable law, a Portfolio is required to disclose its complete portfolio holdings quarterly, within 60 days of the end of each fiscal quarter. Each Portfolio discloses a complete schedule of investments in each Semi-Annual Report and Annual Report to Shareholders or, following the first and third fiscal quarters, in quarterly holdings reports filed with the SEC on Form N-Q. Semi-Annual and Annual Reports are distributed to shareholders. Quarterly holdings reports filed with the SEC on Form N-Q are not distributed to shareholders, but are available, free of charge, on the EDGAR database on the SEC's website at www.sec.gov.

      These reports are also available, free of charge, on the Trust's website at www.investorfunds.us.hsbc.com. The Trust's website also provides information about each Portfolio's top 10 holdings, sector holdings and other characteristics data as of the end of the most recent calendar quarter. This information on the website is provided with a lag of at least 60 days and is available until updated as of the next fiscal quarter. The information on the Trust's website is publicly available to all categories of persons.

      The Trust or the Adviser may share non-public holdings information of a Portfolio sooner than 60 days of the end of each fiscal quarter with the Adviser and other service providers to the Trust (including the Trust's custodian-HSBC in the case of domestic assets, Investors Bank & Trust with respect to the international securities; the Trust's administrator and sub-administrator, HSBC and BISYS Fund Services Ohio, Inc., respectively; and pricing services such as FT Interactive). In addition, the Trust may share non-public holdings information with mutual fund ranking and rating services, including Standard & Poors Corporation, Morningstar, Inc. ("Morningstar"), Lipper Analytical Services ("Lipper"), and Bloomberg L.P. ("Bloomberg"). These service providers and other entities owe contractual, fiduciary, or other legal duties of confidentiality to the Trust or the Adviser that foster reasonable expectations that holdings information will not be misused. The Trust's Officers may authorize disclosure of the Trust's holdings portfolio information to service providers where such service provider needs information to fulfill its duties.

      The Portfolios may also disclose information about portfolio holdings to mutual fund evaluation services that agree not to disclose the information to third parties and that enter into a Confidentiality Agreement. Such Confidentiality Agreement provides, among other things, that non-public portfolio holdings information will be kept confidential and that such information will be used solely for the purpose of analysis and evaluation of the portfolio. Disclosures may be made to other third parties under a Confidentiality Agreement satisfactory to fund counsel and the Chief Compliance Officer ("CCO"). The Confidentiality Agreement prohibits anyone in possession of non-public holdings information from purchasing or selling securities based on such information, or from disclosing such information to other persons, except for those who are actually engaged in, and need to know, such information to perform services for the portfolio.

      Currently, the Trust has arrangements to provide additional disclosure of holdings information to the following evaluation services: Lipper, Morningstar, and Bloomberg.

      No compensation or other consideration is paid to or received by any party in connection with the disclosure of holdings information, including the Trust, the Adviser and its affiliates.

      Pursuant to the Policy, the Trust's Chief Compliance Officer ("CCO") may authorize exceptions and allow disclosures under other circumstances he or she deems appropriate. In addition, the Portfolio may disclose their holdings, as appropriate, in conformity with the foregoing principles. Compliance with the Policy (including the use of the portfolio holdings information) will be monitored by the CCO or his or her designee on a regular basis, and any violations constituting a "Material Compliance Matter" as defined under Rule 38a-1 of the 1940 Act will be reported by the CCO to the Boards of Trustees.

                             INVESTMENT RESTRICTIONS

      The Portfolios have adopted certain fundamental and non-fundamental investment restrictions. Fundamental investment restrictions may not be changed without approval by holders of a "majority of the outstanding voting securities" of the Portfolio. The term "majority of the outstanding voting securities" as used in this Part B means the vote of the lesser of (i) 67% or more of the outstanding "voting securities" of the Portfolio present at a meeting, if the holders of more than 50% of the outstanding "voting securities" are present or represented by proxy, or (ii) more than 50% of the outstanding "voting securities." The term "voting securities" as used in this paragraph has the same meaning as in the 1940 Act.

ALL INCOME PORTFOLIOS AND EQUITY PORTFOLIOS


      Each of the Income Portfolios and Equity Portfolios is subject to the following non-fundamental restrictions, in addition to the fundamental and non-fundamental restrictions set forth below under the headings for each
Portfolio:

1. The Portfolio may not purchase on margin, except for use of short-term credit as may be necessary for the clearance of purchases and sales of securities, but it may make margin deposits in connection with transactions in options, futures, and options on futures.

2. The Portfolio may not sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short, and provided that transactions in options and futures contracts are not deemed to constitute short sales of securities.

3. The Portfolio may not invest in securities of any registered investment company except to the extent permitted under the 1940 Act generally or in accordance with any exemptive order granted to the Trust by the SEC.


CORE FIXED INCOME PORTFOLIO, HIGH YIELD PORTFOLIO AND SHORT DURATION PORTFOLIO

      As a matter of fundamental policy, the Portfolio will not:

      1.    borrow money, except to the extent permitted under the 1940 Act;

      2.    issue any senior securities, except as permitted under the 1940 Act;


      3. act as underwriter of securities within the meaning of the Securities Act, except insofar as it might be deemed to be an underwriter upon disposition of certain portfolio securities acquired within the limitation of purchases of restricted securities;

      4. purchase or sell real estate, provided that the Portfolio may invest in securities secured by real estate or interests therein or issued by companies that invest in real estate or interests therein or are engaged in the real estate business, including real estate investment trusts;

      5. purchase or sell commodities or commodity contracts, except that the Portfolio may deal in forward foreign exchange transactions between currencies of the different countries in which it may invest and purchase and sell stock index and currency options, stock index futures, financial futures and currency futures contracts and related options on such futures;

      6. make loans except through loans of portfolio securities, entry into repurchase agreements, acquisitions of securities consistent with its investment objective and policies and as otherwise permitted by the 1940 Act; and

      7. purchase any securities, which would cause 25% or more of the value of the Portfolio's total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that
            (a) there is no limitation with respect to (i) instruments issued or guaranteed by the United States, any state, territory or possession of the United States, the District of Columbia or any of their authorities, agencies, instrumentalities or political subdivisions, and (ii) repurchase agreements secured by the instruments described in clause (i); (b) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of the parents; and
            (c) utilities will be divided according to their services; for example, gas, gas transmission, electric and gas, electric and telephone will each be considered a separate industry.

      In applying fundamental policy number 7, mortgage-backed securities need not be considered a single industry, and shall be classified as follows for purposes of the concentration policy. Mortgage-backed securities issued by governmental agencies and government-related organizations shall be excluded from the limitation in fundamental policy number seven. Private mortgage-backed securities (i.e., not issued or guaranteed by a governmental agency or government-related organization) that are backed by mortgages on commercial properties shall be treated as a separate industry from private mortgage-backed securities backed by mortgages on residential properties.


CORE PLUS PORTFOLIO

      As a matter of fundamental policy, the Core Plus Portfolio will not:

1. invest in physical commodities or contracts on physical commodities;


2. purchase or sell real estate, although it may purchase and sell securities of companies which deal in real estate, other than real estate limited partnerships, and may purchase and sell marketable securities which are secured by interests in real estate;

3. make loans except: (i) by purchasing debt securities in accordance with its investment objective and policies, or entering into repurchase agreements, and
(ii) by lending its portfolio securities;

4. with respect to 75% of its assets, purchase a security if, as a result, it would hold more than 10% (taken at the time of such investment) of the outstanding voting securities of any issuer;

5. with respect to 75% of its assets, purchase securities of any issuer if, as the result, more than 5% of the Portfolio's total assets, taken at market value at the time of such investment, would be invested in the securities of such issuer, except that this restriction does not apply to securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities;

6. underwrite the securities of other issuers (except to the extent that the Portfolio may be deemed to be an underwriter within the meaning of the 1933 Act in the disposition of restricted securities);

7. acquire any securities of companies within one industry if as a result of such acquisition, more than 25% of the value of the Portfolio's total assets would be invested in securities of companies within such industry; provided, however, that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, when the Portfolio adopts a temporary defensive position; and provided further that mortgage-backed securities shall not be considered a single industry for the purposes of this investment restriction;

8. borrow money (including from a bank or through reverse repurchase agreements or forward dollar roll transactions involving mortgage-backed securities or similar investment techniques entered into for leveraging purposes), except that the Portfolio may borrow as a temporary measure to satisfy redemption requests or for extraordinary or emergency purposes, provided that the Portfolio maintains asset coverage of at least 300% for all such borrowings;

9. issue senior securities, except as permitted under the 1940 Act.

      In applying fundamental policy number 7, mortgage-backed securities need not be considered a single industry, and shall be classified as follows for purposes of the concentration policy. Mortgage-backed securities issued by governmental agencies and government-related organizations shall be excluded from the limitation in fundamental policy number 7. Private mortgage-backed securities (i.e., not issued or guaranteed by a governmental agency or government-related organization) that are backed by mortgages on commercial properties shall be treated as a separate industry from private mortgage-backed securities backed by mortgages on residential properties.

      In applying fundamental policy number 8, borrowing for the purposes of meeting redemption requests that in the aggregate constitute 5% or more of the Portfolio's net assets shall be deemed to be borrowings made for emergency purposes.

      The Portfolio is subject to the following restrictions which may be changed by its Board of Trustees without investor approval.

      As a matter of non-fundamental policy, the Portfolio will not:

1. invest in futures and/or options on futures to the extent that its outstanding obligations to purchase securities under any future contracts in combination with its outstanding obligations with respect to options transactions would exceed 35% of its total assets;

2. invest in warrants, valued at the lower of cost or market, in excess of 5% of the value of its total assets, except that this limitation does not apply to warrants acquired in units or attached to securities ; or

3. enter into repurchase agreements exceeding in the aggregate 15% of the market value of its total assets.

INTERMEDIATE FIXED INCOME PORTFOLIO

      As a matter of fundamental policy, the Intermediate Fixed Income Portfolio will not:

      1.    invest in physical commodities or contracts on physical commodities;

      2. purchase or sell real estate, although it may purchase and sell securities of companies which deal in real estate, other than real estate limited partnerships, and may purchase and sell marketable securities which are secured by interest in real estate;

      3. make loans except: (i) by purchasing debt securities in accordance with its investment objective and policies, or entering into repurchase agreements, and (ii) by lending its portfolio securities;

      4. with respect to 75% of its assets, purchase a security if, as a result, it would hold more than 10% (taken at the time of such investment) of the outstanding voting securities of any issuer;

      5. with respect to 75% of its assets, purchase securities of any issuer if, as the result, more than 5% of the Portfolio's total assets, taken at market value at the time of such investment, would be invested in the securities of such issuer, except that this restriction does not apply to securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities;

      6. underwrite the securities of other issuers (except to the extent that the Portfolio may be deemed to be an underwriter within the meaning of the 1933 Act in the disposition of restricted securities);

      7. acquire any securities of companies within one industry if as a result of such acquisition, more than 25% of the value of the Portfolio's total assets would be invested in securities of companies within such industry; provided, however, that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, when the Portfolio adopts a temporary defensive position; and provided further that mortgage-backed securities shall not be considered a single industry for the purposes of this investment restriction;

      8. borrow money (including from a bank or through reverse repurchase agreements or forward dollar roll transactions involving mortgage-backed securities or similar investment techniques entered into for leveraging purposes), except that the Portfolio may borrow as a temporary measure to satisfy redemption requests or for extraordinary or emergency purposes, provided that the Portfolio maintains asset coverage of at least 300% for all such borrowings;

      9.    issue senior securities, except as permitted under the 1940 Act.

      In applying fundamental policy number 7, mortgage-backed securities need not be considered a single industry, and shall be classified as follows for purposes of the concentration policy. Mortgage-backed securities issued by governmental agencies and government-related organizations shall be excluded from the limitation in fundamental policy number 7. Private mortgage-backed securities (i.e., not issued or guaranteed by a governmental agency or government-related organization) that are backed by mortgages on commercial properties shall be treated as a separate industry from private mortgage-backed securities backed by mortgages on residential properties.

      The Portfolio is also subject to the following restrictions which may be changed by the Board of Trustees without investor approval. As a matter of non-fundamental policy, the Portfolio will not:

      1. invest in futures and/or options on futures to the extent that its outstanding obligations to purchase securities under any future contracts in combination with its outstanding obligations with respect to options transactions would exceed 35% of its total assets;

      2. invest in warrants, valued at the lower of cost or market, in excess of 5% of the value of its total assets , except that this limitation does not apply to warrants acquired in units or attached to securities.

GROWTH PORTFOLIO AND VALUE PORTFOLIO

      As a matter of fundamental policy, the Portfolio will not:

      1.    invest in physical commodities or contracts on physical commodities;

      2. purchase or sell real estate, although it may purchase and sell securities of companies which deal in real estate, other than real estate limited partnerships, and may purchase and sell marketable securities which are secured by interests in real estate;

      3. make loans except for the lending of portfolio securities pursuant to guidelines established by the Board of Trustees and except as otherwise in accordance with the Portfolio's investment objective and policies;

      4. borrow money, except from a bank as a temporary measure to satisfy redemption requests or for extraordinary or emergency purposes, provided that the Portfolio maintains asset coverage of at least 300% for all such borrowings;

      5. underwrite the securities of other issuers (except to the extent that the Portfolio may be deemed to be an underwriter within the meaning of the 1933 Act in the disposition of restricted securities);

      6. acquire any securities of companies within one industry, if as a result of such acquisition, more than 25% of the value of the Portfolio's total assets would be invested in securities of companies within such industry; provided, however, that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, when the Portfolio adopts a temporary defensive position;

      7.    issue senior securities, except as permitted under the 1940 Act;

      8. with respect to 75% of its assets, the Portfolio will not purchase securities of any issuer if, as a result, more than 5% of the Portfolio's total assets taken at market value would be invested in the securities of any single issuer; and

      9. with respect to 75% of its assets, the Portfolio will not purchase a security if, as a result, the Portfolio would hold more than 10% of the outstanding voting securities of any issuer.

      As a matter of non-fundamental policy, the Portfolio will not:

      1. enter into a futures contract if, immediately thereafter, the value of securities and other obligations underlying all such futures contracts would exceed 50% of the value of the Portfolio's total assets. Moreover, the Portfolio will not purchase put and call options if, as a result, more than 5% of its total assets would be invested in such options.

      2. invest in warrants, valued at the lower or cost or market, in an amount in excess of 5% of its total assets, except that this limitation does not apply to warrants acquired in units or attached to securities.

INTERNATIONAL EQUITY PORTFOLIO

      As a matter of fundamental policy, the International Equity Portfolio will not:

      1.    invest in physical commodities or contracts on physical commodities;

      2. purchase or sell real estate, although it may purchase and sell securities of companies which deal in real estate, other than real estate limited partnerships, and may purchase and sell marketable securities which are secured by interests in real estate;

      3. make loans except for the lending of portfolio securities pursuant to guidelines established by the Board of Trustees and except as otherwise in accordance with the Portfolio's investment objective and policies;

      4. borrow money, except from a bank as a temporary measure to satisfy redemption requests or for extraordinary or emergency purposes, provided that the Portfolio maintains asset coverage of at least 300% for all such borrowings;


      5. underwrite the securities of other issuers (except to the extent that the Portfolio may be deemed to be an underwriter within the meaning of the 1933 Act in the disposition of restricted securities);


      6. acquire any securities of companies within one industry, if as a result of such acquisition, more than 25% of the value of the Portfolio's total assets would be invested in securities of companies within such industry; provided, however, that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, when the Portfolio adopts a temporary defensive position;

      7.    issue senior securities, except as permitted under the 1940 Act;

      8. with respect to 75% of its assets, the Portfolio will not purchase securities of any issuer if, as a result, more than 5% of the Portfolio's total assets taken at market value would be invested in the securities of any single issuer;

      9. with respect to 75% of its assets, the will not purchase a security if, as a result, the Portfolio would hold more than 10% of the outstanding voting securities of any issuer.

      The International Equity Portfolio is also subject to the following restrictions which may be changed by the Board of Trustees without investor approval. As a matter of non-fundamental policy, the Portfolio will not:

1. purchase warrants, valued at the lower of cost or market, in excess of 10% of the value of its total assets , except that this limitation does not apply to warrants acquired in units or attached to securities;


OPPORTUNITY PORTFOLIO

      As a matter of fundamental policy, the Opportunity Portfolio will not:


      1. borrow money or mortgage or hypothecate assets of the Portfolio, except that in an amount not to exceed 1/3 of the current value of the Portfolio's net assets, it may borrow money (including through reverse repurchase agreements, forward roll transactions involving mortgage backed securities or other investment techniques entered into for the purpose of leverage), and except that it may pledge, mortgage or hypothecate not more than 1/3 of such assets to secure such borrowings, provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered a pledge of assets for purposes of this restriction and except that assets may be pledged to secure letters of credit solely for the purpose of participating in a captive insurance company sponsored by the Investment Company Institute;

      2. underwrite securities issued by other persons except insofar as the Portfolios may technically be deemed an underwriter under the 1933 Act in selling a portfolio security;

      3. make loans to other persons except: (a) through the lending of the Portfolio's portfolio securities and provided that any such loans not exceed 30% of the Portfolio's total assets (taken at market value); (b) through the use of repurchase agreements or the purchase of short term obligations; or (c) by purchasing a portion of an issue of debt securities of types distributed publicly or privately;

      4. purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts (except futures and option contracts) in the ordinary course of business (except that the Portfolio may hold and sell, for the Portfolio's portfolio, real estate acquired as a result of the Portfolio's ownership of securities);

      5. concentrate its investments in any particular industry (excluding U.S. Government securities), but if it is deemed appropriate for the achievement of a Portfolio's investment objective(s), up to 25% of its total assets may be invested in any one industry;

      6. issue any senior security (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder, provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered to be the issuance of a senior security for purposes of this restriction; and

      7. with respect to 75% of its assets, invest more than 5% of its total assets in the securities (excluding U.S. Government securities) of any one issuer.


      The Opportunity Portfolio is also subject to the following restrictions which may be changed by the Board of Trustees without shareholder approval.

      As a matter of non-fundamental policy, the Opportunity Portfolio will not:

      1. purchase warrants, valued at the lower of cost or market, in excess of 10% of the value of its total assets, except that this limitation does not apply to warrants acquired in units or attached to securities;


      2. write puts and calls on securities unless each of the following conditions are met: (a) the security underlying the put or call is within the investment policies of the Portfolio and the option is issued by the Options Clearing Corporation, except for put and call options issued by non-U.S. entities or listed on non-U.S. securities or commodities exchanges; (b) the aggregate value of the obligations underlying the puts determined as of the date the options are sold shall not exceed 50% of the Portfolio's net assets; (c) the securities subject to the exercise of the call written by the Portfolio must be owned by the Portfolio at the time the call is sold and must continue to be owned by the Portfolio until the call has been exercised, has lapsed, or the Portfolio has purchased a closing call, and such purchase has been confirmed, thereby extinguishing the Portfolio's obligation to deliver securities pursuant to the call it has sold; and (d) at the time a put is written, the Portfolio establishes a segregated account with its custodian consisting of cash or short-term U.S. Government securities equal in value to the amount the Portfolio will be obligated to pay upon exercise of the put (this account must be maintained until the put is exercised, has expired, or the Portfolio has purchased a closing put, which is a put of the same series as the one previously written); and

      3. buy and sell puts and calls on securities, stock index futures or options on stock index futures, or financial futures or options on financial futures unless such options are written by other persons and:
      (a) the options or futures are offered through the facilities of a national securities association or are listed on a national securities or commodities exchange, except for put and call options issued by non-U.S. entities or listed on non-U.S. securities or commodities exchanges; (b) the aggregate premiums paid on all such options which are held at any time do not exceed 20% of the Portfolio's total net assets; and (c) the aggregate margin deposits required on all such futures or options thereon held at any time do not exceed 5% of the Portfolio's total assets.

PERCENTAGE AND RATING RESTRICTIONS (ALL PORTFOLIOS)

      If a percentage restriction or a rating restriction on investment or utilization of assets set forth above or referred to in the Portfolios' Part A is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the value of the securities held by a Portfolio or a later change in the rating of a security held by a Portfolio is not considered a violation of policy, however the Adviser will consider such change in its determination of whether to continue to hold the security and provided further, that the Adviser will take appropriate steps, which may include the disposition of portfolio securities, as may be necessary to satisfy the applicable requirements of the 1940 Act with respect to the Portfolio's investments in illiquid securities or any borrowings by the Portfolio.

                        MANAGEMENT OF THE PORTFOLIO TRUST

TRUSTEES AND OFFICERS

      The names of the Trustees of the Portfolio Trust, their addresses, ages/date of birth, positions, principal occupation(s) during the past five years, the number of portfolios in the fund complex overseen, and other directorships held by each Trustee are set forth below.


                                                                                                            NUMBER OF
                                            TERM OF OFFICE                                PORTFOLIOS IN       OTHER
                           POSITION(S)            AND                PRINCIPAL            FUND COMPLEX     TRUSTEE-SHIPS
 NAME, ADDRESS, AND         HELD WITH       LENGTH OF TIME         OCCUPATION(S)           OVERSEEN BY       HELD BY
  AGE/DATE OF BIRTH           FUND              SERVED          DURING PAST 5 YEARS         TRUSTEE*         TRUSTEE
  -----------------           ----              ------          -------------------         --------         -------
  NON-INTERESTED
      TRUSTEES

RICHARD A. BREALEY          Trustee          Indefinite;       Emeritus Professor,            38              None
P.O. Box 182845                             March 2005 to        London Business
  Columbus, OH                                present;           School (1968 to
  43218                                    Advisory Board        present); Deputy
Date of Birth:                             Member January      Chairman, Balancing
  June 9, 1936                              2005 to March      and Settlement Code
                                                2005          Panel (September 2000
                                                                   to present)

ALAN S. PARSOW              Trustee          Indefinite;        General Partner of            38              None
  P.O. Box 182845                          1987 to present      Elkhorn Partners,
  Columbus, OH                                                   L.P. (a private
  43218                                                             investment
Date of Birth:                                                 partnership) (since
  January 16, 1950                                                    1989)

LARRY M. ROBBINS            Trustee          Indefinite;        Private Investor;             38              None
P.O. Box 182845                            1987 to present     Director, Center for
  Columbus, OH                                                     Teaching and
  43218                                                        Learning, University
Date of Birth:                                                   of Pennsylvania
  December 12, 1938                                                 (1999-2006)

                            Trustee          Indefinite;        Private Investor;             38              None
MICHAEL SEELY                              1987 to present     Global Multi Manager
  P.O. Box 182845                                                    Partners
  Columbus, OH                                                     (1999-2003);
  43218                                                       President of Investor
Date of Birth:                                                  Access Corporation
  June 7, 1945                                                     (1981-2003)

THOMAS F. ROBARDS           Trustee          Indefinite;        Private Investor;             38           Financial
  P.O. Box 182845                           March 2005 to        Chief Financial                            Federal
  Columbus, OH                                 present          Officer, American                         Corporation
  43218                                                         Museum of Natural                             and
Date of Birth:                             Advisory Board        History (2003 to                           Overseas
  June 10, 1946                                Member              2004); Chief                           Shipholding
                                            November 2004       Financial Officer,                           Group
                                            to March 2005       Datek Online Inc..
                                                                  (2000 to 2002)

INTERESTED TRUSTEE

STEPHEN J. BAKER            Trustee        Indefinite;           Chief Executive              38              None
 P.O. Box 182845                           2004 to present        Officer, HSBC
  Columbus, OH                                                  Investments (USA)
  43218                                                         Inc. and Executive
Date of Birth:                                                 Vice President, HSBC
  June 23, 1956                                               Bank (USA),N.A. (2003
                                                                to present); Chief
                                                                Executive Officer,
                                                              HSBC Asset Management
                                                                 (Canada) Limited
                                                                  (1998 to 2003)

EMERITUS TRUSTEE

FREDERICK C. CHEN      Emeritus Trustee    Until March        Management Consultant           38              None
P.O. Box 182845                            31, 2009;            (1988 to present)
Columbus, OH 43218                         Trustee from
Date of Birth:                             1990 to June,
  April 22, 1927                           2005

      * Includes both the fund and the underlying Portfolio for Funds with a master/feeder structure.

      The names of the officers, their addresses, ages, position(s) held with each Trust, and principal occupation(s) during the past five years are described in the table below.

                                   POSITION(S)        TERM OF OFFICE AND
      NAME, ADDRESS, AND            HELD WITH           LENGTH OF TIME             PRINCIPAL OCCUPATION(S)
       AGE/DATE OF BIRTH              FUND                  SERVED                   DURING PAST 5 YEARS
       -----------------              ----                  ------                   -------------------
RICHARD A. FABIETTI                 President       Indefinite; March 2004       Senior Vice President, Head
  452 Fifth Avenue                                        to present             of Product Management, HSBC
  New York, NY 10018                                                             Investments (USA) Inc. (1998
  Date of Birth:                                                                         to present).
  October 8, 1958

TROY SHEETS*                        Treasurer         Indefinite; 2004 to           Employee of BISYS Fund
  3435 Stelzer Road                                         present                Services, Inc. (2002 to
  Columbus, OH 43219-3035                                                         present); Senior Manager,
  Date of Birth:                                                                   KPMG LLP (1993 to 2002)
  May 29, 1971

MARC A. SCHUMAN*                    Secretary       Indefinite; March 2005       Senior Counsel of BISYS Fund
  199 Water Street                                        to present               Services, Inc. (2005 to
  New York, NY 10038                                                              present); Senior Corporate
  Date of Birth:                                                                 Counsel of The BISYS Group,
  December 22, 1960                                                                Inc , (2001 to 2005); Of
                                                                                  Counsel to Morgan, Lewis &
                                                                                 Bockius LLP (law firm) (2000
                                                                                          to 2001).

ELBA VASQUEZ                     Vice President        Indefinite; March          Vice President of Product
  452 Fifth Avenue                                      2006 to present              Administration, HSBC
  New York, NY 10018                                                             Investments (USA) Inc. (2005
  Date of Birth:                                                                 to present); Vice President
 December 14,1961                                                                 of Client Services, BISYS
                                                                                 Fund Services, Inc. (1996 to
                                                                                            2005).

FREDERICK J.SCHMIDT*            Chief Complianc  e    Term expires 2007;          Senior Vice President and
585 Stewart Ave                      Officer            2004 to present         Chief Compliance Officer, CCO
Garden City, NY11530                                                                Services of BISYS Fund
  Date of Birth                                                                  Services (2004 to present);
  July 10, 1959                                                                   President, FJS Associates
                                                                                     (2002 to 2004); Vice
                                                                                  President Credit Agricole
                                                                                 Asset Management, U.S. (1987
                                                                                           to 2002)

* Messrs. Sheets, Schmidt and Schuman also are officers of certain other investment companies of which BISYS or an affiliate is the administrator.


BOARD OF TRUSTEES

      Overall responsibility for management of the Trust rests with its Board of Trustees, who are elected by the shareholders of the Trust. The Trustees carry out their responsibilities in accordance with the laws of the State of New York and the Portfolio Trust's Declaration of Trust. The Trustees elect the officers of the Portfolio Trust to supervise actively its day-to-day operations.

      The Trust has established a Trustee Emeritus Program pursuant to which the Board may offer a retiring Trustee the opportunity to serve in an advisory or similar capacity for a maximum amount of time determined by multiplying the number of years of service as Trustee by 25%. While serving in such capacity, the Trustee Emeritus is encouraged to attend and participate in meetings of the Board of Trustees and designated Committees but shall have no vote on any matters before the Board or Committee. A Trustee Emeritus is compensated for service in accordance with the regular Trustee compensation schedule. Frederick
C. Chen serves as an Emeritus Trustee of the Trust.


      COMMITTEES


      The Trustees of the Portfolio Trust have established an audit committee, a valuation committee, and a nominating and corporate governance committee for the Trust.

      References to Mr. Chen below as a member of various Committees are in his capacity as Emeritus Trustee.


      AUDIT COMMITTEE


      The Audit Committee, which is comprised entirely of Independent Trustees, includes Richard A. Brealey, Thomas F. Robards, Alan S. Parsow, Larry M. Robbins and Michael Seely. The primary purpose of the Audit Committee is to oversee the accounting and financial reporting policies, practices and internal controls of the Trust. The Audit Committee is currently chaired by Mr. Robards. The audit committee (i) recommends to the Board of Trustees the selection, retention and compensation of an independent public accounting firm; (ii) annually reviews the scope of the proposed audit, the audit procedures to be utilized and the proposed audit fees; (iii) reviews the results of the annual audit with the independent auditors; (iv) reviews the annual financial statements of the Portfolio with management and the independent auditors; and (v) reviews the adequacy and effectiveness of internal controls and procedures with management and the independent auditors. The Audit Committee of the Trust held four meetings during the last fiscal year.


      VALUATION COMMITTEE


      The Valuation Committee includes at least one of the Independent Trustees and representatives from HSBC Investments (USA) Inc. and BISYS Fund Services. The Valuation Committee is currently chaired by Mr. Parsow. The purpose of the Valuation Committee is to oversee the implementation of the Portfolio's valuation procedures and to make fair value determinations on behalf of the Board of Trustees as specified in the Portfolio's Valuation Procedures. The Valuation Committee of the Trust held no meetings during the last fiscal year of the Trust.


      NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

      The Nominating and Corporate Governance Committee, which is comprised entirely of Independent Trustees, includes Richard A. Brealey, Alan S. Parsow, Larry M. Robbins, Michael Seely and Thomas F. Robards. The Committee is currently chaired by Mr. Seely. This Committee (i) makes nominations for trustee membership on the Board; (ii) evaluates on a periodic basis the operations and effectiveness of the Board as a whole; (iii) periodically reviews the composition of the Board to determine whether it may be appropriate to add individuals with different backgrounds or skills from those already on the Board; (iv) periodically reviews Board governance procedures and shall recommend any appropriate changes to the full Board; and (v) periodically reviews trustee compensation and shall recommend any appropriate changes to the Board as a group. The committee does not consider nominees recommended by shareholders. This committee did not meet during the last fiscal year.

      INVESTMENT PRACTICES COMMITTEE

      The Investment Practices Committee, which is comprised entirely of Independent Trustees, is chaired by Mr. Brealey. The Committee will oversee processes related to portfolio management. The Committee is newly formed and had no meetings during the last fiscal year.

FUND OWNERSHIP

Listed below for each Trustee is a dollar range of equity securities beneficially owned in all registered investment companies overseen by each Trustee in the HSBC Investor Family of Funds, as of December 31, 2006.

                                                                              AGGREGATE DOLLAR RANGE OF EQUITY
                                                                          SECURITIES IN ALL REGISTERED INVESTMENT
                                   DOLLAR RANGE OF EQUITY SECURITIES     COMPANIES OVERSEEN BY TRUSTEE IN FAMILY OF
           NAME OF TRUSTEE                  IN CERTAIN FUNDS                        INVESTMENT COMPANIES
           ---------------                  ----------------                        --------------------
NON-INTERESTED TRUSTEES

Richard A. Brealey                                None                                      None

Frederick C. Chen                           Opportunity Fund                           Over $100,000
(Emeritus Trustee)                  $50,001-$100,000; International
                                      Equity Fund $50,001-$100,000

Alan S. Parsow                                    None                                      None

Larry M. Robbins                                  None                                      None

Michael Seely                                     None                                      None

Thomas Robards                                    None                                      None

INTERESTED TRUSTEES

Stephen J. Baker                                  None                                      None

As of February 1, 2007, the Trustees and officers of each Trust, as a group, owned less than 1% of the outstanding shares of each Fund.


TRUSTEE AND OFFICER COMPENSATION


      The Trust and other investment companies in the Fund complex, in the aggregate, pay each Trustee who is not an "interested person" of the Trust (as defined in the 1940 Act) an annual retainer of $35,000 and a fee of $5,000 for each regular meeting of the Board of Trustees, a fee of $3,000 for each special telephonic meeting, a fee of $5,000 for each special in-person meeting and a fee of $3,000 for each committee meeting, except that Mr. Robbins, as Chairman of the Board, receives an annual retainer of $47,000 and a fee of $9,000 for each regular meeting attended. Additionally, the Trust pays each Trustee who is not an "interested person" an annual retainer of $3,000 for each committee on which such trustee serves for committee members and $4,000 for committee chairs and pays each committee member $3,000 for each committee meeting attended. In addition, for time expended on Board duties outside normal meetings at the request of the Chairman or a Committee Chair, a Trustee shall be compensated at the rate of $500 per hour up to a maximum of $3,000 per day. For the fiscal year ended October 31, 2006, the following compensation was paid to the Trustees of the Trust from the fund complex.

-------------------------------------------------------------------------------------------------------------------------
                                                          NON -
                                                          INTERESTED
                                                          TRUSTEES
-------------------------------------------------------------------------------------------------------------------------
                                               ALAN S.      LARRY M.     MICHAEL      THOMAS     RICHARD A.   STEPHEN J.
COMPENSATION                     FREDERICK     PARSOW       ROBBINS       SEELY       ROBARDS    BREALEY,     BAKER
FROM PORTFOLIO                   C. CHEN(1)    TRUSTEE      TRUSTEE      TRUSTEE      TRUSTEE    TRUSTEE      TRUSTEE
-------------------------------------------------------------------------------------------------------------------------
Intermediate Duration Fixed     $138.63       $147.62     $143.22       $150.57     $113.43      $109.05
Income Portfolio
-------------------------------------------------------------------------------------------------------------------------
Core Plus Fixed Portfolio       $580.10       $624.27     $639.71       $634.97     $500.79      $480.93
-------------------------------------------------------------------------------------------------------------------------
High Yield Portfolio            $28.24        $32.52      $43.50        $32.90      $32.52       $31.10
-------------------------------------------------------------------------------------------------------------------------
Growth Portfolio                $258.97       $281.78     $302.93       $286.80     $235.17      $225.71
-------------------------------------------------------------------------------------------------------------------------
Value Portfolio                 $284.63       $309.56     $329.80       $314.95     $255.57      $245.21
-------------------------------------------------------------------------------------------------------------------------
International Equity            $1,235.04     $1,348.97   $1,518.85     $1,371.70   $1,171.89    $1,124.19
  Portfolio
-------------------------------------------------------------------------------------------------------------------------
Opportunity Portfolio +         $1,140.74     $1,238.73   $1229.22      $1,260.58   $1,012.51    $972.15
-------------------------------------------------------------------------------------------------------------------------
PENSION OR RETIREMENT           None          None        None          None        None         None
  BENEFITS ACCRUED AS PART
  OF THE PORTFOLIOS
  EXPENSES(2)
-------------------------------------------------------------------------------------------------------------------------
ESTIMATED ANNUAL BENEFITS       None          None        None          None        None         None
  UPON RETIREMENT
-------------------------------------------------------------------------------------------------------------------------
TOTAL COMPENSATION FROM         $79,750       $86,750     $95,000       $88,250     $73,500      $70,500
  PORTFOLIOS AND FUND
  COMPLEX(3) PAID TO
  TRUSTEES
-------------------------------------------------------------------------------------------------------------------------

+     Previously the Small Cap Equity Portfolio.
(1)   Mr. Chen is an Emeritus Trustee
(2) The Trusts do not accrue pension or retirement benefits as part of Fund expenses, and Trustees of the Trusts are not entitled to benefits upon retirement from the Board of Trustees.
(3) For these purposes, the Fund Complex consisted of 38 Funds of HSBC Investor Funds, HSBC Advisor Funds Trust and HSBC Investor Portfolios, including offshore feeder funds, as of October 31, 2006. This does not include funds that had not commenced operations. Effective as of May 18, 2006, the schedule of Trustee compensation changed. Prior to that date, the Trusts and other investment companies in the fund complex, in the aggregate, paid each Trustee who is not an "interested person" of the Trusts (as defined in the 1940 Act) an annual retainer of $24,000 and a fee of $4,000 for each regular meeting of the Board of Trustees, a fee of $2,000 for each special telephonic meeting, a fee of $5,000 for each special in-person meeting except that Mr. Robbins, as Chairman of the Board, received an annual retainer of $29,000 and a fee of $6,000 for each regular meeting attended. Additionally, the Trusts paid each Trustee who is not an "interested person" an annual retainer of $1,000 for each committee on which such Trustee served as of committee member or $2,000 for committee chairs and paid $2,000 for each committee meeting attended.

      None of the officers receive compensation directly from the Portfolio. Under a Compliance Services Agreement between the Trusts and BISYS, BISYS makes a BISYS employee available to serve as the Trusts' Chief Compliance Officer. Under the Agreement, BISYS also provides infrastructure and support in implementing the written policies and procedures comprising the Fund Compliance Program. This includes providing support services to the Chief Compliance Officer, developing standards for reports to the Board by BISYS and other service providers, and assisting in preparing or providing documentation for the Board to make findings and conduct reviews pertaining to the Fund Compliance Program and related policies and procedures of Fund service providers. The Agreement also covers arrangements under which BISYS employees serve the Trusts in certain other officer capacities, which may include the Chief Financial Officer. For the services provided under the Agreement, the Trusts currently pay BISYS $250,800 per annum, plus certain out of pocket expenses. BISYS pays the salary and other compensation earned by any such individuals as employees of BISYS.


PROXY VOTING

      The Portfolio Trust has adopted Proxy Voting Policies that delegate the responsibility of voting proxies to the Portfolios' Adviser and Sub-Advisers. The Proxy Voting Policies of the Trust and the Adviser are attached as Appendices D-G.


      Information regarding how the Portfolios voted proxies relating to portfolio securities during the 12-month period ending June 30, 2006 is available (i) without charge, upon request, by calling 1-800-782-8183; and (ii) on the SEC's website at http://www.sec.gov.


                     INVESTMENT ADVISORY AND OTHER SERVICES

INVESTMENT ADVISER


      HSBC Investments (USA) Inc. is the investment adviser to each Portfolio pursuant to an investment advisory contract (the "Advisory Contract") with the Portfolio Trust. For its services, the Adviser is entitled to a fee from each Portfolio, which is accrued daily and paid monthly, and which is based on the Portfolio's daily net assets, at an annual rate as set forth below. In the case of the Equity Portfolios, these amounts do not include sub-advisory fees paid to the respective sub-advisers. Halbis is a wholly owned subsidiary of HSBC Halbis Partners (UK) Limited and is an affiliate of the Adviser. In the case of the Fixed Income Funds, these amounts are inclusive of any sub-advisory fees that the Adviser pays to an affiliated Sub-Adviser.

PORTFOLIO                                         ASSET RANGE            FEE
---------                                         -----------            ---

Core Fixed Income Portfolio                     on all Assets            0.40%

Core Plus Portfolio                             0-$50 million           0.575%
                                                $50-$95 million         0.450%
                                                $95-$150 million        0.200%
                                                $150-$250 million       0.400%
                                                $250+ million           0.350%

High Income Portfolio                           on all Assets            0.60%

Intermediate Fixed Income Portfolio             on all Assets            0.40%

Short Duration Portfolio                        on all Assets            0.40%

Growth Portfolio                                on all Assets           0.175%**

International Equity Portfolio                  on all Assets            0.25%**

Opportunity Portfolio +                         on all Assets            0.25%**

Value Portfolio                                 on all Assets           0.175%**

+     Previously the Small Cap Equity Portfolio.

      ** Each of the Equity Portfolios pays an additional Sub -Advisory fee to the relevant Sub-Adviser at rates described below under "Sub-Adviser."

      For the fiscal years ended October 31, 2006, 2005 and 2004, the aggregate amount of advisory fees (including sub-advisory fees, where applicable) paid by the Portfolios were:

PORTFOLIO^                                   2006          2005*          2004
--------------------------------------------------------------------------------

Intermediate Fixed Income Portfolio      $   92,601    $  197,360     $  303,933

Core Plus Portfolio                      $  521,319    $  620,549     $  743,417

High Yield Fixed Income Portfolio***     $   56,612           n/a            n/a

Growth Portfolio **                      $  274,052    $  259,397     $   99,225

International Equity Portfolio           $1,905,467    $1,568,100     $1,504,012

Opportunity Portfolio +                  $1,868,748    $2,284,219     $3,057,110

Value Portfolio **                       $  316,677    $  328,104     $  132,482

^ The Core Fixed Income Portfolio and the Short Duration Portfolio had not commenced operations as of October 31, 2005.
+ Previously the Small Cap Equity Portfolio.
* Investment Advisory fees for 2005 do not reflect deductions for waivers.
** The Growth Portfolio and the Value Portfolio commenced operations on May 7, 2004.
*** The High Yield Portfolio commenced operations on November 18, 2005.

      The Investment Advisory Contract for each Portfolio ("Advisory Contract") will continue in effect through December 31, 2007. Thereafter, Advisory Contract will continue in effect with respect to each Portfolio for successive periods not to exceed one (1) year, provided such continuance is approved at least annually (i) by the holders of a majority of the outstanding voting securities of the Portfolio or by the Trust's Board of Trustees, and (ii) by a majority of the Trustees of a Trust or the Portfolio Trust who are not parties to the Advisory Contract or "interested persons" (as defined in the 1940 Act) of any such party. Notwithstanding the foregoing, the Advisory Contract may be terminated with respect to a Portfolio without penalty by either party on 60 days' written notice and will terminate automatically in the event of its assignment, within the meaning of the 1940 Act.


      The Adviser, located at 452 Fifth Avenue, New York, New York 10018, is a wholly-owned subsidiary of HSBC Bank USA, National Association ("HSBC"), which is a wholly-owned subsidiary of HSBC USA, Inc., a registered bank holding company. No securities or instruments issued by HSBC USA, Inc. or HSBC will be purchased for a Portfolio.

      The Advisory Contract for each Portfolio provides that the Adviser will manage the portfolio of the Portfolio, either directly or through one or more sub-advisers, and will furnish to the Portfolio investment guidance and policy direction in connection therewith. The Adviser has agreed to provide to the Portfolio Trust, among other things, information relating to composition, credit conditions and average maturity of the portfolio of the Portfolio. Pursuant to the Advisory Contract, the Adviser also furnishes to the Portfolio Trust's Board of Trustees periodic reports on the investment performance of each Portfolio.

      If the Adviser were prohibited from performing any of its services for the Portfolio Trust, it is expected that the Board of Trustees would recommend to the holders of interests in the Portfolios that they approve new agreements with another entity or entities qualified to perform such services and selected by the Board.

      The investment advisory services of the Adviser to the Portfolios are not exclusive under the terms of the Advisory Contract. The Adviser is free to and does render investment advisory services to others.

      The Trust and the Adviser have received an exemptive order from the Securities and Exchange Commission ("SEC") that allows the Adviser to enter into new investment sub-advisory contracts and to make material changes to existing sub-advisory contracts with the approval of the Board of Trustees of the Trust, but without shareholder approval. This authority is subject to certain conditions, including the requirement that the Trustees (including a majority of Independent Trustees) of the Trust must approve any new or amended agreements with sub-advisers. In accordance with the exemptive order received from the SEC, an information statement providing details about the appointment of the new sub-adviser will be mailed to shareholders within 120 days of the change in sub-adviser. Shareholders will also receive an information statement describing material changes to a sub-advisory contract between the Adviser and a sub-adviser with 120 days of the material change. The Adviser remains responsible for the performance of each Portfolio, oversees sub-advisers to ensure compliance with each Portfolio's investment policies and guidelines, and monitors each sub-adviser's adherence to its investment style and performance results in order to recommend any changes in a sub-adviser to the appropriate Trust's Board of Trustees.

SUB-ADVISERS

      For the Portfolios listed below, the Adviser has retained a sub-adviser (a "Sub-Adviser") which is responsible for the investment management of the Portfolio's assets, including making investment decisions and placing orders for the purchase and sale of securities for the Portfolio directly with the issuers or with brokers or dealers selected by the Sub-Adviser in its discretion.

      The investment advisory services of each Sub-Adviser are not exclusive under the terms of its sub-advisory agreement. The Sub-Adviser is free to and does render investment advisory services to others.

      The Sub-Adviser also furnishes to the Board of Trustees of the Trust, which has overall responsibility for the business and affairs of the Trust, periodic reports on its services and the investment performance of the relevant Portfolio.

      GROWTH PORTFOLIO

      Waddell & Reed Investment Management Company ("Waddell & Reed"), located at 6300 Lamar Avenue, Oakland Park, KS 66202, serves as the Portfolio's Sub-Adviser.

      Waddell & Reed acts as investment adviser to numerous investment companies and accounts. Waddell & Reed's ultimate parent is Waddell & Reed Financial, Inc., a publicly traded company on the NYSE.

      For its services, the Sub-Adviser receives a fee based on the Portfolio's average daily net assets at the annual rate of 0.325% of net assets up to $50 million, 0.25% of net assets over $50 million up to $100 million, 0.20% of net assets over $100 million up to $200 million, and 0.15% of net assets in excess of $200 million.


      For the fiscal years ended October 31, 2006, 2005 and the period May 7, 2004 (commencement of operations of the Growth Portfolio) through October 31, 2004, the Portfolio paid sub-advisory fees equal to $176,648 $167,928 and $64,496, respectively.


      INTERNATIONAL EQUITY PORTFOLIO

      AllianceBernstein Investment Research and Management
("AllianceBernstein"), is the Sub-Adviser to the International Equity Portfolio. AllianceBernstein is located at 1345 Avenue of the Americas New York, NY 10105.

      For its services, AllianceBernstein receives a fee based on the Portfolio's average daily net assets, at the annual rate of 0.765% of net assets up to $10 million, 0.675% of net assets over $10 million up to $25 million, 0.54% of net assets over $25 million up to $50 million, .045 of net assets over $50 million up to $100 million, and 0.36% of net assets in excess of $100 million.


      For the fiscal years ended October 31, 2006, 2005 and 2004, sub-advisory fees from the Portfolio aggregated $1,197,387, $998,252 and $717,021 and $249,385 respectively. The last two amounts are a split of the total fees for fiscal year 2004. Prior to January 31, 2004, Capital Guardian Trust Company was the sub-adviser to the Portfolio.

      OPPORTUNITY PORTFOLIO

      Westfield Capital Management Company, LLC ("Westfield"), is the Opportunity Portfolio's Sub-Adviser. Westfield, a subsidiary of Boston Private Financial Holdings, Inc., was founded in 1989 and specializes in growth equity portfolios. Its principal office is located at One Financial Center, Boston, MA 02111. Westfield uses a team approach to investment management. The team consists of 11 professionals with an average 14 years of investment experience. Westfield's goal is to deliver consistent investment results where its investment philosophy may be maintained through teamwork rather than individual efforts. For its services, the Sub-Adviser receives a fee equal on an annual basis to 0.55% of the Portfolio's average daily net assets.

      For the fiscal years ended October 31, 2006, 2005 and2004, the Portfolio paid sub-advisory fees equal to $1,284,765, $1,570,402 and $2,101,763, respectively. Prior to January 19, 2003, MFS Institutional Advisers, Inc. was the sub-adviser to the Portfolio.


      VALUE PORTFOLIO

      NWQ Investment Management Co., LLC ("NWQ"), located at 2049 Century Park East, 4th Floor, Los Angeles, CA 90067, serves as the Value Portfolio's Sub-Adviser.

      NWQ is a wholly owned subsidiary of Nuveen Investments, Inc., a publicly traded company, except for a minor interest owned by certain members of NWQ management.


      For its services, the Sub-Adviser receives a fee based on the Portfolio's average daily net assets, at the annual rate of 0.35% of net assets up to $500 million, 0.30% of net assets over $500 million up to $1 billion, and 0.25% of net assets over $1 billion.

      For the fiscal years ended October 31, 2006, 2005 and the period May 7, 2004 (commencement of operations of the Value Portfolio) through October 31, 2004, the Portfolio paid sub-advisory fees equal to $211,118, $218,736 and $88,312, respectively.

      CORE PLUS FIXED INCOME PORTFOLIO, HIGH YIELD PORTFOLIO AND INTERMEDIATE DURATION FIXED INCOME PORTFOLIO

      Halbis Capital Management (USA) Inc. ("Halbis''), 452 Fifth Avenue, New York, New York 10018, is the Sub-Adviser for the Income Portfolios pursuant to investment sub-advisory contracts with the Adviser. The Sub-Adviser makes the day-to-day investment decisions and continuously reviews, supervises and administers each Fund's investment program.


PORTFOLIO MANAGERS


      Part A identifies the individual or individuals who are primarily responsible for the day-to-day management of the Portfolios (the "portfolio manager(s)"). This section of Part B contains certain additional information about the portfolio managers, their compensation, other accounts managed by them, and potential conflicts of interest. This section is broken down into two parts, the first which covers the Income Portfolios managed by the Adviser, and the second part covers the Equity Portfolios managed by various Sub-Advisers. In each section, there is information in a tabular format, as of October 31, 2005 (unless a more recent date is indicated), about the other accounts, if any, in addition to the relevant Fund or Funds, over which the portfolio manager(s) also have primary responsibility for day-to-day management.

      Each of the tables below shows the number of other accounts managed by the portfolio manager(s) and the total assets in those accounts within each of the following categories: registered investment companies, other pooled investment vehicles, and other accounts. For each category of accounts, the tables also shows the number of accounts and the total assets in the accounts with respect to which the advisory fee paid by the account holder isbased on account performance, if applicable.

      INCOME PORTFOLIOS MANAGED BY Halbis Capital Management (USA) Inc.

                                       OTHER ACCOUNTS MANAGED                              OTHER ACCOUNTS WITH
                                                                                           PERFORMANCE -BASED FEES/
                                                                                           TOTAL ASSETS IN ACCOUNTS
                                       -----------------------------------------------------------------------------
NAMES OF                               OTHER             OTHER POOLED     OTHER ACCOUNTS   NUMBER &     TOTAL ASSETS
PORTFOLIO                              REGISTERED        INVESTMENT                        TYPE OF      IN SUCH
MANAGERS ON                            INVESTMENT        VEHICLES                          ACCOUNTS     ACCOUNTS,
TEAM                                   COMPANIES         ("PIVS")                          IN THIS       IF ANY
                                       ("RICS")                                            CATEGORY
--------------------------------------------------------------------------------------------------------------------
INCOME PORTFOLIOS, EXCEPT HIGH
INCOME PORTFOLIO:

Suzanne Moran*                         None              1 Account        11 Accounts      None         n/a
                                                         $77,904,990      $1,985,294,477

Jeffrey Klein*                         None              See Above        See Above        None         n/a

HIGH INCOME PORTFOLIO:
Richard J. Lindquist*,                 1 Sub-advised     1 Account        5 Accounts       None         n/a
Michael J. Dugan* and                  Mutual Fund       $5,442,998       $356,645,594
Philip L. Schantz*(1)                  $40,667,799,000

* For each additional account listed, each portfolio manager that is a member of the team participates in managing the account in the same manner as described in the Part A in relation to the Fund. In other words, the structure of the team and functions of the individual members of the team are the same for each account managed.
(1) Mr. Lindquist reports to the Global Head of Fixed Income Investments of the Adviser, and the other portfolio managers report to Mr. Lindquist.

PORTFOLIO MANAGER COMPENSATION STRUCTURE


      As employees of the Adviser, the portfolio managers are compensated by the Adviser for their services. Their compensation has the following components (1) a base salary consisting of a fixed amount, (2) a discretionary bonus, which is paid partially in cash and partially in restricted shares of HSBC Holdings, Ltd., and (3) eligibility for participation in the 401(k) retirement plan and other employee benefits programs generally made available to the Adviser's employees.

      The restricted shares are currently awarded on a yearly basis under the HSBC Holdings Ltd. Restricted Share Plan 2000 and are denominated in ordinary shares. The shares earn dividend equivalents but do not have voting rights. Generally, the shares vest in full upon the 3rd anniversary of the date of grant as long as the awardee remains in the employ of the HSBC Group during the restricted period. The shares are taxed at vest and treated as ordinary income.

      Amounts paid to the portfolio managers as discretionary bonus and as deferred compensation are paid at the discretion of the relevant manager to whom the individual reports. Amounts paid as discretionary bonuses and as deferred compensation will vary based upon the relevant manager's assessment of the employee's performance, taking into account the relevant business unit's financial performance during the most recent fiscal year. Key factors affecting decisions concerning discretionary compensation under the deferred compensation plan are the Adviser's profitability, individual performance, teamwork and total compensation of the employee relative to the market for similarly qualified individuals.


PORTFOLIO OWNERSHIP OF PORTFOLIO MANAGERS


      None of the portfolio managers beneficially owned shares of the Portfolio or Portfolios they manage as of October 31, 2006.


POTENTIAL CONFLICTS OF INTEREST

      Actual or potential conflicts of interest may arise from the fact that the Adviser and the portfolio managers of the Portfolios have day-to-day management responsibilities with respect to accounts of clients other than the Portfolios ("Other Clients"). The Adviser has developed policies and procedures intended to detect, manage and/or mitigate the types of conflicts of interest described below. Although there can be no guarantee that any such policies or procedures will detect each and every situation in which a conflict of interest arises, the Adviser endeavors to ensure that all of its clients are treated fairly.

      The Adviser may receive different compensation from Other Clients including clients that may pay the Adviser higher fees, including performance fees. This may create a potential conflict of interest for the Adviser or its portfolio managers by providing an incentive to favor these Other Clients when, for example, allocating securities transactions. The Adviser may have an incentive to allocate securities that are expected to increase in value to these favored clients. Initial public offerings, in particular, are frequently of very limited availability. In order to mitigate these types of conflicts, the Adviser has policies and procedures that provide for the allocation of securities transactions on a pro rata basis among the Adviser's clients for whom participation in such transaction is deemed appropriate by the Adviser.

      Other potential conflicts with respect to the allocation of trades include the perception that the Adviser may be causing a client to participate in an offering not appropriate for such client so as to increase the Adviser's overall allocation of securities in that offering in order to, for example, gain favor with a particular underwriter with whom the Adviser or its affiliates hope to engage in unrelated transactions. A potential conflict of interest also may be perceived to arise if transactions in one account closely follow related transactions in a different account, such as when a purchase increases the value of securities previously purchased by another account or when a sale in one account lowers the sale price received in a sale by a second account. Because the Adviser manages accounts that engage in short sales of securities of the type in which many clients may invest, the Adviser could be seen as harming the performance of certain client accounts (i.e., those clients not engaging in short sale transactions) for the benefit of the accounts engaging in short sales if the short sales cause the market value of the securities to fall. Similarly, the Adviser could be seen as benefiting those accounts that may engage in short sales through the sale of securities held by other clients to the extent that such sales reduce the cost to cover the short positions.

      The Adviser and its affiliates may at times give advice or take action with respect to accounts that differs from the advice given other accounts. These differences result, from among other things, variations in account characteristics such as size, cash position, tax situation, risk tolerance or investment restrictions. As a result, a particular security may be bought or sold only for certain clients even though it could have been bought or sold for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling the security. To the extent that the Adviser does take similar action with respect to different clients, it should be noted that simultaneous portfolio transactions in the same security by multiple clients may tend to decrease the prices received by clients for sales of such securities and increase the prices paid by clients for purchases of such securities.

      Employees of the Adviser, including portfolio managers, may engage in personal trading, subject to the Adviser's Code of Ethics. In addition to the general conflicts noted above, personal trading by employees may create apparent or actual conflicts to the extent that one or more employees personally benefit or appear to benefit from trading by clients in similar securities. The Adviser's Code of Ethics is designed to mitigate these conflicts by requiring, among other things, pre-clearance of certain trades and the reporting of certain types of securities transactions.

      Because portfolio managers of the Adviser manage multiple client accounts, portfolio mangers may devote unequal time and attention to the portfolio management of client accounts. For example, an apparent conflict could arise if a portfolio manager is perceived to be devoting greater time and attention to an account which pays the Adviser higher fees. Although the Adviser does not specifically track the time and attention each portfolio manager spends on each account he or she manages, the Adviser does closely monitor the performance of all of its clients to ensure, to the extent possible, the portfolio managers have adequate resources to manage effectively all accounts.

            EQUITY PORTFOLIOS MANAGED BY SUB-ADVISERS

      Set forth below is information about the portfolio managers of the Sub-Advised Portfolios, which utilize the Sub-Advisers indicated.

PORTFOLIO OWNERSHIP OF PORTFOLIO MANAGERS


      Unless otherwise noted, none of the portfolio managers of the respective Equity Funds owned shares of the Portfolio or Portfolios they manage, as of October 31, 2006.

      ALLIANCEBERNSTEIN (SUB-ADVISER TO THE INTERNATIONAL EQUITY PORTFOLIO)


--------------------------------------------------------------------------------------------------------------------
Name of
Portfolio          Number of Other Accounts Managed and Total        Number of Accounts and Total Assets for Which
Manager                      Assets by Account Type                        Advisory Fee is Performance Based
                 ---------------------------------------------------------------------------------------------------
                                                                                            Other
                  Registered     Other Pooled                            Registered        Pooled
                  Investment      Investment                             Investment      Investment
                   Companies       Vehicles       Other Accounts          Companies       Vehicles    Other Accounts
--------------------------------------------------------------------------------------------------------------------
Bernstein               15            11                 152                  1               1              5
Team: (1)
Sharon Fay
Kevin Simms
Henry D'Auria
Giulio Martini
--------------------------------------------------------------------------------------------------------------------
                 $6,933,000,000  $2,747,000,000  $18,520,000,000       $1,284,000,000    230,000,000  $1,217,000,000
--------------------------------------------------------------------------------------------------------------------


(1) The information provided is for the Bernstein International Value Team. The portfolio managers listed are the individuals on the team that have the most responsibility for the day-to-day management of the Portfolio.

PORTFOLIO MANAGER COMPENSATION STRUCTURE

      Each Portfolio Manager receives compensation in connection with his/her management of the Portfolios and other accounts identified in the table above which includes the following components: (1) base salary, (2) a bonus, (3) a deferred award, and (4) contributions under Alliance's Profit Sharing/401K Plan. No investment professional that manages client accounts carrying performance fees is compensated directly or specifically for the performance of those accounts. The portfolio managers' compensation reflects a broad contribution in multiple dimensions to long0term investment success for clients and is not tied specifically to the performance of any particular client's account, nor is it directly tied to the level or change in level of assets under management.

      BASE SALARY. Each portfolio manager receives a fixed annual base salary. Base salary amounts are determined at the outset of employment based on level of experience, does not change significantly from year to year and hence, is not particularly sensitive to performance.

      BONUS. Each Portfolio Manager is eligible to receive an annual cash bonus in addition to his/her base salary. AllianceBernstein's overall profitability determines the total amount of incentive compensation available. For each Portfolio Manager, the portion of compensation is determined subjectively based on qualitative and quantitative factors. In evaluating this component of a portfolio manager's compensation, AllianceBernstein considers the contribution to his/her team or discipline as it relates to that team's overall contribution to the long-term investment success, business results and strategy of AllianceBernstein. Quantitative factors considered include, among other things, relative investment performance (e.g., by comparison to competitor or peer group funds or similar styles of investments, and appropriate, broad-based or specific market indices, such as the MSCI EAFE Index), and consistency of performance. There are no specific formulas used to determine this part of a portfolio manager's compensation and the compensation is not tied to any pre-determined or specified level of performance. Alliance also considers qualitative factors such as the complexity and risk of investment strategies involved in the style or type of assets managed by the investment professional; success of marketing/business development efforts and client servicing; seniority/length of service with the firm; management and supervisory responsibilities; and fulfillment of Alliance's leadership criteria.

      DEFERRED AWARD. Discretionary incentive compensation in the form of awards under AllianceBernstein's Partners Compensation Plan ("deferred awards"):
AllianceBernstein's overall profitability determines the total amount of deferred awards available to portfolio managers. The deferred awards are allocated among investment professionals based on criteria similar to those used to determine the annual cash bonus. There is no fixed formula for determining these amounts. Deferred awards, for which there are various investment options, vest over a four-year period and are generally forfeited if the employee resigns or AllianceBernstein terminates his/her employment. Investment options under the deferred awards plan include many of the same AllianceBernstein Mutual Funds offered to mutual fund investors, thereby creating a close alignment between the financial interests of the investment professionals and those of AllianceBernstein's clients and mutual fund shareholders with respect to the performance of those mutual funds. AllianceBernstein also permits deferred award recipients to allocate up to 50% of their award to investments in AllianceBernstein's publicly traded equity securities.

      CONTRIBUTIONS UNDER ALLIANCEBERNSTEIN'S PROFIT SHARING/401(K) PLAN. The contributions are based on AllianceBernstein's overall profitability. The amount and allocation of the contributions are determined at the sole discretion of Alliance.

POTENTIAL CONFLICTS OF INTEREST

      As an investment adviser and fiduciary, AllianceBernstein owes its clients and shareholders an undivided duty of loyalty. The Sub-Adviser recognizes that conflicts of interest are inherent in its business and accordingly has developed policies and procedures (including oversight monitoring) reasonably designed to detect, manage and mitigate the effects of actual or potential conflicts of interest in the area of employee personal trading, managing multiple accounts for multiple clients, and allocating investment opportunities. Investment professionals, including portfolio managers and research analysts, are subject to the above-mentioned policies and oversight monitoring to ensure that all clients are treated equitably. The Sub-Adviser places the interests of its clients first and expects all of its employees to meet their fiduciary duties.

      EMPLOYEE PERSONAL TRADING. AllianceBernstein has adopted a Code of Business Conduct and Ethics that is designed to detect and prevent conflicts of interest when portfolio managers and other personnel of AllianceBernstein own, buy or sell securities which may be owned by, or bought or sold for, clients. Personal securities transactions by an employee may raise a potential conflict of interest when an employee owns or trades in a security that is owned or considered for purchase or sale by a client, or recommended for purchase or sale by an employee to a client.

      MANAGING MULTIPLE ACCOUNTS FOR MULTIPLE CLIENTS. Alliance has compliance policies and oversight monitoring in place to address conflicts of interest relating to the management of multiple accounts for multiple clients. Conflicts of interest may arise when an investment professional has responsibilities for the investments of more than one account because the investment professional may be unable to devote equal time and attention to each account. The investment professional or investment professional teams for each client may have responsibilities for managing all or a portion of the investments of multiple accounts with a common investment strategy, including other registered investment companies, unregistered investment vehicles, such as hedge funds, pension plans, separate accounts, collective trusts and charitable foundations. Among other things, Alliance's policies and procedures provide for the prompt dissemination to investment professionals of initial or changed investment recommendations by analysts so that investment professionals are better able to develop investment strategies for all accounts they manage. In addition, investment decisions by investment professionals are reviewed for the purpose of maintaining uniformity among similar accounts and ensuring that accounts are treated equitably.

ALLOCATING INVESTMENT OPPORTUNITIES. AllianceBernstein has policies and procedures intended to address conflicts of interest relating to the allocation of investment opportunities. These policies and procedures are designed to ensure that information relevant to investment decisions is disseminated promptly within its portfolio management teams and investment opportunities are allocated equitably among different clients. The investment professionals at AllianceBernstein routinely are required to select and allocate investment opportunities among accounts. Portfolio holdings, position sizes, and industry and sector exposures tend to be similar across similar accounts, which minimizes the potential for conflicts of interest relating to the allocation of investment opportunities. Nevertheless, investment opportunities may be allocated differently among accounts due to the particular characteristics of an account, such as size of the account, cash position, tax status, risk tolerance and investment restrictions or for other reasons. AllianceBernstein's procedures are also designed to prevent potential conflicts of interest that may arise when AllianceBernstein has a particular financial incentive, such as a performance-based management fee, relating to an account. An investment professional may perceive that he or she has an incentive to devote more time to developing and analyzing investment strategies and opportunities or allocating securities preferentially to accounts for which Alliance could share in investment gains. To address these conflicts of interest, Alliance's policies and procedures require, among other things, the prompt dissemination to investment professionals of any initial or changed investment recommendations by analysts; the aggregation of orders to facilitate best execution for all accounts; price averaging for all aggregated orders; objective allocation for limited investment opportunities (e.g., on a rotational basis) to ensure fair and equitable allocation among accounts; and limitations on short sales of securities. These procedures also require documentation and review of justifications for any decisions to make investments only for select accounts or in a manner disproportionate to the size of the account.

                    NWQ (SUB-ADVISER TO THE VALUE PORTFOLIO)


------------------------------------------------------------------------------------------------------------
Name of
Portfolio         Number of Other Accounts Managed and Total        Number of Accounts and Total Assets for
Manager                     Assets by Account Type                  Which Advisory Fee is Performance Based
                 -------------------------------------------------------------------------------------------
                  Registered     Other Pooled    Other Accounts     Registered   Other Pooled       Other
                  Investment      Investment                        Investment    Investment      Accounts
                   Companies       Vehicles                         Companies      Vehicles
------------------------------------------------------------------------------------------------------------
Jon D. Bosse,          5               6             50,384             --              --            8
CFA*
------------------------------------------------------------------------------------------------------------
                 $1,940,557,517  $957,147,124    $28,185,985,366        --              --      $675,569,577
------------------------------------------------------------------------------------------------------------
Edward C.              2               6             44,073             --              --            2
Friedel, CFA*
------------------------------------------------------------------------------------------------------------
                 $176,702,671    $657,512,323    $23,788,329,239        --              --      $507,945,611
------------------------------------------------------------------------------------------------------------


*     Mr. Bosse and Mr. Friedel co-manage many of NWQ's client accounts.



PORTFOLIO MANAGER COMPENSATION STRUCTURE

      NWQ's portfolio managers participate in a highly competitive compensation structure with the purpose of attracting and retaining the most talented investment professionals and rewarding them through a total compensation program as determined by the firm's executive committee. The total compensation program includes the following components: (1) base salary, and (2) annual bonus.

      BONUS. The annual bonus can be a multiple of the base salary. The portfolio manager's performance is formally evaluated annually and based on a variety of factors. Bonus compensation is primarily a function of the firm's overall annual profitability and the individual portfolio manager's contributions as measured by the overall investment performance of client portfolios in the strategy they manage relative to the strategy's general benchmark for one, three and five year periods (as applicable), as well as an objective review of stock recommendations and the quality of primary research, and subjective review of the professional's contributions to portfolio strategy, teamwork, collaboration and work ethic. The Russell 1000 Value is the primary benchmark for the large cap value strategy accounts by which the portfolio managers' bonus compensation is generally measured. Jon Bosse also serves as the primary portfolio manager for certain accounts that employ an all- cap value strategy, and the primary benchmark for this strategy is the Russell Mid-Cap Value. Therefore, Mr. Bosse's compensation is tied to his performance against both benchmarks, as well as other factors indicated in this paragraph.

      The total compensation package has included the availability of an equity-like incentive for purchase (whose value is determined by the increase in profitability of NWQ over time) made to most investment professionals. NWQ is a majority-owned subsidiary of Nuveen Investments, Inc., which has augmented this incentive compensation annually through individual awards of a stock option pool, as determined through a collaborative process between Nuveen Investments and the NWQ executive committee


POTENTIAL CONFLICTS OF INTEREST


Actual or apparent conflicts of interest may arise when a portfolio manager has day-to-day management responsibilities with respect to more than one account. More specifically, portfolio managers who manage multiple accounts are presented with the following potential conflicts:


o The management of multiple accounts may result in a portfolio manager devoting unequal time and attention to the management of each account. NWQ seeks to manage such competing interests for the time and attention of portfolio managers by having portfolio managers focus on a particular investment discipline. Most accounts managed by a portfolio manager in a particular investment strategy are managed using the same investment models.

o If a portfolio manager identifies a limited investment opportunity, which may be suitable for more than one account, an account may not be able to take full advantage of that opportunity due to an allocation of filled purchase or sale orders across all eligible accounts. To deal with these situations, NWQ has adopted procedures for allocating portfolio transactions across multiple accounts.

o With respect to many of its clients' accounts, NWQ determines which broker to use to execute transaction orders, consistent with its duty to seek best execution of the transaction. However, with respect to certain other accounts, NWQ may be limited by the client with respect to the selection of brokers or may be instructed to direct trades through a particular broker. In these cases, NWQ may place separate, non-simultaneous, transactions for a Fund and other accounts which may temporarily affect the market price of the security or the execution of the transaction, or both, to the detriment of the Fund or the other accounts.

o The Fund is subject to different regulation than the other pooled investment vehicles and other accounts managed by the portfolio manager. As a consequence of this difference in regulatory requirements, the Fund may not be permitted to engage in all the investment techniques or transactions or to engage in these transactions to the same extent as the other accounts managed by the portfolio manager.

o Finally, the appearance of a conflict of interest may arise where NWQ has an incentive, such as a performance-based management fee, which relates to the management of some accounts with respect to which a portfolio manager has day-to-day management responsibilities.

NWQ has adopted certain compliance procedures, which are designed to address these types of conflicts. However, there is no guarantee that such procedures will detect each and every situation in which a conflict arises.

              WADDELL & REED (SUB-ADVISER TO THE GROWTH PORTFOLIO):

--------------------------------------------------------------------------------------------------------
Name of
Portfolio         Number of Other Accounts Managed and Total     Number of Accounts and Total Assets for
Manager                     Assets by Account Type               Which Advisory Fee is Performance Based
                 ---------------------------------------------------------------------------------------
                  Registered     Other Pooled        Other       Registered    Other Pooled       Other
                  Investment      Investment       Accounts      Investment     Investment      Accounts
                   Companies       Vehicles                       Companies      Vehicles
--------------------------------------------------------------------------------------------------------
Daniel P.              5               9              40              --              --              --
Becker
--------------------------------------------------------------------------------------------------------
                 $3,366,112,735  $663,363,687    $2,371,165,203       --              --              --
--------------------------------------------------------------------------------------------------------
Philip J.              5               9              40              --              --              --
Sanders
--------------------------------------------------------------------------------------------------------
                 $3,366,112,735  $3,366,112,735  $2,368,124,673       --              --              --
--------------------------------------------------------------------------------------------------------


PORTFOLIO MANAGER COMPENSATION STRUCTURE


      WRIMCO believes that integral to the retention of investment professionals are: a) a competitive base salary, that is commensurate with the individual's level of experience and responsibility; b) an attractive annual bonus structure linked to investment performance, described below; c) eligibility for a stock incentive plan in shares of WDR. that rewards teamwork; and d) paying for the cost of a leased automobile. Awards of equity-based compensation typically vest over time, so as to create an incentive to retain key talent; and e) to the extent a portfolio manager also manages institutional separate accounts, he or she will share in a percentage of the revenues earned, on behalf of such accounts, by the firm.

      Portfolio managers can receive significant annual performance-based bonuses. The better the pre-tax performance of the portfolio relative to an appropriate benchmark, the more bonus compensation the manager receives. The primary benchmark is their percentile ranking against the performance of managers of the same investment style at other firms. The secondary benchmark is an index of securities matched to the same investment style (the Russell 1000 Growth Index). Half of their bonuses are based upon a three-year period and half is based upon a one year period. For truly exceptional results, bonuses can be several multiples of base salary. In cases where portfolio managers have more than one portfolio to manage, all the portfolios are similar in investment style and all are taken into account in determining bonuses. Thirty percent of annual performance-based bonuses are deferred for a three-year period. During that time, the deferred portion of bonuses are invested in mutual funds managed by WRIMCO (or its affiliate), with a minimum of 50% of the deferred bonus required to be invested in a mutual fund managed by the portfolio manager. In addition to the deferred portion of bonuses being invested in mutual funds managed by WRIMCO (or its affiliate),WDR's 401(k) plan offers mutual funds managed by WRIMCO (or its affiliate) as investment options. . No bonus compensation is based upon the amount of the mutual fund assets under management.

POTENTIAL CONFLICTS OF INTEREST

Actual or apparent conflicts of interest may arise when a portfolio manager has day-to-day management responsibilities with respect to more than one fund or account, such as the following:


o The management of multiple funds and/or other accounts may result in a portfolio manager devoting unequal time and attention to the management of each fund and/or other account. The Sub-Adviser seeks to manage such competing interests for the time and attention of portfolio managers by having a portfolio manager focus on a particular investment discipline. Most other accounts managed by a portfolio manager are managed using the same investment models that are used in connection with the management of the funds.

o The portfolio manager might execute transactions for another fund or account that may adversely impact the value of securities held by the fund. Securities selected for funds or accounts other than the fund might outperform the securities selected for the fund. Waddell & Reed seeks to manage this potential conflict by requiring all portfolio transactions to be allocated pursuant to Waddell &Reed's adopted Allocation Procedures.

Waddell & Reed and the Funds have adopted certain compliance procedures, including the Code of Ethics, which are designed to address these types of conflicts. However, there is no guarantee that such procedures will detect each and every situation in which a conflict arises.


              WESTFIELD (SUB-ADVISER TO THE OPPORTUNITY PORTFOLIO)

------------------------------------------------------------------------------------------------------------------
Name of
Portfolio        Number of Other Accounts Managed and Total Assets    Number of Accounts and Total Assets for
Manager                           by Account Type                     Which Advisory Fee is Performance Based
                 -------------------------------------------------------------------------------------------------
                                                                                       Other
                     Registered        Other Pooled                   Registered       Pooled
                     Investment         Investment        Other       Investment     Investment         Other
                      Companies          Vehicles       Accounts       Companies      Vehicles        Accounts
------------------------------------------------------------------------------------------------------------------
Aurthur J.                9                 --              510             --             1               14
Bauernfeind
------------------------------------------------------------------------------------------------------------------
                   $2,982,607,127           --         $5,430,939,815       --        $17,787,319     $912,968,379
------------------------------------------------------------------------------------------------------------------
William A.                9                 --              508             --             3               14
Muggia
------------------------------------------------------------------------------------------------------------------
                   $2,982,607,127           --         $4,832,222,387       --        $603,764,299    $912,968,379
------------------------------------------------------------------------------------------------------------------
Ethan J. Meyers           9                                504                           1               14
------------------------------------------------------------------------------------------------------------------
                   $2,982,607,127                      $5,397,139,242                 $17,787,319     $912,968,379
------------------------------------------------------------------------------------------------------------------
Scott R.                  9                                 507                                            14
Emerman
------------------------------------------------------------------------------------------------------------------
                   $2,982,607,127                      $5,397,886,960                 $17,787,319     $912,968,379
------------------------------------------------------------------------------------------------------------------


PORTFOLIO MANAGER COMPENSATION STRUCTURE


      Mr. Muggia is eligible for a fixed base salary and an annual bonus which is paid the month after year end. The bonus is based on the overall financial performance of the company and can vary depending on company results. He is also eligible to participate in the Boston Private Financial Holdings Deferred Compensation Plan and the Boston Private Financial Holdings 401K/Profit Sharing Plan according eligibility requirements. He may also receive stock option and stock rewards from Westfield's parent company, Boston Private Financial Holdings. Mr.

Muggia is also entitled to receive and has discretion to distribute, a portion of any performance fees earned on the partnerships he manages.

      Mr. Bauernfeind is eligible for a fixed base salary and an annual bonus which is paid the month after year end. The bonus is based on the overall financial performance of the company and can vary depending on company results. He is also eligible to participate in the Boston Private Financial Holdings Deferred Compensation Plan and the Boston Private Financial Holdings 401K/Profit Sharing Plan according eligibility requirements. He may also receive stock option and stock rewards from Westfield's parent company, Boston Private Financial Holdings. Mr. Bauernfeind is also eligible to receive a portion of any performance fees earned, which are distributed by Mr. Muggia at his discretion on the partnerships that are managed by Mr. Muggia.

      Mr. Meyers is eligible for a fixed base salary and an annual bonus. The bonus is based on his overall performance as well as the financial performance of the company. Specific performance criteria include the quantity and quality of recommendations submitted to the investment committee, as well as attitude, teamwork, communication and motivation. Individual performance attribution is also reviewed. Mr. Meyers can also participate in the Boston Private Financial Holdings 401K/Profit Sharing Plan according to eligibility requirements and may also receive stock options and longevity stock awards from Westfield's parent company, Boston Private Financial Holdings. Mr. Meyers is eligible to receive a portion of any performance fees earned, which are distributed by Mr. Muggia at his discretion, on the partnerships that are managed by Mr. Muggia.

      Mr. Emerman is eligible for a fixed base salary and an annual bonus. The bonus is based on his overall performance as well as the financial performance of the company. Specific performance criteria include the quantity and quality of recommendations submitted to the investment committee, as well as attitude, teamwork, communication and motivation. Individual performance attribution is also reviewed. Mr. Emerman can also participate in the Boston Private Financial Holdings 401K/Profit Sharing Plan according to eligibility requirements and may also receive stock options and longevity stock awards from Westfield's parent company, Boston Private Financial Holdings. Mr. Emerman is eligible to receive a portion of any performance fees earned, which are distributed by Mr. Muggia at his discretion, on the partnerships that are managed by Mr. Muggia.

      On April 24, 2006, the Westfield Board of Directors approved an additional bonus pool derived from the director pool, which is strictly tied to the financial performance of the company, to include non-directors in the distribution. This additional compensation for key members of the firm will serve as a retention vehicle for employees upon whose judgment, initiative and effort Westfield largely depends for the successful conduct of its business. The pool is administered by the Westfield Board of Directors who shall have the authority at any time to determine the amount of each award and to adopt, alter and repeal such guidelines and practices for administration of the Pool.


POTENTIAL CONFLICTS OF INTEREST

      Westfield seeks to identify areas of potential conflicts of interest resulting from managing both the Fund and other accounts. Westfield has adopted polices and procedures to address such potential conflicts. The management of multiple funds and accounts may result in allocating unequal attention and time to the management of each fund and account if each has different objectives, benchmarks, time horizons, and fees as the lead portfolio manager must allocate his time and the team's investment ideas across multiple funds and accounts. A conflict of interest can also arise between those portfolios that incorporate a performance fee with a base advisory fee and the Fund. From time to time, the same securities may be recommended for both types of accounts. If this is the case, the securities are allocated in a manner Westfield believes to be fair and equitable to all effected funds and accounts. Although Westfield seeks best execution for security transactions, a potential conflict can exist in determining which broker to use to execute transaction orders because Westfield may be limited by a client with respect to the selection of brokers or may be instructed to direct trades through a particular broker. In these cases, Westfield executes such directed arrangements last. Furthermore, personal accounts may give rise to potential conflicts of interest; trading in personal accounts is regulated by the firm's Code of Ethics.

ADMINISTRATOR AND SUB-ADMINISTRATOR

      Pursuant to an Administration Agreement dated as of July 1, 2005, the Adviser serves as the Portfolio Trust's administrator (the "Administrator"), and that role oversees and coordinates the activities of other service providers, and monitors certain aspects of the Trust's operations. Pursuant to a Sub-Administration Agreement dated as of the same date, the Administrator has retained BISYS Fund Services Ohio, Inc. ("BISYS"), whose address is 3435 Stelzer Road, Columbus, Ohio 43219-3035, as sub-administrator (the "Sub-Administrator"). BISYS served as the administrator (rather than sub-administrator), through June 30, 2005. Management and administrative services of the Administrator and Sub-Administrator include providing office space, equipment and clerical personnel to the Fund and supervising custodial, auditing, valuation, bookkeeping, legal and dividend disbursing services.

      Pursuant to a Sub-Administration Agreement dated as of June 30, 2005 and a Master Services Agreement dated April 1, 2003 and subsequently amended (the "Master Services Agreement"), BISYS provides the Portfolios with various services, which include sub-administration of the Trusts and the Funds. BISYS' services also include certain legal and compliance services, as well as fund accounting and transfer agency services. The Administrator and BISYS provide certain persons satisfactory to the Boards of Trustees to serve as officers of the Trusts. Such officers, as well as certain other employees of the Trusts, may be directors, officers or employees of the Administrator, BISYS or their affiliates.


      The Administration agreement was renewed for the one (1) year period ending December 31, 2007, and may be terminated upon not more than 60 days' written notice by either party. The Agreement provides that the Administrator shall not be liable to the Trust except for willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Agreement. The Master Services Agreement and Sub-Administration Agreement were also renewed for the one (1) year period ending December 31, 2007. The Agreements provide that BISYS shall not be liable to the Trust except for willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Agreement.

      The administration fee payable by the Portfolios primarily consists of an asset-based fee accrued daily and paid monthly at an annual rate of:


      Up to $8 billion.................................................   0.075%
      In excess of $8 billion but not exceeding $9.25 billion..........   0.070%
      In excess of $9.25 billion but not exceeding $12 billion.........   0.050%
      In excess of $12 billion.........................................   0.030%

      The fee rate and breakpoints are determined on the basis of the aggregate average daily net assets of the HSBC Investor family of funds, but assets of other funds that invest in the Portfolio Trust are not double-counted. The total administration fee to be paid is allocated to each of the funds in the fund complex based upon its proportionate share of the aggregate net assets of the fund complex. For assets invested in a Portfolio of the Portfolio Trust by a feeder fund, the Portfolio pays half of the administration fee and the fund pays half of the administration fee, for a combination of the total fee rate set forth above.


      For the fiscal years ended October 31, 2006, 2005 and 2004, the administration fees paid by the Portfolios were:

PORTFOLIO                                      2006         2005*         2004
---------                                      ----         -----         ----
Intermediate Fixed Income Portfolio          $  8,677     $ 18,429      $ 28,433
Core Plus Portfolio                          $ 41,473     $ 57,032      $ 69,546
Growth Portfolio**                           $ 20,859     $ 19,579      $  7,426
Core Fixed Income Portfolio***                    N/A          N/A           N/A
Short Duration Portfolio***                       N/A          N/A           N/A
High Income Portfolio****                    $  3,535          N/A           N/A
International Equity Portfolio               $106,142     $ 85,384      $ 80,469
Opportunity Portfolio +                      $ 87,545     $106,944      $142,996
Value Portfolio**                            $ 22,605     $ 23,409      $  9,445

+ Previously the Small Cap Equity Portfolio.
* Administration fees paid for 2005 are not reduced to reflect waivers.
** The Growth Portfolio and the Value Portfolio commenced operations on May 7, 2004.
*** The Core Fixed Income Portfolio and Short Duration Portfolio had not commenced operations as of October 31, 2006.
**** The High Income Portfolio commenced operations on November 18, 2005.



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

PLACEMENT AGENT

      The exclusive placement agent of the Portfolio Trust is BISYS Fund Services (Ireland) Limited, which receives no additional compensation for serving in this capacity. Other investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

TRANSFER AGENT

      Under the Master Services Agreement with BISYS, BISYS acts as transfer agent ("Transfer Agent") for the Trust. The Transfer Agent maintains an account for each shareholder of record, performs other transfer agency functions, and act as dividend disbursing agent for the Trust. The principal business address of BISYS is 3435 Stelzer Road, Columbus, OH 43219.

CUSTODIAN

      Pursuant to a Custodian Agreement, with respect to domestic assets, HSBC Bank (USA), National Association acts as the custodian of the Portfolios' assets except the High Income Portfolio. With respect to the High Income Portfolio and the foreign assets of all Portfolios, Investors Bank & Trust Company serves as custodian for the Portfolios (together, with HSBC, the "Custodians"). The Custodians' responsibilities include safeguarding and controlling the Portfolios' cash and securities, handling the receipt and delivery of securities, determining income and collecting interest on the Portfolios' investments, maintaining books of original entry for portfolio and fund accounting and other required books and accounts in order to calculate the daily net asset value of Shares of the Portfolios. Securities held for the Portfolios may be deposited into the Federal Reserve-Treasury Department Book Entry System or the Depository Trust Company. The Custodians do not determine the investment policies of the Portfolios or decide which securities will be purchased or sold for the Portfolios. For its services, the Custodians receive such compensation as may from time to time be agreed upon by it and the Trust.

PORTFOLIO ACCOUNTING AGENT


      Pursuant to the Master Services Agreement, BISYS also serves as fund accounting agent to the Portfolios. For the fiscal years ended October 31, 2006 and 2005, the aggregate amount of fund accounting fees paid by the Portfolios was:

PORTFOLIO^                                                  2006           2005
----------                                                  ----           ----
Intermediate Fixed Income Portfolio                       $59,562        $48,094
Core Plus Portfolio                                       $65,688        $57,945
Growth Portfolio**                                        $52,882        $41,057
High Income Portfolio*                                    $57,056            n/a
International Equity Portfolio                            $92,992        $78,906
Opportunity Portfolio+                                    $53,770        $40,138
Value Portfolio**                                         $52,651        $39,454

^ The Core Fixed Income Portfolio and Short Duration Portfolio had not commenced operations as of October 31, 2005.
+ Previously the Small Cap Equity Portfolio.
* The High Income Portfolio commenced operations on November 18, 2005.

** The Growth Portfolio and the Value Portfolio commenced operations on May 7, 2004.


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

FEDERAL BANKING LAW

      The Gramm-Leach-Bliley Act of 1999 repealed certain provisions of the Glass-Steagall Act that had previously restricted the ability of banks and their affiliates to engage in certain mutual fund activities. Nevertheless, HSBC's and the Adviser's activities remain subject to, and may be limited by, applicable federal banking law and regulations. HSBC and the Adviser believe that they possess the legal authority to perform the services for the Portfolio contemplated by Part A, this Part B, and the Advisory Contract without violation of applicable statutes and regulations. If future changes in these laws and regulations were to limit the ability of HSBC and the Adviser to perform these services, the Board of Trustees of the Trust would review the relationship with HSBC and the Adviser and consider taking all action necessary in the circumstances, which could include recommending to shareholders the selection of another qualified advisor or, if that course of action appeared impractical, that the Portfolios be liquidated.

EXPENSES

      Except for expenses paid by the Adviser and the Distributor, each Portfolio bears all the costs of its operations. Portfolio Trust expenses directly related to the Portfolio are charged to the Portfolio; other expenses are allocated proportionally among all the portfolios of the Portfolio Trust in relation to the net asset value of the portfolios.

                 PURCHASE, REDEMPTION AND PRICING OF SECURITIES

      Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.

      An investor in a Portfolio may add to or reduce its investment in the Portfolio on the Portfolio Business Day. As of the Valuation Time on each such day, the value of each investor's beneficial interest in a Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of the Valuation Time, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time on the following Portfolio Business Day.

      The net asset value of the Portfolio is determined on each day on which the New York Stock Exchange ("NYSE") is open for trading. As of the date of this Part B, the NYSE is open every weekday except for the days on which the following holidays are observed: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

      The value of fixed income securities held in a Portfolio's portfolio will be determined on each day the fixed income market on which the security trades is open. It is anticipated that the U.S. markets for fixed income securities will be closed on certain days and at certain times when the NYSE is open for trading. On days or at times that the fixed income markets are closed and the NYSE is open, a Portfolio that holds a fixed income security in its portfolio will value that security based on market quotations as of the most recent closing of the fixed income market on which the security trades or valued at fair value in accordance with procedures established by the Trust, as appropriate.

      The value of each security for which readily available market quotations exists is based on a decision as to the broadest and most representative market for such security. The value of such security is based either on the last sale price on a national securities exchange, or, in the absence of recorded sales, at the readily available closing bid price on such exchanges, or at the quoted bid price in the over-the-counter market. Securities listed on a foreign exchange are valued at the last quoted sale price available before the time net assets are valued. Unlisted securities are valued at the average of the quoted bid and asked prices in the over-the-counter market. Debt securities are valued by a pricing service which determines valuations based upon market transactions for normal, institutional-size trading units of similar securities. Securities or other assets for which market quotations are not readily available or are deemed unreliable due to a significant event or otherwise are based on fair value as determined in good faith in accordance with the procedures established by, and under the general supervision of, the Portfolio's Board of Trustees. Such procedures include the use of independent pricing services, which use prices based upon yields or prices of securities of comparable quality, coupon, maturity and type; indications as to values from dealers; and general market conditions. All portfolio securities with a remaining maturity of less than 60 days are valued at amortized cost, which approximates market value.

      Bonds and other fixed income securities listed on a foreign exchange are valued at the latest quoted sales price available before the time when assets are valued. For purposes of determining the Portfolio's net asset value, all assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars at the bid price of such currencies against U.S. dollars last quoted by any major bank. In making such valuations, the pricing service utilizes dealer-supplied valuations which take into account appropriate factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data, without exclusive reliance upon quoted prices or exchange or over-the-counter prices, since such valuations are believed to reflect more accurately the fair value of such securities. Short-term obligations are valued at amortized cost, which constitutes fair value as determined by the Board of Trustees. Futures contracts are normally valued at the settlement price on the exchange on which they are traded. Portfolio securities (other than short-term obligations) for which there are no such valuations are valued at fair value as determined in good faith under the direction of the Board of Trustees.

      Bonds and other fixed-income securities which are traded over-the-counter and on a stock exchange will be valued according to the broadest and most representative market, and it is expected that for bonds and other fixed-income securities this ordinarily will be the over-the-counter market. Bonds and other fixed income securities (other than short-term obligations but including listed issues) in the Portfolio's portfolio may be valued on the basis of valuations furnished by a pricing service, use of which has been approved by the Board of Trustees of the Trust.

      The Adviser typically completes its trading on behalf of the Portfolio in various markets before 4:00 p.m., and the value of portfolio securities is determined when the primary market for those securities closes for the day. Foreign currency exchange rates are also determined prior to 4:00 p.m. The value of a foreign security held by the Portfolio is converted into its U.S. dollar equivalent using the latest foreign exchange bid quotation at the time as of which the NAV is calculated, typically 4:00 p.m., eastern time. Such bid quotation shall be obtained from an independent pricing service approved by the Board of Trustees. However, if extraordinary events occur that are expected to affect the value of a portfolio security after the close of the primary exchange on which it is traded, the security will be valued at fair value as determined in good faith under the direction of the Board of Trustees of the Trust. Futures contracts are normally valued at the settlement price on the exchange on which they are traded. Securities (other than short-term obligations) for which there are no such valuations are valued at fair value as determined in good faith under the direction of the Board of Trustees of the Trust.

      Interest income on long-term obligations in the Portfolio's portfolio is determined on the basis of interest accrued plus amortization of "original issue discount" (generally, the difference between issue price and stated redemption price at maturity) and premiums (generally, the excess of purchase price over stated redemption price at maturity). Interest income on short-term obligations is determined on the basis of interest accrued plus amortization of premium.

      The accounting records of the Portfolio are maintained in U.S. dollars. The market value of investment securities, other assets and liabilities and forward contracts denominated in foreign currencies are translated into U.S. dollars at the prevailing exchange rates at the end of the period. Purchases and sales of securities, income receipts, and expense payments are translated at the exchange rate prevailing on the respective dates of such transactions. Reported net realized gains and losses on foreign currency transactions represent net gains and losses from sales and maturities of forward currency contracts, disposition of foreign currencies, currency gains and losses realized between the trade and settlement dates on securities transactions and the difference between the amount of net investment income accrued and the U.S. dollar amount actually received.

      The problems inherent in making a good faith determination of value are recognized in the codification effected by SEC Financial Reporting Release No. 1 ("FRR 1" (formerly Accounting Series Release No. 113)) which concludes that there is "no automatic formula" for calculating the value of restricted securities. It recommends that the best method simply is to consider all relevant factors before making any calculation. According to FRR 1 such factors would include consideration of the type of security involved, financial statements, cost at date of purchase, size of holding, discount from market value of unrestricted securities of the same class at the time of purchase, special reports prepared by analysts, information as to any transactions or offers with respect to the security, existence of merger proposals or tender offers affecting the security, price and extent of public trading in similar securities of the issuer or comparable companies, and other relevant matters.

      To the extent that the Portfolio purchases securities which are restricted as to resale or for which current market quotations are not available, the Adviser will value such securities based upon all relevant factors as outlined in FRR 1.

      Subject to the Portfolio Trust's compliance with applicable regulations, the Portfolio Trust has reserved the right to pay the withdrawal price of beneficial interests in the Portfolio, either totally or partially, by a distribution in kind of portfolio securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interest being sold. If an investor received a distribution in kind, the investor could incur brokerage or other charges in converting the securities to cash.

                           DIVIDENDS AND DISTRIBUTIONS


      Dividends substantially equal to the Portfolios' net investment income will be declared daily and distributed to shareholders of record each month, with respect to the Income Portfolios, semi-annually, with respect to the Growth Portfolio, Opportunity Portfolio and Value Portfolio, and annually, with respect to the International Equity Portfolio. Generally, the Portfolios' net investment income consists of the interest and dividend income it earns, less expenses. In computing interest income, premiums are not amortized nor are discounts accrued on long-term debt securities in a Portfolio, except as required for federal income tax purposes.

      A Portfolio's net realized capital gains, if any, are distributed to shareholders annually. Additional distributions are also made to the Portfolio's shareholders to the extent necessary to avoid application of the 4% non-deductible federal excise tax on certain undistributed income and net capital gains of regulated investment companies. Shares begin accruing dividends on the day they are purchased. For the Core Fixed Income Portfolio, Core Plus Portfolio, Intermediate Duration Portfolio, International Equity Portfolio and Opportunity Portfolio, dividends are distributed monthly. For the Growth Portfolio, dividends are distributed annually, and for the Value Portfolio, dividends are distributed semi-annually. Unless a shareholder elects to receive dividends in cash (subject to the policies of the shareholder's Shareholder Servicing Agent or securities broker), dividends are distributed in the form of additional shares of the Portfolio at the rate of one share (and fraction thereof) of the Portfolio for each one dollar (and fraction thereof) of dividend income.


      Certain mortgage-backed securities may provide for periodic or unscheduled payments of principal and interest as the mortgages underlying the securities are paid or prepaid. However, such principal payments (not otherwise characterized as ordinary discount income or bond premium expense) will not normally be considered as income to the Portfolio and therefore will not be distributed as dividends to the Portfolio and to shareholders of the Portfolio. Rather, these payments on mortgage-backed securities generally will be reinvested by the Portfolio in accordance with its investment objective and policies.

              DESCRIPTION OF SHARES, VOTING RIGHTS, AND LIABILITIES

      The Portfolios are series of the Portfolio Trust, which is organized as a trust under the laws of the State of New York and was formed on November 1, 1994. Under the Portfolio Trust's Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series Portfolios (each a "Series"), including the Portfolio. Investors in a Series will be held personally liable for the obligations and liabilities of that Series (and of no other Series), subject, however, to indemnification by the Portfolio Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Series than its proportionate beneficial interest in the Series. The Declaration of Trust also provides that the Portfolio Trust shall maintain appropriate insurance (for example, a fidelity bond and errors and omissions insurance) for the protection of the Portfolio Trust, its investors, Trustees, officers, employees and agents, and covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio Trust itself was unable to meet its obligations.

      Investors in a Series are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of their respective Series only. Upon liquidation or dissolution of a Series, investors are entitled to share pro rata in that Series' (and no other Series) net assets available for distribution to its investors. The Portfolio Trust reserves the right to create and issue additional Series of beneficial interests, in which case the beneficial interests in each new Series would participate equally in the earnings, dividends and assets of that particular Series only (and no other Series). Any property of the Portfolio Trust is allocated and belongs to a specific Series to the exclusion of all other Series. All consideration received by the Portfolio Trust for the issuance and sale of beneficial interests in a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings and proceeds thereof, and any funds or payments derived from any reinvestment of such proceeds, is held by the Trustees in a separate subtrust (a Series) for the benefit of investors in that Series and irrevocably belongs to that Series for all purposes. Neither a Series nor investors in that Series possess any right to or interest in the assets belonging to any other Series.

      Neither a Series nor investors in that Series possess any right to or interest in the assets belonging to any other Series.

      Investments in a Series have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in a Series may not be transferred. Certificates representing an investor's beneficial interest in a Series are issued only upon the written request of an investor.

      Each investor is entitled to a vote in proportion to the amount of its investment in each Series. Investors in a Series do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in all outstanding Series may elect all of the Trustees if they choose to do so and in such event other investors would not be able to elect any Trustees. Investors in each Series will vote as a separate class except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all Series. As to any matter which does not affect the interest of a particular Series, only investors in the one or more affected Series are entitled to vote. The Portfolio Trust is not required and has no current intention of holding annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Portfolio Trust's Trustees it is necessary or desirable to submit matters for an investor vote, or as required by law. In this regard, the Portfolio Trust will be required to hold a meeting to elect Trustees (i) to fill any existing vacancies on the Board if after filling the vacancy, less than two-thirds of the Trustees then holding office would have been elected by shareholders, or (ii) if, at any time, fewer than a majority of the Trustees have been elected by the shareholders of the Portfolio Trust. The Portfolio Trust's Declaration of Trust may be amended without the vote of investors, except that investors have the right to approve by affirmative majority vote any amendment which would affect their voting rights, alter the procedures to amend the Declaration of Trust, or as required by law or by the Portfolio Trust's registration statement, or as submitted to them by the Trustees. Any amendment submitted to investors which the Trustees determine would affect the investors of any Series shall be authorized by vote of the investors of such Series and no vote will be required of investors in a Series not affected.

      The Portfolio Trust or any Series (including the Portfolio) may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved (a) at a meeting of investors by investors representing the lesser of
(i) 67% or more of the beneficial interests in the affected Series present of represented at such meeting, if investors in more than 50% of all such beneficial interests are present or represented by proxy, or (ii) more than 50% of all such beneficial interests; or (b) by an instrument in writing without a meeting, consented to by investors representing not less than a majority of the beneficial interests in the affected Series. The Portfolio Trust or any Series (including the Portfolio) may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two thirds of its investors (with the vote of each being in proportion to the amount of its investment), (ii) by the Trustees by written notice to its investors, or (iii) upon the bankruptcy or expulsion of an investor in the affected Series, unless the investors in such Series, by majority vote, agree to continue the Series. The Portfolio Trust will be dissolved upon the dissolution of the last remaining Series.



OWNERSHIP OF THE PORTFOLIO


      As of February 1, 2007, the following persons owned of record 5% or more of the interests in the Portfolios:



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


NAMES                                                                 PERCENTAGE

HSBC INVESTOR CORE PLUS FIXED INCOME PORTFOLIO
         HSBC Investor Core Plus Fixed Income Fund                      18.74%
         HSBC Investor Core Plus Fixed Income Fund (Advisor Trust)      80.20%

HSBC INVESTOR HIGH YIELD FIXED INCOME PORTFOLIO
         HSBC Investor High Yield Fixed Income Fund                     89.38%
         HSBC Investor High Yield Fixed Income Fund, Ltd.               10.62%

HSBC INVESTOR INTERMEDIATE DURATION FIXED INCOME PORTFOLIO
            HSBC Investor Intermediate Duration Fixed Income Fund       97.48%

HSBC INVESTOR GROWTH PORTFOLIO
         HSBC Investor Growth Fund                                      85.20%
         HSBC Investor Large Cap Growth Fund, Ltd.                      14.80%

HSBC INVESTOR INTERNATIONAL EQUITY PORTFOLIO
         HSBC Investor International Equity Fund                        90.43%
         HSBC Investor Overseas Equity Fund                              6.77%

HSBC INVESTOR OPPORTUNITY PORTFOLIO+
         HSBC Investor Opportunity Fund (advisor Trust)++               12.91%
         HSBC Investor Opportunity Fund                                 84.61%

HSBC INVESTOR VALUE PORTFOLIO
         HSBC Investor Value Fund                                       90.87%
         HSBC Investor Large Cap Value Fund, Ltd.                        9.13%

+Formerly the Small Cap Equity Portfolio
++ Formerly the Small Cap Equity Fund.



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


                                    TAXATION


      Set forth below is a discussion of certain U.S. federal income tax issues concerning the Portfolio and the purchase, ownership, and disposition of Portfolio shares. This discussion does not purport to be complete or to deal with all aspects of federal income taxation that may be relevant to shareholders in light of their particular circumstances. This discussion is based upon present provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change, which change may be retroactive. Prospective investors should consult their own tax adviser with regard to the federal tax consequences of the purchase, ownership, or disposition of Fund shares, as well as the tax consequences arising under the laws of any state, foreign country or other taxing jurisdiction.

      An investor may be subject to additional state, local and foreign taxes depending on each shareholder's particular situation. Non-U.S. shareholders may be subject to U.S. tax rules that differ significantly from those described herein, including the likelihood that ordinary income dividends to them would be subject to withholding of U.S. tax at a rate of 30% (or a lower treaty rate, if applicable).

      Prospective investors should consult their own tax advisor with regard to the federal tax consequences of the purchase, ownership, or disposition of Portfolio shares, as well as the tax consequences arising under the laws of any state, foreign country, or other taxing jurisdiction.

TAX STATUS OF THE PORTFOLIO

      The Portfolio Trust is organized as a New York trust. The Portfolio Trust has obtained a ruling from the Internal Revenue Service that the Portfolio will be treated for federal income tax purposes as a partnership. It is intended that the Portfolio will be operated in such a way that it will qualify as a non-publicly traded partnership for federal income tax purposes. To qualify as a non-publicly traded partnership, the Portfolio will have no more than 100 shareholders. The following discussion assumes that the Portfolio will qualify as a non-publicly traded partnership. As a partnership, the Portfolio will not be subject to federal income tax. Instead, an investor must take into account, in computing its federal income tax liability, its share (as determined in accordance with the governing instruments of the Portfolio Trust, the Code, and the regulations promulgated thereunder) of the Portfolio's income, gains, losses, deductions, credits and tax preference items, without regard to whether it has received any cash distributions from the Portfolio. The Portfolio will annually report to each investor its distributive share of each item of income, gain, loss, deduction or credit.

      The receipt of a cash distribution from the Portfolio by an investor, not in liquidation of its interest in the Portfolio, generally will not result in the recognition of gain or loss for federal income tax purposes. Cash distributions in excess of an investor's adjusted basis for its Portfolio interest, however, will result in the recognition by such investor of gain in the amount of such excess. The adjusted basis of an investor's interest in the Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Portfolio, increased by the investor's share of income from the Portfolio and decreased (but not below zero) by the amount of any cash distributions and the adjusted basis of any property distributed from the Portfolio.

      An investor generally will recognize no gain or loss on a distribution of Portfolio property other than cash. For purposes of determining an investor's gain or loss on a later sale of such property, however, the investor's basis in the distributed property will generally be equal to the Portfolio's adjusted tax basis in the property, or, if less, the investor's basis in its Portfolio interest before the distribution.

      No gain will be recognized by an investor with respect to distributions made to it in liquidation of its interest in the Portfolio unless either (a) the amount of cash distributed to the investor exceeds its adjusted basis for the interest immediately before the distribution (including adjustments reflecting operations in the year of dissolution), or (b) there is a disproportionate distribution in kind to the investor of unrealized receivables (such as market discount or income on certain short-term obligations). No loss may be recognized by an investor with respect to liquidating distributions unless the property distributed to the investor consists solely of cash and such receivables and then only to the extent that the sum of the cash, plus the Portfolio's basis for the receivables, is less than the investor's adjusted basis for its Portfolio interest. The basis of any property received by an investor in liquidation of its interest will be equal to the adjusted basis of the investor's Portfolio interest, less the amount of any cash received in the liquidation.


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

      An investor cannot deduct losses from the Portfolio in an amount greater than the investor's adjusted tax basis in its Portfolio interest as of the end of the Portfolio's tax year. Any excess losses may be able to be deducted by the investor in subsequent tax years to the extent that the investor's adjusted tax basis for its Portfolio interest exceeds zero.

RIC INVESTORS IN THE PORTFOLIO

      Each year, in order for an investor that is a registered investment company ("RIC Investor") to qualify as a "regulated investment company," a RIC Investor must meet certain diversification of assets, source of income, and other requirements imposed by subchapter M of the Code ("RIC requirements"). Because the Portfolio is a partnership, a RIC Investor should be able to "look-through" to the assets of the Portfolio for purposes of determining whether the RIC Investor has satisfied the RIC requirements. That is, each RIC Investor should be deemed to own a proportionate share in each of the Portfolio's assets. The Portfolio Trust has advised the Portfolio that it intends to manage Portfolio operations and investments so as to meet the RIC requirements in order that a RIC Investor should be able to meet these requirements with respect to its Portfolio interest. A RIC investor should consult its tax advisors as to the RIC requirements.

PORTFOLIO INVESTMENTS

      MARKET DISCOUNT. If the Portfolio purchases a debt security at a price lower than the stated redemption price of such debt security, the excess of the stated redemption price over the purchase price is "market discount." If the amount of market discount is more than a de minimis amount, a portion of such market discount must be included as ordinary income (not capital gain) by the Portfolio in each taxable year in which the Portfolio owns an interest in such debt security and receives a principal payment on it. In particular, the Portfolio will be required to allocate that principal payment first to the portion of the market discount on the debt security that has accrued but has not previously been includable in income. In general, the amount of market discount that must be included for each period is equal to the lesser of (i) the amount of market discount accruing during such period (plus any accrued market discount for prior periods not previously taken into account) or (ii) the amount of the principal payment with respect to such period. Generally, market discount accrues on a daily basis for each day the debt security is held by the Portfolio at a constant rate over the time remaining to the debt security's maturity or, at the election of the Portfolio, at a constant yield to maturity which takes into account the semi-annual compounding of interest. Gain realized on the disposition of a market discount obligation must be recognized as ordinary interest income (not capital gain) to the extent of the "accrued market discount" not previously taken into account.

      ORIGINAL ISSUE DISCOUNT. Certain debt securities acquired by the Portfolio may be treated as debt securities that were originally issued at a discount. Very generally, original issue discount is defined as the difference between the price at which a security was issued and its stated redemption price at maturity. Although no cash income on account of such discount is actually received by the Portfolio, original issue discount that accrues on a debt security in a given year generally is treated for federal income tax purposes as interest, and, therefore, such income would be subject to the distribution requirements applicable to regulated investment companies. Some debt securities may be purchased by the Portfolio at a discount that exceeds the original issue discount on such debt securities, if any. This additional discount represents market discount for federal income tax purposes (see above).

      OPTIONS, FUTURES AND FORWARD CONTRACTS. Any regulated futures contracts and certain options (namely, nonequity options and dealer equity options) in which the Portfolio may invest may be "section 1256 contracts." Gains (or losses) on these contracts generally are considered to be 60% long-term and 40% short-term capital gains or losses. Also, section 1256 contracts held by the Portfolio at the end of each taxable year (and on certain other dates prescribed in the Code) are "marked to market" with the result that unrealized gains or losses are treated as though they were realized.

      Transactions in options, futures and forward contracts undertaken by the Portfolio may result in "straddles" for federal income tax purposes. The straddle rules may affect the character of gains (or losses) realized by such the Portfolio, and losses realized by the Portfolio on positions that are part of a straddle may be deferred under the straddle rules, rather than being taken into account in calculating the taxable income for the taxable year in which the losses are realized. In addition, certain carrying charges (including interest expense) associated with positions in a straddle may be required to be capitalized rather than deducted currently. Certain elections that the Portfolio may make with respect to its straddle positions may also affect the amount, character and timing of the recognition of gains or losses from the affected positions.

      Because only a few regulations implementing the straddle rules have been promulgated, the consequences of such transactions to the Portfolio are not entirely clear. The straddle rules may increase the amount of short-term capital gain realized by the Portfolio, which is taxed as ordinary income when distributed to shareholders. Because application of the straddle rules may affect the character of gains or losses, defer losses and/or accelerate the recognition of gains or losses from the affected straddle positions, the amount which must be distributed to shareholders as ordinary income or long-term capital gain may be increased or decreased substantially as compared to the Portfolio that did not engage in such transactions.

      Certain hedging activities may cause a dividend that would otherwise be subject to the lower tax rate applicable to a "qualifying dividend," to instead be taxed at the rate of tax applicable to ordinary income.

      CONSTRUCTIVE SALES. Under certain circumstances, the Portfolio may recognize gain from a constructive sale of an "appreciated financial position" it holds if it enters into a short sale, forward contract or other transaction that substantially reduces the risk of loss with respect to the appreciated position. In that event, the Portfolio would be treated as if it had sold and immediately repurchased the property and would be taxed on any gain (but not loss) from the constructive sale. The character of gain from a constructive sale would depend upon the Portfolio's holding period in the property. Loss from a constructive sale would be recognized when the property was subsequently disposed of, and its character would depend on the Portfolio's holding period and the application of various loss deferral provisions of the Code. Constructive sale treatment does not apply to transactions if such transaction is closed before the end of the 30th day after the close of the Portfolio's taxable year and the Portfolio holds the appreciated financial position throughout the 60-day period beginning with the day such transaction was closed.

      Section 988 Gains or Losses. Gains or losses attributable to fluctuations in exchange rates which occur between the time the Portfolio accrues income or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Portfolio actually collects such receivables or pays such liabilities generally are treated as ordinary income or ordinary loss. Similarly, on disposition of some investments, including debt securities and certain forward contracts denominated in a foreign currency, gains or losses attributable to fluctuations in the value of the foreign currency between the acquisition and disposition of the position also are treated as ordinary gain or loss.

      FOREIGN SOURCE INCOME. Earnings derived by the Portfolio from sources outside the U.S. may be subject to non-U.S. withholding and/or other taxes. Such taxes may be reduced or eliminated under the terms of a U.S. income tax treaty, and the Portfolio would undertake any procedural steps required to claim the benefits of such a treaty. Because the Portfolio will be taxed as a partnership, an investor will be considered to have paid its proportionate share of any non-U.S. taxes actually paid by the Portfolio. Complex rules apply for purposes of determining an investor's ability to apply this share of non-U.S. taxes paid as a credit or deduction against its federal income tax liability. In addition, if certain additional requirements are met, a RIC Investor may be able to elect to pass through its proportionate share of non-U.S. taxes to its own investors. Investors are advised to consult their own tax advisors with respect to the proper treatment of foreign source income received and non-U.S. taxes paid by the Portfolio.


      CONSTRUCTIVE SALES. Under certain circumstances, the Fund may recognize gain from a constructive sale of an "appreciated financial position" it holds if it enters into a short sale, forward contract or other transaction that substantially reduces the risk of loss with respect to the appreciated position. In that event, a Fund would be treated as if it had sold and immediately repurchased the property and would be taxed on any gain (but not loss) from the constructive sale. The character of gain from a constructive sale would depend upon a Fund's holding period in the property. Loss from a constructive sale would be recognized when the property was subsequently disposed of, and its character would depend on a Fund's holding period and the application of various loss deferral provisions of the Code. Constructive sale treatment does not apply to transactions if such transaction is closed before the end of the 30th day after the close of a Fund's taxable year and the Fund holds the appreciated financial position throughout the 60-day period beginning with the day such transaction was closed.

      ALTERNATIVE MINIMUM TAX. While the interest on bonds issued to finance essential state and local government operations is generally tax-exempt, interest on certain nonessential or private activity securities issued after August 7, 1986, while exempt from the regular federal income tax, constitutes a tax-preference item for taxpayers in determining alternative minimum tax liability under the Code and income tax provisions of several states. The interest on private activity securities could subject a shareholder to, or increase liability under, the federal alternative minimum tax, depending on the shareholder's tax situation.


      All distributions derived from interest exempt from regular federal income tax may subject corporate shareholders to or increase their liability under, the alternative minimum tax and environmental tax because these distributions are included in the corporation's adjusted current earnings. The Funds will inform shareholders annually as to the dollar amount of distributions derived from interest payments on private activity securities.


                                OTHER INFORMATION

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


      The Board of Trustees has appointed KPMG LLP as the independent registered public accounting firm of the Trust for the fiscal year ending October 31, 2007. KPMG LLP will audit the Trust's annual financial statements, prepare the Trust's income tax returns, and assist in the filings with the Securities and Exchange Commission. KPMG LLP's address is 191 West Nationwide Blvd., Suite 500, Columbus, OH 43215.


COUNSEL

      Dechert LLP, 1775 I Street, N.W., Washington, D.C. 20006, passes upon certain legal matters in connection with the shares offered by the Trust, and also acts as counsel to the Trust. Blank Rome LLP, 405 Lexington Avenue, New York, New York 10174, acts as counsel to the Independent Trustees of the Trust.

CODE OF ETHICS

      The Trust, the Adviser, and BISYS LP each has adopted a code of ethics, as required by applicable law, which is designed to prevent affiliated persons of the Trust, the Adviser, and BISYS from engaging in deceptive, manipulative, or fraudulent activities in connection with securities held or to be acquired by the Portfolio (which may also be held by persons subject to a code). Such persons are prohibited from effecting certain transactions, allowed to effect certain exempt transactions, required to pre-clear certain transactions and to report certain transactions on a regular basis.

REGISTRATION STATEMENT

      This Part B and Part A do not contain all the information included in the Trust's registration statement filed with the Securities and Exchange Commission under the 1933 Act with respect to shares of the Portfolio, certain portions of which have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission. The registration statement, including the exhibits filed therewith, may be examined at the office of the Securities and Exchange Commission in Washington, D.C. or on the SEC's website at http://www.sec.gov.

      Statements contained herein and in Part A as to the contents of any contract or other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document which was filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

                              FINANCIAL STATEMENTS


      For the Core Fixed Income Portfolio and Short Duration Portfolio, the Portfolio's audited financial statements will be provided without charge, when available, to each shareholder of the Portfolio or person receiving this Part B on or after the date of such availability. The other Portfolios' current financial statements dated October 31, 2006 are hereby incorporated herein by reference from the Annual Report of each Portfolio dated October 31, 2006, as filed with the SEC. Copies of the Annual Report will be provided without charge to each person receiving this Part B.


SHAREHOLDER INQUIRIES

      All shareholder inquiries should be directed to the Trust, P.O. Box 182845, Columbus, Ohio 43218-2845.

           GENERAL AND ACCOUNT INFORMATION: (800) 782-8183 (TOLL/FREE)

                                                                      APPENDIX A

                         DESCRIPTION OF SECURITY RATINGS

STANDARD & POOR'S RATING SERVICES (S&P)

CORPORATE AND MUNICIPAL BONDS


AAA......................   An obligation rated "AAA" has the highest rating
                            assigned by Standard & Poor's to a debt obligation.
                            Capacity to pay interest and repay principal is extremely strong.

AA.......................   An obligation rated "AA" has a very strong capacity
                            to pay interest and repay principal and differs from the highest rated issues only in a small degree.

A........................   An obligation rated "A" has a strong capacity to pay
                            interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB......................   An obligation rated "BBB" is regarded as having an
                            adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than for debt in higher rated categories.

BB.......................   An obligation rated "BB" has less near-term
                            vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments.

Plus (+) or Minus (-)....   The ratings from "AA" to "BB" may be modified by the
                            addition of a plus or minus sign to show relative standing within the major rating categories.


CORPORATE AND MUNICIPAL NOTES


SP-1.....................   Strong capacity to pay principal and interest. An
                            issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.

SP-2.....................   Satisfactory capacity to pay principal and interest,
                            with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3.....................   Speculative capacity to pay principal and interest.


Note: A S&P rating reflects the liquidity factors and market risks unique to notes. Notes due in three years or less will likely receive a note rating. Notes maturing beyond three years will most likely receive a long-term rating.

COMMERCIAL PAPER


A........................   Issues assigned this highest rating are regarded as
                            having the greatest capacity for timely payment.
                            Issues in this category are further refined with the designations 1, 2, and 3 to indicate the relative degree of safety.

A-1......................   This highest category indicates that the degree of
                            safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus (+) designation.

A-2......................   Capacity for timely payment on issues with this
                            designation is satisfactory. However, the relative degree of safety is not as high as for issues designated "A-1".

A-3......................   Issues carrying this designation have adequate
                            capacity for timely payment. However, they are more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

VARIABLE RATE DEMAND OBLIGATIONS:

      S&P assigns "dual" ratings to all debt issues that have a put option or demand feature as part of their structure. The first rating addresses the likelihood of repayment of principal and interest as due, and the second rating addresses only the demand feature. The long-term debt rating symbols are used for bonds to denote the long-term maturity and the commercial paper rating symbols for the put option (I.E., "AAA/A-1+"). With short term demand debt, note rating symbols are used with the commercial paper symbols (I.E., "SP-1+/A-1+").

MOODY'S INVESTORS SERVICE

U.S. MUNICIPAL BONDS


Aaa......................   Issuers or issues rated Aaa demonstrate the
                            strongest creditworthiness relative to other US municipal or tax-exempt issuers or issues.

Aa.......................   Issuers or issues rated Aa demonstrate very strong
                            creditworthiness relative to other US municipal or tax-exempt issuers or issues.

A........................   Issuers or issues rated A present above-average
                            creditworthiness relative to other US municipal or tax-exempt issuers or issuers or issues.

Baa......................   Issuers or issues rated Baa represent average
                            creditworthiness relative to other US municipal or tax-exempt issuers or issues.

Ba ......................   Issuers or issues rated Ba demonstrate below-average
                            creditworthiness relative to other US municipal or tax-exempt issuers or issues.


Note: Moody's applies numerical modifiers, 1, 2, and 3 in each generic rating classification from Aa through Bb. The modifier 1 indicates that the obligation rates in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

MUNICIPAL NOTES


MIG 1/VMIG 1.............   This designation denotes superior credit quality.
                            Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2/VMIG 2.............   This designation denotes strong credit quality.
                            Margins of protection are ample, although not as large as in the preceding group.

MIG 3/VMIG 3.............   This designation denotes acceptable credit quality.
                            Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.


Note: A two component rating is assigned to variable demand obligations (VRDOs). The first element represents Moody's evaluation of the degree of risk associated with the demand feature, using the MIG rating scale. The short-term rating assigned to the demand feature of VRDOs is designated as VMIG. When either the long- or short-term aspect of a VRDO is not rated, that piece is designated NR, e.g., Aaa/NR or NR/VMIG 1. MIG rating expire at note maturity, while VMIG ratings expirations will be a function of each issuer's specific structural or credit features.

COMMERCIAL PAPER


Prime-1..................   Issuers rated P-1 (or supporting institutions) have
                            a superior ability for repayment of short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics:
                            -- Leading market positions in well established
                               industries.
                            -- High rates of return on funds employed.
                            -- Conservative capitalization structure with
                               moderate reliance on debt and ample asset protection.
                            -- Broad margins in earnings coverage of fixed
                               financial charges and high internal cash generation.

                            -- Well established access to a range of financial
                               markets and assured sources of alternate liquidity.

Prime-2..................   Issuers rated Prime-2 (or supporting institutions)
                            have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Prime-3..................   Issuers rated Prime-3 (or supporting institutions)
                            have an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

Not......................   Prime Issuers rated "Not Prime" do not fall within
                            any of the Prime rating categories.


FITCH, INC.

LONG TERM CREDIT RATINGS (INCLUDES U.S. PUBLIC FINANCE SECURITIES)


AAA......................   Highest credit quality. "AAA" denotes the lowest
                            expectation of credit risk. They are assigned only in cases of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA.......................   Very high credit quality. "AA" ratings denote a very
                            low expectation of credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A........................   High credit quality. Single "A" rating denote low
                            expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than higher ratings.

BBB......................   Good credit quality. "BBB" ratings indicate that
                            there is currently a low expectation of credit risk.
                            The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

Plus (+) or Minus (-)....   Plus and minus signs may be appended to denote
                            relative status within major ratings categories.
                            Plus and minus signs, however, are not added to the "AAA" category.


SHORT-TERM CREDIT RATINGS (INCLUDES NOTE & COMMERCIAL PAPER)


F-1......................   HIGHEST CREDIT QUALITY. Indicates the strongest
                            capacity for timely payment of financial commitments; may have an added plus (+) sign to denote exceptionally strong credit feature.

F-2......................   GOOD CREDIT QUALITY. Indicates a satisfactory
                            capacity for timely payment, but the margin of safety is not as great as for issues assigned "F-1+" or "F-1" ratings.

F-3......................   FAIR CREDIT QUALITY. The capacity for timely payment
                            of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

Plus (+).................   The plus sign may be appended to a "F-1" category to
                            denote relative status within the category.

VARIABLE RATE DEMAND OBLIGATIONS

      Variable rate demand obligations and other securities which contain a demand feature will have a dual rating, such as "AAA/F1+". The first rating denotes long-term ability to make principal and interest payments. The second rating denotes ability to meet a demand feature in full and on time.

                                                                      APPENDIX B

                               HSBC INVESTOR FUNDS
                            HSBC ADVISOR FUNDS TRUST
              HSBC INVESTOR PORTFOLIOS (COLLECTIVELY, THE "TRUST")

                      PROXY VOTING POLICIES AND PROCEDURES

      The Trust delegates the authority to vote proxies related to portfolio securities of each series (the "Funds") of the Trust to HSBC Investments (USA) Inc. ("HSBC"), which in turn delegates proxy voting authority for some Funds of the Trust to a Sub-Adviser retained to provide day-to-day portfolio management for that Fund. The Boards of Trustees (the "Board") adopt the proxy voting policies and procedures of HSBC and the Sub-Advisers as the proxy voting policies and procedures that will be used by each of these respective entities when exercising voting authority on behalf of each Fund. These policies and procedures are attached hereto.

      The Board will provide the Trust's consent to vote in matters where HSBC or a Sub-Adviser seeks such consent because of a conflict of interest that arises in connection with a particular vote, or for other reasons.

                                                                      APPENDIX C

                          HSBC Investments (USA) Inc.
                      Halbis Capital Management (USA) Inc.

                       PROXY VOTING POLICY AND PROCEDURES

      The purpose of this proxy voting policy is to reasonably insure that HSBC Investments (USA) Inc. and Halbis Capital Management (USA) Inc., (HSBCUSA), as a fiduciary, fulfills its responsibility to its clients to vote proxy ballots in connection with proposals submitted by management, and others, to shareholders for approval. The financial interest of the shareholders of the Investment Companies and of the Manager's investment advisory clients is the primary consideration in determining how proxies should be voted.

      As long as there is no provision to the contrary in the Investment Management Agreement or Charter, By-Laws, Trust Agreement, Plan Documents, Partnership Agreement or other controlling documents which create the legal entity with which we are dealing, the power to vote on proposals presented to shareholders through the proxy solicitation process will be considered by HSBCUSA to be an integral part of its investment management responsibility, recognizing that certain proposals, if implemented, may have a substantial impact on the market valuation of portfolio securities. For investment advisory clients, this responsibility is inherent, unless a client has elected to vote proxies directly. In the case of the Investment Companies, this responsibility has been delegated to HSBCUSA by each Investment Company's Board of Directors.

PROXY VOTING POLICY

      It is the policy of HSBCUSA to vote client proxies for the exclusive benefit of its clients' accounts. In most, if not all cases, this will mean that the proposals that maximize the value of the securities we hold will be approved without regard to non-economic considerations.

      HSBCUSA generally will not favor proposals that are designed to make it difficult for a company to be acquired or that have a tendency to entrench current management at the expense of securities holders. Therefore, HSBCUSA will generally vote against proposals concerning instituting "poison pills", classified boards of directors, unequal voting rights, elimination of shareholder action by written consent and granting stock options at less than fair market value.

      In this regard, HSBCUSA has engaged a third party proxy voting service provider ("Proxy Service Provider") to conduct analysis of proposals, and to provide guidance on voting ballots. The Proxy Service Provider provides its analysis in the form of written reports, which are circulated to HSBCUSA' investment staff for their review. A more extensive summary of proxy voting guidelines will be provided to clients upon request.

      Certain portfolios ("Fund of Funds") primarily invest a majority of their assets in non-voting securities of other unregistered investment vehicles ("Sub-Funds") which have investors other than the Fund of Funds. Sub-Funds typically do not submit matters to investors for vote. In the event that a Sub-Fund submits a matter to its investors for vote and the Fund of Fund holds voting interests in the Sub-Fund, the vote will be made in a way that we believe is in the best interest of the Fund of Funds.

ADMINISTRATION

      The Proxy Service Provider will administer the proxy voting process, including receiving ballots, casting votes and maintaining required records. On an as-needed basis, HSBCUSA will review the Proxy Voting Policy and its administration to resolve any proxy voting issues that may arise.

CONFLICTS OF INTEREST

      HSBCUSA generally will vote proxies in accordance with the Proxy Service Provider's predetermined recommendations, including instances where potential material conflicts of interest may exist. In the event a proxy proposal gives rise to a material conflict of interest that is not addressed by the Proxy Service Provider's predetermined recommendations, HSBCUSA' senior management will review, and if deemed necessary, an independent consultant or outside counsel will be consulted to resolve the material conflict of interest.

CLIENT ACCESS TO PROXY VOTING RECORDS

      A record of how proxies have been voted for a client's account will be provided upon request. Clients can request their proxy voting record by contacting their Client Investment Service Manager at (212) 525-5000. Alternatively, clients may submit written requests to HSBC Investments (USA) Inc., 452 Fifth Avenue - 18th Floor, New York, NY 1008, ATTN: Chief Compliance Officer.

--------------------------------------------------------------------------------
APPENDIX D

WESTFIELD CAPITAL MANAGEMENT COMPANY, LLC

PROXY VOTING POLICY
REVISED SEPTEMBER 2006
--------------------------------------------------------------------------------


                        POLICY STATEMENT AND INTRODUCTION

Westfield Capital Management Company, LLC ("WCM") will offer to vote proxies for all accounts. Many of Westfield Capital's ("WCM") investment management clients have delegated to WCM the authority to vote proxies for shares in the client accounts we manage. WCM believes that the voting of proxies can be an important tool for investors to promote best practices in corporate governance and votes all proxies in the best interests of its clients as investors. We also recognize that the voting of proxies with respect to securities held in managed accounts is an investment responsibility having economic value. WCM will vote proxies and maintain records of voting of shares for which WCM has proxy voting authority in accordance with its fiduciary obligations and applicable law.

This memorandum sets forth WCM's policies for voting proxies. It covers all accounts for which WCM has proxy voting authority which are primarily U.S. separately managed individual and institutional accounts. In addition, these accounts include mutual funds in which WCM serves as sub-adviser as well as limited partnerships managed by WCM.

                                 PROXY COMMITTEE


WCM HAS A PROXY COMMITTEE (THE "COMMITTEE") COMPOSED OF INDIVIDUALS FROM THE INVESTMENT COMMITTEE, OPERATIONS STAFF AND COMPLIANCE DEPARTMENT. THE BOARD OF DIRECTORS WILL APPOINT THE MEMBERS OF THE COMMITTEE AND CONSIDER RECOMMENDATIONS FOR MEMBERS FROM THE COMMITTEE. THE COMMITTEE IS RESPONSIBLE FOR SETTING GENERAL POLICY AS TO PROXIES. SPECIFICALLY, THE COMMITTEE:

      1. REVIEWS THESE PROCEDURES AND THE PROXY GUIDELINES ANNUALLY AND APPROVES ANY AMENDMENTS CONSIDERED TO BE ADVISABLE;

      2     considers special proxy issues as they may arise from time to time.


As of the date of these procedures, the following members of WCM will serve on the Committee:


Karen A. DiGravio, Chief Financial Officer, Chief Compliance Officer Caryl D. Marchi, Vice President & Operations Manager
Hamlen Thompson, Senior Security Analyst
Zureen Khairuddin, Proxy Manager & Operations Coordinator
Meredith Russo, Office & Proxy Assistant

                           PROXY VOTING ADMINISTRATION


WCM's Proxy Manager, under supervision of the Proxy Committee, have the following duties:

      1. annually review the Proxy Voting Policy and distribute them to the Committee for review;

      2. oversee the work of any third party vendor hired to process proxy votes;

      3. review Glass Lewis recommended research against WCM's proxy policy and assess third party research if issue is not addressed in WCM policy;

      4. obtain approvals from Operations Manager. Additionally, if WCM is among the Top 20 shareholders holding the security, the Proxy Manager will refer to the Security Analyst on any recommendations that is against management's recommendation;

      5. coordinate responses to investment professionals' questions on proxy issues and proxy policies, including forwarding specialized proxy research from any third party vendor;

      6. reconcile all ballots against our holdings in Advent Axys and obtain missing ballots from custodians using our best efforts Track the missing ballots with follow up actions and resolution on ProxyEdge. On a monthly basis, disseminate the reconciliation of ballots and holdings proxy report to the Proxy Committee;

      7. coordinate the Committee's review of any new or unusual proxy issues;

      8. manage the process of referring issues to portfolio managers and/or analysts for voting instructions;

      9.    cast votes on ProxyEdge and ensure that proxies are voted on time;

      10. MAINTAIN REQUIRED RECORDS OF PROXY VOTES ON BEHALF OF THE APPROPRIATE WCM CLIENT ACCOUNTS INCLUDING MAINTAINING DOCUMENTS RECEIVED OR CREATED THAT WERE MATERIAL TO THE VOTING DECISION;

      11. MANAGE PROXY VOTING AND MAINTENANCE OF APPROPRIATE RECORDS USING PROXYEDGE;

      12.   PREPARE AND DISTRIBUTE REPORTS REQUESTED BY WCM CLIENTS;

      13. MAINTAIN RECORDS OF ALL COMMUNICATIONS RECEIVED FROM CLIENTS REQUESTING INFORMATION ON PROXY VOTING AND RESPONSES THERETO;

      14. NOTIFY CLIENTS ON HOW THEY CAN OBTAIN VOTING RECORDS AND POLICIES AND PROCEDURES;

      15. SEMIANNUALLY PREPARE A REPORT ON PROBLEM CUSTODIANS AND ESCALATE SUCH ISSUES TO THE COMMITTEE. THIS PROCEDURE WILL OCCUR WHEN NECESSARY AND WILL NOT BE LIMITED BY A SCHEDULE;

      16. IF THERE IS ANY CONFLICT OF INTEREST AS LISTED ON PAGE 4, THE PROXY MANAGER WILL REPORT THIS TO THE PROXY COMMITTEE AND OBTAIN A UNANIMOUS APPROVAL FROM THE COMMITTEE, IF AN OVERRIDE IS NECESSARY; AND

      17.   REQUEST AND REVIEW THE SAS 70 REPORT ANNUALLY FROM ADP PROXYEDGE;

                             PROXY VOTING GUIDELINES

      WCM MAINTAINS WRITTEN VOTING GUIDELINES ("GUIDELINES") SETTING FORTH VOTING POSITIONS DETERMINED BY THE COMMITTEE ON THOSE ISSUES BELIEVED MOST LIKELY TO ARISE DAY TO DAY. THE GUIDELINES MAY CALL FOR VOTES TO BE CAST NORMALLY IN FAVOR OF OR OPPOSED TO A MATTER OR MAY DEEM THE MATTER AN ITEM TO BE REFERRED TO INVESTMENT PROFESSIONALS ON A CASE-BY-CASE BASIS.

      ON A DAILY BASIS, THE PROXY MANAGER REVIEWS THE PROXY AGENDA AGAINST WCM'S GUIDELINES AND THE RECOMMENDATION FROM GLASS LEWIS. THE PROXY MANAGER WILL WRITE A RECOMMENDATION TO THE OPERATIONS MANAGER. THE OPERATIONS MANAGER THEN REVIEWS AND APPROVES THE RECOMMENDATION. IF WCM IS AMONG THE TOP 20 SHAREHOLDERS, THE PROXY MANAGER WILL INCLUDE THE SECURITY ANALYST IN THE APPROVAL PROCESS. THE OPERATIONS MANAGER PROVIDES OVERSIGHT TO THE PROXY MANAGER ON BALLOT RECOMMENDATIONS. THE PROXY MANAGER WILL EXERCISE DISCRETION VOTING PROXIES WITHIN WCM GUIDELINES. THE OPERATIONS MANAGER WILL REVIEW HER DECISIONS AND APPROVE THE VOTE PRIOR TO THE VOTES BEING CAST. DUE TO TIMING CONSTRAINTS OF THE PROXY VOTING PROCESS, IF THE OPERATIONS MANAGER'S APPROVAL IS NOT RECEIVED PRIOR TO THE VOTE DEADLINE, THE PROXY MANAGER WILL VOTE WITHIN WCM'S GUIDELINES AND IF APPLICABLE, THE ANALYST'S RECOMMENDATION. THE OPERATIONS MANAGER WILL THEN REVIEW THE VOTE AND REPORT ANY ISSUES TO THE PROXY COMMITTEE.

      THE PROXY ASSISTANT WILL ASSIST THE PROXY MANAGER IN THE DAILY PROXY ADMINISTRATION AND IN HER ABSENCE, ACT AS HER BACKUP. THE PROXY MANAGER HAS OVERALL RESPONSIBILITY OF THE PROXY VOTING PROCESS, INCLUDING THOSE TASKS PERFORMED BY THE PROXY ASSISTANT.

      A COPY OF THE GUIDELINES IS ATTACHED TO THIS MEMORANDUM AS EXHIBIT A. WCM WILL VOTE ALL PROXIES IN ACCORDANCE WITH THE GUIDELINES SUBJECT TO EXCEPTIONS AS
FOLLOWS:

1. IF THE INVESTMENT ANALYST COVERING THE STOCK OF A COMPANY WITH A PROXY VOTE BELIEVES THAT FOLLOWING THE GUIDELINES IN ANY SPECIFIC CASE WOULD NOT BE IN THE CLIENTS' BEST INTERESTS, THEY MAY REQUEST THE PROXY MANAGER NOT TO FOLLOW THE GUIDELINES IN SUCH CASE. THE REQUEST MUST BE IN WRITING AND INCLUDE AN EXPLANATION OF THE RATIONALE FOR DOING SO. THE PROXY MANAGER WILL REVIEW ANY SUCH REQUEST WITH THE COMMITTEE AND WILL MAINTAIN RECORDS OF EACH ITEM.

2. For clients with plan assets subject to ERISA, under rules of the U. S. Department of Labor ("DOL") WCM may accept instructions to vote proxies in accordance with AFL-CIO proxy voting guidelines, in lieu of WCM's regular Guidelines. WCM may accept instructions to vote proxies under client specific guidelines subject to review and acceptance by the Proxy Committee.


3. The Proxy Manager will exercise discretion to vote proxies within the guidelines established by the Committee. The Proxy Manager will consult with the Analyst and Committee in determining how to vote proxies for issues not specifically covered by the proxy voting guidelines adopted by the Committee or in situations where the Proxy Manager or members of the Committee determine that consultation is prudent.


4. Information on WCM's proxy voting decision may only be distributed to the company. No such information may be divulged to other parties, including solicitors working with the company, unless written notification from the company instructs such release of information.

5. The Proxy Manager will ensure that all ballots will be voted provided that they are received at least 3 days prior to the vote deadline date. All unvoted ballots will be noted in the ballot records, indicating the reason why they were not voted and documenting our best efforts to obtain such ballots.



                             PROXY VOTING REFERRALS


      UNDER THE GUIDELINES, CERTAIN PROXY MATTERS WILL BE REFERRED TO THE WCM ANALYSTS. NORMALLY SPECIFIC REFERRAL ITEMS WILL BE REFERRED TO THE PORTFOLIO MANAGER OR ANALYST. THE PROXY MANAGER WILL E-MAIL THE APPROPRIATE ANALYST WITH THE REFERRAL REQUEST.

      The analyst who has been requested to provide a recommendation on a proxy referral item will respond electronically with a decision and rationale. The Operations Manager will review the decision and concur with the decision. Upon receiving both decisions, the Proxy Manager will cast the vote for the proxy referral. Proxy Manager will then communicate such referral to the Proxy Committee.


                              CONFLICTS OF INTEREST


      A POTENTIAL CONFLICT OF INTEREST MAY ARISE WHEN VOTING PROXIES OF AN ISSUER WHICH HAS A SIGNIFICANT BUSINESS RELATIONSHIP WITH WCM. FOR EXAMPLE, WCM COULD MANAGE A DEFINED BENEFIT OR DEFINED CONTRIBUTION PENSION PLAN FOR THE ISSUER. WCM'S POLICY IS TO VOTE PROXIES BASED SOLELY ON THE INVESTMENT MERITS OF THE PROPOSAL. IN ORDER TO GUARD AGAINST CONFLICTS THE FOLLOWING PROCEDURES HAVE BEEN ADOPTED:

      1. A PORTION OF THE COMMITTEE IS COMPOSED OF PROFESSIONALS FROM THE INVESTMENT COMMITTEE. FURTHERMORE, PROXY ADMINISTRATION IS IN THE OPERATIONS DEPARTMENT. THE INVESTMENT COMMITTEE AND OPERATIONS DEPARTMENT DO NOT REPORT TO WCM'S MARKETING DEPARTMENT.

      2. INVESTMENT PROFESSIONALS RESPONDING TO REFERRAL REQUESTS MUST DISCLOSE ANY CONTACTS WITH THIRD PARTIES OTHER THAN NORMAL CONTACT WITH PROXY SOLICITATION FIRMS.

      3. THE PROXY MANAGER WILL REVIEW THE NAME OF THE ISSUER OF EACH PROXY THAT CONTAINS A REFERRAL ITEM AGAINST A LIST OF WCM BUSINESS RELATIONSHIPS PROVIDED BY THE FINANCE DEPARTMENT FOR POTENTIAL MATERIAL BUSINESS RELATIONSHIP (I.E. CONFLICTS OF INTEREST). IF THE ISSUER OF THE PROXY IS ON THE LIST OF WCM BUSINESS RELATIONSHIPS, THE WCM PROXY MANAGER WILL CONFER WITH THE COMMITTEE PRIOR TO VOTING. IN ADDITION, FOR REFERRALS INVOLVING WCM SUB-ADVISED MUTUAL FUNDS, THE PROXY MANAGER WILL FILL OUT ATTACHED PROXY VOTING DISCLOSURE FORM (ATTACHED AS EXHIBIT B).


      4. WCM's Proxy Voting Guidelines may only be overridden with the written recommendation of the Proxy Committee.


                                  RECORDKEEPING


The Proxy Manager, in conjunction with the Operations Manager, will retain copies of the following books and records. Original Policies and Procedures will be kept with the Proxy Manager and maintained in the WCM Compliance Manual. The Proxy Manager will retain the following records:


      1. a copy of Proxy Procedures and Guidelines as they may be in effect from time to time;

      2. a copy of each proxy statement received with respect to securities in client accounts;

      3.    records of each vote cast for each client;

      4.    a reconciliation of Westfield holdings vs. ballots received;

      5. documentation of our internal efforts to obtain and vote ballots not received;

      6. internal documents generated in connection with a proxy referral to the Investment Committee such as emails, memoranda etc.

      7. written reports to clients on proxy voting and of all client requests for information and WCM's response.


In accordance with Rule 204-2 of the Investment Advisers Act of 1940, all proxy voting records will be maintained for five years. In the event a third party vendor is retained for proxy voting services, Westfield will (1) require such vendor to provide copies of all voting records promptly upon request; and (2) require such vendor to maintain the records noted in (2) and (3) above.

EXHIBIT A

                    WESTFIELD CAPITAL MANAGEMENT COMPANY, LLC
                             PROXY VOTING GUIDELINES

                                       FOR

                          SEPARATELY MANAGED ACCOUNTS &
                         SUB-ADVISORY MUTUAL FUND ASSETS
                         INCLUDING LIMITED PARTNERSHIPS

The Proxy Voting Guidelines below summarize WCM's positions on various issues of concern to investors and indicate how client portfolio securities will be voted on proposals dealing with a particular issue. These Guidelines have been established for the specific purpose of promoting the economic interests of our clients.

The following Guidelines are grouped according to the types of proposals generally presented to shareholders. Part I deals with proposals which have been approved and recommended by a company's board of directors. Part II deals with proposals submitted by shareholders for inclusion in proxy statements. Part III addresses unique considerations pertaining to non-US issuers.

I. BOARD-APPROVED PROPOSALS

Proxies will be voted FOR board-approved proposals, EXCEPT AS FOLLOWS:

A. MATTERS RELATING TO THE BOARD OF DIRECTORS

The board of directors has the important role of overseeing management and its performance on behalf of shareholders. Proxies will be voted FOR the election of the company's nominees for directors and FOR board-approved proposals on other matters relating to the board of directors (provided that such nominees and other matters have been approved by an independent nominating committee), except as follows:


      >>    WCM will WITHHOLD VOTES for any nominee for director if

            o The board does not have a two-third majority of independent directors. In the event that more than one third of the members are affiliated or inside directors, we will withhold votes from some of the inside and/or affiliated directors in order to satisfy the two-thirds threshold that is deemed appropriate. However, the two third majority DOES NOT APPLY when a single individual or entity owns more than 50% of the voting shares ("Controlled Companies") as the interests of the majority of shareholders are the interests of that entity or individual; or

            o The board does not have nominating, audit and compensation committees composed solely of independent directors; or

      >>    WCM will WITHHOLD VOTES for any nominee for the:

            o audit committee who sits on more than three public company audit committees; or

            o compensation committee if performance goals were changed when employees failed or were unlikely to meet original goals or performance-based compensation was paid despite goals not being attained; or

            o compensation committee who is currently up for election and served at the time of poor pay-for-performance.

      >> WCM will WITHHOLD VOTES for the audit committee chair if the chairperson failed to put audit ratification on the ballot for shareholder approval for the upcoming year.


For these purposes, an "independent director" is a director who meets all requirements to serve as an independent director of a company under the NYSE (Article 4 Section 2 of the NYSE Commission) and NASDAQ rule No. 4200 and 4300 (I.E., no material business relationships with the company, no present or recent employment relationship with the company (including employment of immediate family members) and, in the case of audit committee members, no compensation for non-board services). If a board does not meet these independence standards, WCM may refer board proposed items which would normally be supported for CASE-BY-CASE review.


      >> WCM will vote on a CASE-BY-CASE BASIS in contested elections of directors.


      >> WCM will WITHHOLD VOTES for any nominee for director who is considered an independent director by the company and who has received compensation from the company other than for service as a director (E.G., investment banking, consulting, legal or financial advisory fees).

      >> WCM will WITHHOLD VOTES for any nominee for director who attends less than 75% of board and committee meetings without valid reasons for the absences (I.E., illness, personal emergency, etc.).


WCM is concerned about over-committed directors. In some cases, directors may serve on too many boards to make a meaningful contribution.

      >> WCM will WITHHOLD VOTES for an executive officer of any public company while serving more than four public company boards and any other director who serves on more than a total of six public company boards.


      >> WCM will WITHHOLD VOTES for any nominee for director of a public company (Company A) who is employed as a senior executive of another public company (Company B) if a director of Company B serves as a senior executive of Company A (commonly referred to as an "interlocking directorate").


Board independence depends not only on its members' individual relationships, but also the board's overall attitude toward management. Independent boards are committed to good corporate governance practices and, by providing objective independent judgment, enhance shareholder value.

      >> WCM may withhold votes on a CASE-BY-CASE BASIS from some or all directors that, through their lack of independence, have failed to observe good corporate governance practices or, through specific corporate action, have demonstrated a disregard for the interest of shareholders.

      >> WCM may withhold votes on a CASE-BY-CASE BASIS for some or all directors that through their directorship causes an identifiable conflict of interest

      >> WCM will WITHHOLD VOTES for the chair of the nominating or governance committee when the board is less than two-thirds independent, the chairman is not independent and an independent lead or presiding director has not been appointed unless company performance has been in the top quartile of the company's peers


      >> WCM will vote AGAINST proposals to classify a board, absent special circumstances indicating that shareholder interests would be better served by this structure.


WCM believes that separating the roles of corporate officer and the chairman of the board is typically a better governance structure than a combined executive/chairman position. The role of executives is to manage the business on the basis of the course charted by the board.

      >> WCM will vote FOR the separation between the roles of chairman of the board and CEO, with the exception of smaller companies with limited group of leaders. It may be appropriate for these positions to be combined for some period of time.

B. COMPENSATION PLANS

WCM will vote on a CASE-BY-CASE BASIS on board-approved proposals relating to compensation, except as follows:

      >>    STOCK INCENTIVE/OPTION PLANS


            o     WCM will vote FOR performance based options requirements; and

            o WCM will vote FOR equity based compensation plans if our research indicates that the proposed plan is not excessive from the average plan for the peer group on a range of criteria, including dilution to shareholders and the projected annual cost relative to the company's financial performance; and

            o WCM will vote AGAINST if plan permits replacing or repricing of underwater options (and against any proposal to authorize such replacement or repricing of underwater options); and

            o WCM will vote AGAINST if dilution represented by this proposal is more than 10% outstanding common stock unless our research indicates that a slightly higher dilution rate may be in the best interests of shareholders; and

            o WCM will vote AGAINST if the stock incentive/option plans permits issuance of options with an exercise price below the stock's current market price; and

            o WCM will vote FOR stock options if the stock options are fully expensed; and

            o WCM will vote FOR option grants or other stock incentive/option awards that will help align the interests of outside directors provided that financial cost to the company does not threaten to compromise the objectivity

      >> Except where WCM is otherwise withholding votes for the entire board of directors, WCM will vote on a CASE-BY-CASE BASIS on the employee stock purchase plans that have the following features:


            o the shares purchased under the plan are acquired for no less than 85% of their market value; and

            o     the offering period under the plan is 27 months or less; and

            o     dilution is 10% or less.

      >>    WCM will vote FOR all deferred compensation plans

      >> WCM will vote FOR all bonus plans recommended by the company's management


WCM may vote against compensation plan proposals on a CASE-BY-CASE BASIS where compensation is excessive by reasonable corporate standards, or where a company fails to provide transparent disclosure of the compensation plan proposals. In voting on proposals relating to compensation plan proposals, WCM will consider whether the proposal has been approved by an independent compensation committee of the board.


C. CAPITALIZATION

WCM will vote on a CASE-BY-CASE BASIS on board-approved proposals involving changes to a company's capitalization.


      >> WCM will vote FOR proposals relating to the authorization of additional common stock if the justification for the increase and the amount of the increase is reasonable.

      >> WCM will vote FOR proposals to effect stock splits (excluding reverse stock splits.)

      >>    WCM will vote FOR proposals authorizing share repurchase programs.


D. ACQUISITIONS, MERGERS, REINCORPORATIONS, REORGANIZATIONS AND OTHER
TRANSACTIONS


WCM will vote on a CASE-BY-CASE BASIS on business transactions such as acquisitions, mergers, and reorganizations involving business combinations, liquidations and sale of all or substantially all of a company's assets, except as follows:

      >> WCM will vote FOR mergers and reorganizations involving business combinations designed solely to reincorporate a company in Delaware.



E. ANTI-TAKEOVER MEASURES

WCM will vote AGAINST board-approved proposals to adopt anti-takeover measures such as a shareholder rights plan, supermajority voting provisions, issuance of blank check preferred stock and the creation of a separate class of stock with disparate voting rights, except as follows:

      >> WCM will vote on a CASE-BY-CASE BASIS on proposals to ratify or approve shareholder rights plans (commonly referred to as "poison pills"); and

      >>    WCM will vote FOR proposals to adopt fair price provisions.


F. AUDITORS

WCM will vote FOR board approval proposal regarding the selection or ratification of an auditor except as follows:

      >> WCM will vote on a CASE-BY-CASE BASIS when the company has aggressive accounting policies; or

      >> WCM will vote AGAINST when there have been restatements or late filings where the auditors bears some responsibility for the restatements; or

      >> WCM will vote on a CASE-BY-CASE BASIS on any issues that may compromise the independence and integrity of the auditors.

G. OTHER BUSINESS MATTERS

WCM will vote FOR board-approved proposals approving routine business matters such as changing the company's name, and procedural matters relating to the shareholder meeting, except as follows:


      >> WCM will vote on a CASE-BY-CASE BASIS on proposals to amend a company's charter or bylaws (except for charter amendments necessary or to effect stock splits to change a company's name or to authorize additional shares of common stock).

      >> WCM will vote AGAINST authorization to transact other unidentified, substantive business at the meeting.


      >> WCM will vote AGAINST proposals to adjourn a meeting to obtain more votes unless the adjournment is intended to secure more votes in a proposal that is in accordance to WCM's vote.

II. SHAREHOLDER PROPOSALS

WCM will vote on a CASE-BY-CASE basis on all shareholder proposals, except as follows:


      >> WCM will vote FOR shareholder proposals to declassify a board, absent special circumstances which would indicate that shareholder interests are better served by a classified board structure.

      >> WCM will vote FOR shareholder proposals to require shareholder approval of shareholder rights plans.


      >> WCM will vote FOR shareholder proposals to restore cumulative voting if a board is controlled mainly by insiders or affiliates where the company's ownership structure includes one or more very large shareholders that typically control a majority-voting block of the company's stock.

      >> WCM will vote FOR shareholder proposals for the election of directors by a majority vote, unless it would clearly disadvantage the company.

      >> WCM will vote FOR shareholder proposals that are consistent with WCM's proxy voting guidelines for board-approved proposals.


III. VOTING SHARES OF NON U.S. ISSUERS

WCM recognizes that the laws governing non-U.S. issuers will vary significantly from US law and from jurisdiction to jurisdiction. Accordingly it may not be possible or even advisable to apply these guidelines mechanically to non-US issuers. However, WCM believes that shareholders of all companies are protected by the existence of a sound corporate governance and disclosure framework. Accordingly, WCM will vote proxies of non US issuers IN ACCORDANCE WITH THE FOREGOING GUIDELINES WHERE APPLICABLE, except as follows:

      >> WCM will vote FOR shareholder proposals calling for a majority of the directors to be independent of management.

      >> WCM will vote FOR shareholder proposals seeking to increase the independence of board nominating, audit and compensation committees.

      >> WCM will vote FOR shareholder proposals that implement corporate governance standards similar to those established under U.S. federal law and the listing requirements of U.S. stock exchanges, and that do not otherwise violate the laws of the jurisdiction under which the company is incorporated.

      >> WCM will vote on CASE-BY-CASE BASIS on proposals relating to (1) the issuance of common stock in excess of 20% of a company's outstanding common stock where shareholders do not have preemptive rights, or
            (2) the issuance of common stock in excess of 100% of a company's outstanding common stock where shareholders have preemptive rights.


MANY NON-U.S. JURISDICTIONS IMPOSE MATERIAL BURDENS ON VOTING PROXIES. THERE ARE THREE PRIMARY TYPES OF LIMITS AS FOLLOWS:

            o SHARE BLOCKING. SHARES MUST BE FROZEN FOR CERTAIN PERIODS OF TIME TO VOTE VIA PROXY.

            o SHARE RE-REGISTRATION. SHARES MUST BE RE-REGISTERED OUT OF THE NAME OF THE LOCAL CUSTODIAN OR NOMINEE INTO THE NAME OF THE CLIENT FOR THE MEETING AND, IN MANY CASES, THEN REREGISTERED BACK. SHARES ARE NORMALLY BLOCKED IN THIS PERIOD.

            o POWERS OF ATTORNEY. DETAILED DOCUMENTATION FROM A CLIENT MUST BE GIVEN TO THE LOCAL SUB-CUSTODIAN. IN MANY CASES WCM IS NOT AUTHORIZED TO DELIVER THIS INFORMATION OR SIGN THE RELEVANT DOCUMENTS.

WCM'S POLICY IS TO WEIGH THE BENEFITS TO CLIENTS FROM VOTING IN THESE JURISDICTIONS AGAINST THE DETRIMENTS OF DOING SO. FOR EXAMPLE, IN A SHARE-BLOCKING JURISDICTION, IT WILL NORMALLY NOT BE IN A CLIENT'S INTEREST TO FREEZE SHARES SIMPLY TO PARTICIPATE IN A NON-CONTESTED ROUTINE MEETING. MORE SPECIFICALLY, WCM WILL NORMALLY NOT VOTE SHARES

IN NON-U.S. JURISDICTIONS IMPOSING BURDENSOME PROXY VOTING REQUIREMENTS EXCEPT IN SIGNIFICANT VOTES (SUCH AS CONTESTED ELECTIONS AND MAJOR CORPORATE TRANSACTIONS) WHERE DIRECTED BY PORTFOLIO MANAGERS.

EXHIBIT B


                    WESTFIELD CAPITAL MANAGEMENT COMPANY, LLC
                              PROXY VOTING CONFLICT

OF INTEREST DISCLOSURE FORM

      1.    COMPANY NAME:____________________________________________

      2.    DATE OF MEETING: ________________________________________

      3.    REFERRAL ITEM(S): _______________________________________

      4. DESCRIPTION OF WCM'S BUSINESS RELATIONSHIP WITH ISSUER OF PROXY WHICH MAY GIVE RISE TO A CONFLICT OF INTEREST:

            ____________________________________________________________________

      5.    DESCRIBE PROCEDURES USED TO ADDRESS ANY CONFLICT OF INTEREST:

                  WHERE A PROXY PROPOSAL RAISES A MATERIAL CONFLICT BETWEEN
            WCM'S INTERESTS AND A CLIENT'S INTEREST, WCM WILL:

                  1. VOTE IN ACCORDANCE WITH THE GUIDELINES. To the extent that WCM has little or no discretion to deviate from the Guidelines with respect to the proposal in question, WCM shall vote in accordance with such pre-determined voting policy.

                  2. OBTAIN CONSENT OF CLIENTS. To the extent that WCM has discretion to deviate from the Guidelines with respect to the proposal in question, WCM will disclose the conflict to the relevant clients and obtain their consent to the proposed vote prior to voting the securities. The disclosure to the client will include sufficient detail regarding the matter to be voted on and the nature of the Adviser's conflict that the client would be able to make an informed decision regarding the vote. If a client does not respond to such a conflict disclosure request or denies the request, WCM will abstain from voting the securities held by that client's account.

                  3. CLIENT DIRECTIVE TO USE AN INDEPENDENT THIRD PARTY. Alternatively, a client may, in writing, specifically direct WCM to forward all proxy matters in which WCM has a conflict of interest regarding the client's securities to an identified independent third party for review and recommendation. Where such independent third party's recommendations are received on a timely basis, WCM will vote all such proxies in accordance with such third party's recommendation. If the third party's recommendations are not timely received, WCM will abstain from voting the securities held by that client's account.

                  WCM WILL REVIEW THE PROXY PROPOSAL FOR CONFLICTS OF INTEREST
            AS PART OF THE OVERALL VOTE REVIEW PROCESS. ALL MATERIAL CONFLICTS OF INTEREST SO IDENTIFIED BY WCM WILL BE ADDRESSED AS DESCRIBED ABOVE IN THIS SECTION

      6. DESCRIBE ANY CONTACTS FROM PARTIES OUTSIDE WCM (OTHER THAN ROUTINE COMMUNICATIONS FROM PROXY SOLICITORS) WITH RESPECT TO THE REFERRAL ITEM NOT OTHERWISE REPORTED IN AN INVESTMENT PROFESSIONAL'S
            RECOMMENDATION:

            ____________________________________________________________________

      CERTIFICATION

      The undersigned employee of WCM certifies that, to the best of her knowledge, any recommendation of an investment professional provided under circumstances where a conflict of interest exists was made solely on the investment merits and without regard to any other consideration.


      _______________________________
      Name:  Zureen Khairuddin
      Title: Proxy Manager

APPENDIX G                   ALLIANCEBERNSTEIN L.P.
                    Statement of Policies and Procedures for
                                  Proxy voting

1. Introduction

      As a registered investment adviser, AllianceBernstein L.P. ("AllianceBernstein', "we" or "us") has a fiduciary duty to act solely in the best interests of our clients. We recognize that this duty requires us to vote client securities in a timely manner and make voting decisions that are in the best interests of our clients. Consistent with these obligations, we will disclose out clients' voting records only to them and as required by mutual fund vote disclosure regulations. In addition, the proxy committees may, after careful consideration, choose to respond to surveys regarding past votes.

      This statement is intended to comply with Rule 206(4)-6 of the Investment Advisers Act of 1940. It sets forth our policies and procedures for voting proxies for out discretionary investment advisory clients, including investment companies registered under the Investment Company Act of 1940. This statement applies to AllianceBemstein's growth, value and blend investment groups investing on behalf of clients in both US and non-US securities.

2. Proxy Policies

      This statement is designed to be responsive to the wide range of proxy voting subjects that can have a significant effect on the investment value of the securities held in our clients' accounts. These policies are not exhaustive due to the variety of proxy voting issues that we may be required to consider. AllianceBernstein reserves the right to depart from these guidelines in order to avoid voting decisions that we believe may be contrary to our clients' best interests. In reviewing proxy issues, we will apply the following general policies:

      2.1. Corporate Governance

      AllianceBemstein's proxy voting policies recognize the importance of good corporate governance in ensuring that management and the board of directors fulfill their obligations to the shareholders. We favor proposals promoting transparency and accountability within a company. We will vote for proposals providing for equal access to the proxy materials so that shareholders can express their views on various proxy issues. We also support the appointment of a majority of independent directors on key committees and separating the positions of chairman and chief executive officer. Finally, because we believe that good corporate governance requires shareholders to have a meaningful voice in the affairs of the company, we will support shareholder proposals that request that companies amend their by-laws to pro vide that director nominees be elected by an affirmative vote of a majority of the votes cast.

2.2. Elections of Directors

      Unless there is a proxy fight for seats on the Board or we determine that there are other compelling reasons for withholding votes for directors, we will vote in favor of the management proposed slate of directors. That said, we believe that directors have a duty to respond to shareholder actions that have received significant shareholder support. We may withhold votes for directors (or vote against in non-US markets) that fail to act on key issues such as failure to implement proposals to declassify boards, failure to implement a majority vote requirement, failure to submit a rights plan to a shareholder vote or failure to act on tender offers where a majority of shareholders have tendered their shares. In addition, we will withhold votes for directors who fail to attend at least seventy-five percent of board meetings within a given year without a reasonable excuse. Finally, we may abstain or vote against directors of non-U.S. issuers where there is insufficient information about the nominees disclosed in the proxy statement.

2.3. Appointment of Auditors

      AllianceBernstein believes that the company remains in the best position to choose the auditors and will generally support management's recommendation. However, we recognize that there may be inherent conflicts when a company's independent auditor performs substantial non-audit related services for the company. The Sarbanes-Oxley Act of 2002 prohibited certain categories of services by auditors to US issuers, making this issue less prevalent in the US. Nevertheless, in reviewing a proposed auditor, we will consider the fees paid for non-audit services relative to total fees as well as if there are other reasons to question the independence of the auditors.

2.4. Changes in Legal and Capital Structure

      Changes in a company's chatter, articles of incorporation or by-laws are often technical and administrative in nature. Absent a compelling reason to the contrary, AllianceBernstein will cast its votes in accordance with the company's management on such proposals. However, we will review and analyze on a case-by-case basis any non-routine proposals that are likely to affect the stricture and operation of the company or have a material economic effect on the company. For example, we will generally support proposals to increase authorized common stock when it is necessary to implement a stock split, aid in a restructuring or acquisition or provide a sufficient number of shares for an employee savings plan, stock option or executive compensation plan.

      However, a satisfactory explanation of a company's intentions must be disclosed in the proxy statement for proposals requesting an increase of greater than one hundred percent of the shares outstanding. We will oppose increases in authorized common stock where there is evidence that the shares will be used to implement a poison pill or another form of anti-takeover device. We will support shareholder proposals that seek to eliminate dual class voting structures.

2.5. Corporate Restructurings, Mergers and Acquisitions

      AlliananceBemstein believes proxy votes dealing with corporate reorganizations are an extension of the investment decision. Accordingly, we will analyze such proposals on a case-by-case basis, weighing heavily the views of our research analysts that cover the company and our investment professionals managing the portfolios in which the stock is held.

2.6. Proposals Affecting Shareholder Rights

      AllianceBernstein believes that certain fundamental rights of shareholders must be protected. We will generally vote in favor of proposals that give shareholders a greater voice in the affairs of the company and oppose any measure that seeks to limit those rights. However, when analyzing such proposals we will weigh the financial impact of the proposal against the impairment of shareholder rights.

      2.7. Anti-Takeover Measures

      AllianceBernstein believes that measures that impede corporate transactions such as takeovers or entrench management not only infringe on the rights of shareholders but may also have a detrimental effect on the value of the company. We will generally oppose proposals, regardless of whether they are advanced by management or shareholders, the purpose or EFFECT of which is to entrench management or excessively or inappropriately dilute shareholder ownership. Conversely, we support proposals that would restrict or otherwise eliminate anti-takeover or anti-shareholder measures that have already been adopted by corporate issuers. For example, we will support shareholder proposals that seek to require the company to submit a shareholder rights plan to a shareholder vote. We will evaluate, on a case-by-case basis, proposals to completely redeem or eliminate such plans. Furthermore, we will generally oppose proposals put forward by management (including the authorization of blank check preferred stock, classified boards and supermajority vote requirements) that appear to be anti-shareholder or intended as management entrenchment mechanisms.

      2.8. Executive Compensation

      AllianceBernstein believes that company management and the compensation committee of the board of directors should, within reason, be given latitude to determine the types and mix of compensation and benefit awards offered to company employees. Whether proposed by a shareholder or management, we will review proposals relating to executive compensation plans on a case-by-case basis to ensure that the long-term interests of management and shareholders are properly aligned. In general, we will analyze the proposed plan to ensure that shareholder equity will not be excessively diluted taking into account shares available for grant under the proposed plan as well as other existing plans. We generally will oppose plans that have below market value grantor exercise prices on the date of issuance or permit repricing of underwater stock options without shareholder approval. Other factors such as the company's performance and industry practice will generally be factored into our analysis. We generally will support shareholder proposals seeking additional disclosure of executive and director compensation. This policy includes proposals that seek to specify the measurement of performance based compensation. In addition, we will support proposals requiring managements to submit severance packages that exceed 2.99 times the sum of an executive officer's base salary plus bonus that are triggered by a change in control to a shareholder vote. Finally, we will support shareholder proposals requiring companies to expense stock options because we view them as a large corporate expense that should be appropriately accounted FOR.

      2.9. Social and Corporate Responsibility

      AllianceBernstein will review and analyze on a case-by-case basis proposals relating to social, political and environmental issues to determine whether they will have a financial impact on shareholder value. We will vote against proposals that are unduly burdensome or result in unnecessary and excessive costs to the company. We may abstain from voting on social proposals that do not have a readily determinable financial impact on shareholder value.

3. Proxy Voting Procedures

      3.1. Proxy Voting Committees

      Our growth and value investment groups have formed separate proxy voting committees to establish general proxy policies for Alliance Bernstein and consider specific proxy voting matters as necessary. These committees periodically review these policies and new types of corporate governance issues, and decide how we should vote on proposals not covered by these policies. When a proxy vote cannot be clearly decided by an application of our stat committee will evaluate the proposal. In addition, the committees, in conjunction with the analyst that covers the company, may contact corporate management and interested shareholder groups and others as necessary to discuss proxy issues. Members of the committee include senior investment personnel and representatives of the Legal and Compliance Department. The committees may also evaluate proxies where we face a potential conflict of interest (as discussed below). Finally, the committees monitor adherence to these policies.

      3.2. Conflicts of Interest

      AllianceBernstein recognizes that there may be a potential conflict of interest when we vote a proxy solicited by an issuer whose retirement plan we manage, or we administer, who distributes AllianceBernstein sponsored mutual funds, or with whom we or an employee has another business or personal relationship that may affect how we vote on the issuer's proxy. Similarly, AllianceBernstein may have a potential material conflict of interest when deciding how to vote on a proposal sponsored or supported by a shareholder group that is a client. We believe that centralized management of proxy voting, oversight by the proxy voting committees and adherence to these policies ensures that proxies are voted with only our clients' best interests in mind. Additionally, we have implemented procedures to ensure that our votes are not the product of a material conflict of interests, including: (i) on an annual basis, the proxy committees will take reasonable steps to evaluate the nature of AllianceBernstein's and our employees' material business and personal relationships (and those of our affiliates) with any company whose equity securities are held in client accounts and any client that has sponsored or has material interest in a proposal upon which we will be eligible to vote; (ii) requiring anyone involved in the decision making process to disclose to the chairman of the appropriate proxy committee any potential conflict that they are aware of (including personal relationships) and any contact that they have had with any interested party regarding a proxy vote; (iii) prohibiting employees involved in the decision making process or vote administration from revealing how we intend to vote on a proposal in order to reduce any attempted influence from interested parties; and (iv) where a material conflict of interests exists, reviewing our proposed vote by applying a series of objective tests and, where necessary, considering the views of third PARty research services to ensure that our voting decision is consistent with our clients' best interests. Because under certain circumstances AllianceBernstein considers the recommendation of third party research services, the proxy committees will take reasonable steps to verify that any third party research service is in fact independent based on all of the relevant facts and circumstances. This includes reviewing the third party research service's conflict management procedures and ascertaining, among other things, whether the third party research service (i) has the capacity and competency to adequately analyze proxy issues; and (ii) can make such recommendations in an impartial manner and in the best interests of our clients.

3.3. Proxies of Certain Non-US Issuers

      Proxy voting in certain countries requires "share blocking." Shareholders wishing to vote their proxies must deposit their shares shortly before the date of the meeting with a designated depositary. During this blocking period, shares that will be voted at the meeting cannot be sold until the meeting has taken place and the shares are returned to the clients' custodian banks. Absent compelling reasons to the contrary, AllianceBernstein believes that the benefit to the client of exercising the vote does not outweigh the cost of voting (i.e. not being able to sell the shares during this period). Accordingly, if share blocking is required we generally abstain from voting those shares. In addition, voting proxies of issuers in non-US markets may give rise to a number of administrative issues that may prevent AllianceBernstein from voting such proxies. For example, AllianceBernstein may receive meeting notices without enough time to fully consider the proxy or after the cut-off date for voting. Other markets require AllianceBernstein to provide local agents with power of attorney prior to implementing AllianceBernstein's voting instructions. Although it is AllianceBemstein's policy to seek to vote all proxies for securities held in client accounts for which we have proxy voting authority, in the case of non-US issuers, we vote proxies on a best efforts basis.

3.4. Loaned Securities

      Many clients of Alhancel3emstein have entered into securities lending arrangements with agent lenders to generate additional revenue. Alliancel3emstein will not be able to vote securities that are on loan under these types of arrangements. However, under rare circumstances, for voting issues that may have a significant impact on the investment, we may request that clients recall securities that are on loan if we determine that the benefit of voting outweighs the costs and lost revenue to the client or fund and the administrative burden of retrieving the securities.

3.5. Proxy Voting Records

      Clients may obtain information about how we voted proxies on their behalf by contacting their ALLIANCEBERNSTEIN administrative representative. Alternatively, clients may make a written request for proxy voting information to: Mark R. Manley, Senior Vice President & Chief Compliance Officer, ALLIANCEBERNSTEIN L.P., 1345 Avenue of the Americas, New York, NY 10105.

                                                                      APPENDIX F


NWQ, PROXY VOTING POLICY

                     NWQ INVESTMENT MANAGEMENT COMPANY, LLC

                      PROXY VOTING POLICIES AND PROCEDURES

1. Application; General Principles

      1.1 These Proxy Voting Policies and Procedures apply to securities held in client accounts as to which NWQ Investment Management Company, LLC ("WQ") has voting authority, directly or indirectly. Indirect voting authority exists where NWQ's voting authority is implied by a general delegation of investment authority without reservation of proxy voting authority.

      1.2 NWQ shall vote proxies in respect of securities owned by or on behalf of a client in the client's best interests and without regard to the interests of NWQ or any other client of NWQ.

2. Voting; Procedures

      2.1 To provide centralized management of the proxy voting process, NWQ shall establish a Proxy Voting Committee.

            2.1.1 The Proxy Voting Committee shall be comprised of at least the following persons: one senior portfolio manager and the Compliance Director.

            2.1.2 The Proxy Voting Committee shall:

                  - supervise the proxy voting process, including the identification of material conflicts of interest involving NWQ and the proxy voting process in respect of securities owned by or on behalf of such clients;

                  - determine how to vote proxies relating to issues not covered by these Policies and Procedures; and

                  - determine when NWQ may deviate from these Policies and Procedures.

      2.2 Unless the Proxy Voting Committee otherwise determines (and documents the basis for its decision) or as otherwise provided below, the Proxy Voting Committee shall cause proxies to be voted in a manner consistent with the proxy voting guidelines established by Institutional Shareholder Services, Inc.(SM) ("ISS Guidelines") or with the AFL-CIO Guidelines if selected by the client in writing, attached respectively as Exhibits A and B hereto and incorporated herein by reference, (hereafter both the ISS Guidelines and AFL-CIO Guidelines are together referred to as "Voting Guidelines").

            2.2.1 Where any material conflict of interest has been identified and the matter is covered by the Voting Guidelines, the Proxy Voting Committee shall cause proxies to be voted in accordance with the Voting Guidelines.

            2.2.2 For clients that are registered investment companies ("Funds"), where a material conflict of interest has been identified and the matter is not covered by the ISS Guidelines, NWQ shall disclose the conflict and the Proxy Voting Committee's determination of the manner in which to vote to the Fund's Board or its designated committee. The Proxy Voting Committee's determination shall take into account only the interests of the Fund, and the Proxy Voting Committee shall document the basis for the decision and furnish the documentation to the Fund's Board or its designated committee.


            2.2.3 For clients other than Funds, where a material conflict of interest has been identified and the matter is not covered by the Voting Guidelines, the Proxy Voting Committee shall disclose the conflict to the client and advise the client that its securities will be voted only upon the client's written direction.

            2.3 NWQ may determine not to vote proxies in respect of securities of any issuer if it determines it would be in its clients' overall best interests not to vote. Such determination may apply in respect of all client holdings of the securities or only certain specified clients, as NWQ deems appropriate under the circumstances.

            2.31 Generally, NWQ does not intend to vote proxies associated with the securities of any issuer if as a result of voting, subsequent purchases or sales of such securities would be blocked. However, NWQ may decide, on an individual security basis, that it is in the best interests of its clients for NWQ to vote the proxy associated with such a security, taking into account the loss of liquidity.

            2.32 To the extent that NWQ receives proxies for securities that are transferred into a client's portfolio that were not recommended or selected by NWQ and are sold or expected to be sold promptly in an orderly manner ("legacy securities"), NWQ will generally refrain from voting such proxies. In such circumstances, since legacy securities are expected to be sold promptly, voting proxies on such securities would not further NWQ's interest in maximizing the value of client investments. NWQ may consider an institutional client's special request to vote a legacy security proxy, and if agreed would vote such proxy in accordance with the guidelines below.

            2.33 In addition, the Proxy Voting Committee may determine: (a) not to recall securities on loan if, in its judgment, the negative consequences to clients of disrupting the securities lending program would outweigh the benefits of voting in the particular instance or, (b) in its judgment, the expense and administrative inconvenience outweighs the benefits to clients of voting the securities.

3. Conflicts of Interest

      3.1 Voting the securities of an issuer where the following relationships or circumstances exist are deemed to give rise to a material conflict of interest for purposes of these Policies and Procedures:

            3.1.1 The issuer is a client of NWQ.

            3.1.2 The issuer is an entity in which a member of the Executive Committee or Proxy Committee of NWQ or a relative(1) of any such person is or was an officer, director or employee, or such person or relative otherwise has received more than $1,000 from the issuer during NWQ's last three fiscal years, other than the receipt of interest, dividends, capital gains or proceeds from an insurance company for a claim.

            3.1.3 The matter under consideration could reasonably be expected to result in a financial benefit to NWQ of at least $10,000 through the end of NWQ's next two full fiscal years (for example, a vote to increase an investment advisory fee for a mutual fund advised by NWQ or an affiliate).

            3.1.4 Another client or prospective client of NWQ, directly or indirectly, conditions future engagement of NWQ on voting proxies in respect of any client's securities on a particular matter in a particular way.

            3.1.5 Any other circumstance where NWQ's duty to serve its clients' interests, typically referred to as its "duty of loyalty," could be compromised.

            3.1.6 Notwithstanding the foregoing, a conflict of interest described in Section 3.1 shall not be considered material for the purposes of these Policies and Procedures in respect of a specific vote or circumstance if the matter to be voted on relates to a restructuring of the terms of existing securities or the issuance of new securities or a similar matter arising out of the holding of securities, other than common equity, in the context of a bankruptcy or threatened bankruptcy of the issuer.

----------
(1) For the purposes of these Guidelines, "relative" includes the following family members: spouse, minor children or stepchildren.



            3.1.7 Notwithstanding the foregoing, in its process of determining whether there are material conflicts of interest, NWQ does not consider information about the business arrangements of its affiliates or their officers and directors.

4. Recordkeeping and Retention

      4.1 NWQ shall retain records relating to the voting of proxies, including:

      4.1.1 Copies of these Policies and Procedures and any amendments thereto.

            4.1.2 A copy of each proxy ballot and proxy statement filed by the issuer with the Securities and Exchange Commission ("Proxy Statement") that NWQ receives regarding client securities.

            4.1.3 Records of each vote cast by NWQ on behalf of clients; these records may be maintained on an aggregate basis.

            4.1.4 A copy of any documents created by NWQ that were material to making a decision on how to vote or that memorializes the basis for that decision.

            4.1.5 A copy of each written request for information on how NWQ voted proxies on behalf of the client, and a copy of any written response by NWQ to any (oral or written) request for information on how NWQ voted.

      4.2 These records shall be maintained and preserved in an easily accessible place for a period of not less than five years from the end of NWQ's fiscal year during which the last entry was made in the records, the first two years in an appropriate office of NWQ.

      4.3 NWQ may rely on Proxy Statements filed on the SEC's EDGAR system or on Proxy Statements and records of votes cast by NWQ maintained by a third party, such as a proxy voting service. Adopted: June 24, 2003

                                                                      APPENDIX G

WADDELL & REED, PROXY VOTING POLICY SUMMARY

                           PROXY VOTING POLICY SUMMARY

      The Funds have delegated all proxy voting responsibilities to their investment manager. WRIMCO has established guidelines that reflect what it believes are desirable principles of corporate governance.

      Listed below are several reoccurring issues and WRIMCO's corresponding positions.

BOARD OF DIRECTORS ISSUES:

      WRIMCO generally supports proposals requiring that a majority of the Board consist of outside, or independent, directors.

      WRIMCO generally votes against proposals to limit or eliminate liability for monetary damages for violating the duty of care.

      WRIMCO generally votes against indemnification proposals that would expand coverage to more serious acts such as negligence, willful or intentional misconduct, derivation of improper person benefit, absence of good faith, reckless disregard for duty, and unexcused pattern of inattention. The success of a corporation in attracting and retaining qualified directors and officers, in the best interest of shareholders, is partially dependent on its ability to provide some satisfactory level of protection from personal financial risk. WRIMCO will support such protection so long as it does not exceed reasonable standards.

      WRIMCO generally votes against proposals requiring the provision for cumulative voting in the election of directors as cumulative voting may allow a minority group of shareholders to cause the election of one or more directors.

CORPORATE GOVERNANCE ISSUES:

      WRIMCO generally supports proposals to ratify the appointment of independent accountants/auditors unless reasons exist which cause it to vote against the appointment.

      WRIMCO generally votes against proposals to restrict or prohibit the right of shareholders to call special meetings.

      WRIMCO generally votes against proposals which include a provision to require a supermajority vote to amend any charter or bylaw provision, or to approve mergers or other significant business combinations.

      WRIMCO generally votes for proposals to authorize an increase in the number of authorized shares of common stock.

      WRIMCO generally votes against proposals for the adoption of a Shareholder Rights Plan (sometimes referred to as "Purchase Rights Plan"). It believes that anti-takeover proposals are generally not in the best interest of shareholders. Such a Plan gives the Board virtual veto power over acquisition offers which may well offer material benefits to shareholders.

EXECUTIVE/EMPLOYEE ISSUES:

      WRIMCO will generally vote for proposals to establish an Employee Stock Ownership Plan (ESOP) as long as the size of the ESOP is reasonably limited.

POLITICAL ACTIVITY:

      WRIMCO will generally vote against proposals relating to corporate political activity or contributions, or to require to publication of reports on political activity or contributions made by political action committees (PACs) sponsored or supported by the corporation. PAC contributions are generally made with funds contributed voluntarily by employees, and provide positive individual participation in the political process of a democratic society. In addition, Federal and most state laws require full disclosure of political contributions made by PACs. This is public information and available to all interested parities.

CONFLICTS OF INTEREST BETWEEN WRIMCO AND THE FUNDS:

      WRIMCO will use the following three-step process to address conflicts of interest: (1) WRIMCO will attempt to identify any potential conflicts of interest; (2) WRIMCO will then determine if the conflict as identified is material; and (3) WRIMCO will follow the procedures established below to ensure that its proxy voting decisions are based on the best interest of the Funds and are not the product of a materials conflict.

      I. IDENTIFYING CONFLICTS OF INTEREST: WRIMCO will evaluate the nature of its relationships to assess which, if any, might place it interests, as well as those of its affiliates, in conflict with those of the Fund's shareholders on a proxy voting matter. WRIMCO will review any potential conflicts that involve the following four general categories to determine if there is a conflict and if so, if the conflict is material:

      o BUSINESS RELATIONSHIPS- WRIMCO will review any situation for a material conflict where WRIMCO manages money for a company or an employee group, manages pension assets, administers employee benefit plans, leases office space from a company, or provides brokerage, underwriting, insurance, banking or consulting services to a company or if it is determined that WRIMCO (or an affiliate) otherwise has a similar significant relationship with a third party such that the third party might have an incentive to encourage WRIMCO to vote in favor of management.

      o PERSONAL RELATIONSHIPS- WRIMCO will review any situation where it (or an affiliate) has a personal relationship with other proponents of proxy proposals, participants in proxy contests, corporate directors, or candidates for directorships to determine if a material conflict exists.

      o FAMILIAL RELATIONSHIPS- WRIMCO will review any situation where it (or an affiliate) has a known familial relationship relating to a company (e.g., a spouse or other relative who serves as a director of a public company or is employed by the company) to determine if a material conflict exists.

      WRIMCO will designate an individual or committee to review and identify proxies for potential conflicts of interest on an ongoing basis.

      II. "MATERIAL CONFLICTS": WRIMCO will review each relationship identified as having a potential conflict based on the individual facts and circumstances. For purposes of this review, WRIMCO will attempt to detect those relationships deemed material based on the reasonable likelihood that they would be viewed as important by the average shareholder.

      In considering the materiality of a conflict, WRIMCO will take a two-step approach:

      o FINANCIAL MATERIALITY- A relationship will be considered presumptively non-material unless the relationship represents 5% of more of WRIMCO's annual revenue. If the relationship involves an affiliate, the "material" benchmark will be 15% or more of WRIMCO"S annual revenue.

      o NON-FINANCIAL MATERIALITY- WRIMCO will review all known relationships of portfolio managers and senior management and senior management for improper influence.

      III. PROCEDURE TO ADDRESS MATERIAL CONFLICTS: WRIMCO will use the following techniques to vote proxies that have been determined to present a "Material Conflict."

      o USE A PROXY VOTING SERVICE FOR SPECIFIC PROPOSALS- As a primary means of voting material conflicts, WRIMCO will vote per the recommendation of an independent proxy voting service (Institutional Shareholder Services (ISS) or another independent third party if a recommendation from ISS is available).

      o CLIENT DIRECTED- If the Material Conflict arises from WRIMCO's management of a third party account and the client provides voting instructions on a particular vote, WRIMCO will vote according to the directions provided by the client.

      o USE A PREDETERMINED VOTING POLICY- If no directives are provided by either ISS or the client, WRIMCO may vote material conflicts pursuant to the pre-determined Proxy Voting Policies, established herein, should such subject matter fall sufficiently within the identifies subject matter. If the issue involves a material conflict and WRIMCO chooses to use a predetermined voting policy, WRIMCO will be permitted to vary from the established voting policies established herein.

      o SEEK BOARD GUIDANCE- If the Material Conflict does not fall within one of the situations referenced above, WRIMCO may seek guidance from the Funds' Board of Directors on matters involving a conflict. Under this method, WRIMCO will disclose the nature of the conflict to the Fund Board and obtain the Board's consent or direction to vote the proxies. WRIMCO may use the Board guidance to vote proxies for its non-mutual fund clients.

                                     PART C

Item 23. Exhibits

(a) (1) Declaration of Trust of the Registrant. (1)

(a)(2) Form of Amendment to Declaration of Trust and Establishment and Designation of Additional Shares regarding: (i) name change of HSBC Investor Limited Maturity Portfolio and HSBC Investor Fixed Income Portfolio; and (ii) establishment of HSBC Investor Short Duration Fixed Income Portfolio. (15)

(b) By-Laws of the Registrant.(1)

(c) Not applicable.

(d)(1) Amended and Restated Master Investment Advisory Contract between HSBC Investor Portfolios and HSBC Investments (USA) Inc. (15)

(d)(2) Investment Advisory Contract Supplement between HSBC Investor Portfolios and HSBC Investments (USA) Inc. (5)

(d)(3)  Investment   Advisory  Contract   Supplement   regarding  HSBC  Investor
Intermediate   Duration   Portfolio   (f/k/a  HSBC  Investor   Limited  Maturity
Portfolio). (7)

(d)(4) Investment Advisory Contract Supplement regarding HSBC Investor Core Plus Portfolio (f/k/a HSBC Investor Fixed Income Portfolio). (7)

(d)(5)  Investment   Advisory  Contract   Supplement   regarding  HSBC  Investor
International Equity Portfolio. (7)

(d)(6) Form of Investment Advisory Contract Supplement regarding HSBC Investor Opportunity Portfolio (f/k/a Small Cap Equity Portfolio). (7)

(d)(7) Investment Advisory Contract Supplement regarding HSBC Investor High Yield Fixed Income Portfolio. (14)

(d)(8) Investment Advisory Contract Supplements regarding HSBC Investor Short Duration Fixed Income Portfolio and HSBC Investor Core Fixed Income Portfolio.
(13)

(d)(9) Subadvisory Agreement between Westfield Capital Management, LLC, Inc. and HSBC Investments (USA) Inc. with respect to HSBC Investor Opportunity Portfolio (f/k/a Small Cap Equity Portfolio). (8)

(d)(10)  Subadvisory  Agreement  between  Waddell & Reed  Investment  Management
Company  and  HSBC  Investments  (USA)  Inc.   regarding  HSBC  Investor  Growth
Portfolio. (9)

(d)(11) Subadvisory Agreement between NWQ Investment Management Co., LLC and HSBC Investments (USA) Inc. regarding HSBC Investor Value Portfolio. (9)

(d)(12) Subadvisory Agreement between The Bernstein Unit of Alliance Capital Management, L.P., and HSBC Investments (USA) Inc. regarding the HSBC Investor Equity Portfolio. (9)

(d)(13) Subadvisory Agreement between HSBC Investments (USA) and Halbis Capital Management (USA) Inc. regarding the HSBC Investor Intermediate Duration Portfolio, HSBC Investor Core Plus Fixed Income Portfolio, HSBC Investor High Yield Fixed Income Portfolio, HSBC Investor Short Duration Portfolio and HSBC Investor Core Fixed Income Portfolio. (16)

(e) Not Applicable.

(f) Not Applicable.

(g)(1) Custodian Agreement between HSBC Investor Portfolios and The Northern Trust Company on behalf of the HSBC Investor Portfolio Funds. (16)

(h)(1) Exclusive Placement Agent Agreement between HSBC Investor Portfolios and BISYS Fund Services (Ireland) Limited ("BISYS (Ireland)"). (4)

(h)(2) First Amended and Restated Master Services Agreement dated July 1, 2005 among BISYS Fund Services Ohio, Inc. and HSBC Investor Funds, HSBC Investor Portfolios and HSBC Advisor Funds Trust. (14)

(h)(3) Administration Services Agreement between HSBC Investor Portfolio and HSBC Investments (USA) Inc. (14)

(h)(4) Sub-Administration Services Agreement between HSBC Investments (USA) Inc. and BISYS Fund Services Ohio, Inc. (14)

(h)(5) Omnibus Fee Agreement between BISYS Fund Services Ohio, Inc., BISYS Fund Services (Cayman) Limited and HSBC Investor Portfolios. (12)

(h)(5)(i) Amendment to Omnibus Fee Agreement between BISYS Fund Services Ohio, Inc., BISYS Fund Services (Cayman) Limited and HSBC Investor Portfolios. (13)

(h)(6) Compliance Services Agreement dated June 22, 2004 between BISYS Fund Services Ohio, Inc. and HSBC Investor Portfolios. (13)

(h)(6)(i) Amendment to Compliance Services Agreement dated December 12, 2005 between BISYS Fund Services Ohio, Inc. and HSBC Investor Portfolios. (13)

(h)(7) Form N-Q Services Agreement dated July 1, 2005 among BISYS Fund Services Ohio, Inc., HSBC Investor Funds, HSBC Investor Portfolios and HSBC Advisor Funds Trust and HSBC Investments (USA) Inc. (14)

(i) Not Applicable.

(j) Consent of KPMG. (filed herewith)

(k) Not Applicable.

(l)(1) Initial investor representation letter regarding International Equity Portfolio.(2)

(l)(2) Initial investor representation letter regarding Fixed Income Portfolio.
(2)

(m) Not Applicable.

(n) Not Applicable.

(o) Reserved.

(p)(1) Amended Code of Ethics for HSBC Investments (USA) Inc. (14)

(p)(2) Amended Code of Ethics for Westfield Capital Management, LLC. (14)

(p)(3) Amended Code of Ethics for BISYS Fund Services Ohio, Inc. and BISYS Fund Services Limited Partnership. (14)

(p)(4) Amended Code of Ethics for Waddell & Reed Investment  Management Company.
(14)

(p)(5) Amended Code of Ethics for NWQ Investment Management Co., LLC. (14)

(p)(6) Amended Code of  AllianceBernstein  Investment  Research and  Management.
(14)

-----------------------

(1) Incorporated herein by reference from amendment No. 1 to the Registrant's registration statement (the "Registration Statement") on Form N-1A (File No. 811-8928) as filed with the Securities and Exchange Commission (the "SEC") on February 26, 1996.

(2) Incorporated herein by reference from the Registration Statement as filed with the SEC on December 21, 1994.

(3) Incorporated herein by reference from amendment no. 2 to the Registration Statement as filed with the SEC on July 1, 1996.

(4) Incorporated herein by reference from amendment no. 3 to the Registration Statement as filed with the SEC on February 28, 1997.

(5) Incorporated herein by reference from amendment no. 5 to the Registration Statement as filed with the SEC on December 18, 2000.

(6) Incorporated herein by reference from amendment no. 6 to the Registration Statement as filed with the SEC on February 28, 2001.

(7) Incorporated herein by reference from amendment no. 7 to the Registration Statement as filed with the SEC on January 30, 2002.

(8) Incorporated herein by reference from amendment no. 8 to the Registration Statement as filed with the SEC on February 28, 2003.

(9) Incorporated herein by reference from amendment no. 9 to the Registration Statement as filed with the SEC on March 1, 2004.

(10) Incorporated herein by reference from amendment no. 10 to the Registration Statement as filed with the SEC on February 25, 2005.

(11) Incorporated herein by reference from amendment no. 12 to the Registration Statement as filed with the SEC on August 29, 2005.

(12) Incorporated herein by reference from post-effective amendment no. 90 to the Registration Statement as filed with the SEC on December 30, 2004 for the HSBC Investor Funds.

(13) Incorporated herein by reference from post-effective amendment no. 94 to the Registration Statement as filed with the SEC on December 14, 2005 for the HSBC Investor Funds.

(14) Incorporated herein by reference from post-effective amendment no. 95 to the Registration Statement as filed with the SEC on February 28, 2006 for the HSBC Investor Funds.

(15)   Incorporated   herein  by  reference  from  amendment  No.  [13]  to  the
Registration Statement as filed with the SEDC on February 28, 2006.

(16) Incorporated herein by reference from post-effective amendment No. 104 to the Registration Statement as filed with the SEC on February 28, 2007 for the HSBC Investor Funds.

ITEM 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

Not applicable.

ITEM 25. INDEMNIFICATION

Reference is hereby made to Article IV of the Registrant's Declaration of Trust. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees or officers of the Registrant by the Registrant pursuant to the Declaration of Trust of otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Investment Company Act of 1940, as amended (the "1940 Act") and, therefore, is unenforceable.

A claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by trustees or officers of the Registrant in connection with the successful defense of any act, suit or proceeding) is asserted by such trustees or officers in connection with the shares being registered, the Registrant will, unless in the opinion of its Counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1940 Act and will be governed by the final adjudication of such issues.

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISERS

HSBC Investments (USA) Inc. 452 Fifth Avenue, New York, New York 10018, serves as investment adviser and is a wholly-owned subsidiary of HSBC Bank USA, Inc., a New York State chartered bank, which is a wholly-owned subsidiary of HSBC USA, Inc., a registered bank holding company. Information as to the directors and officers of the Adviser, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of the Adviser in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-25999) filed under the Investment Advisers Act of 1940, as amended and is incorporated by reference thereto.

Information as to the directors and officers of Westfield Capital Management. LLC ("Westfield") together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of Westfield in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-34350) filed under the Investment Advisers Act of 1940, as amended and is incorporated by reference thereto.

Information as to the directors and officers of NWQ Investment Management Co., LLC ("NWQ"), together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of NWQ in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-61379) filed under the Investment Advisers Act of 1940, as amended and is incorporated by reference thereto.

Information as to the directors and officers of Waddell & Reed Investment Management Company ("Waddell & Reed"), together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of Waddell & Reed in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-40372) filed under the Investment Advisers Act of 1940, as amended and is incorporated by reference thereto.

Information as to the directors and officers of AllianceBernstein Investment Research and Management ("AllianceBernstein"), together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of AllianceBernstein in the last two years, is included in its application for registration as an investment advisor on Form ADV (File No. 801-57937) filed under the Investment Advisers Act of 1940, as amended and is incorporated by reference thereto.

Information as to the directors and officers of Halbis Capital Management (USA) Inc. ("Halbis"), together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of Halbis in the last two years, is included in its application for registration as an investment advisor on Form ADV (File No.801-64301) filed under the Investment Advisers Act of 1940, as amended and is incorporated by reference thereto.


ITEM 27. PRINCIPAL UNDERWRITER

Not applicable.

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS

The account books and other documents required to be maintained by the Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder will be maintained at the offices of: HSBC Investments
(USA) Inc.,  452 Fifth  Avenue,  New York,  New York 10018;  BISYS Fund Services
Ohio, Inc. 3435 Stelzer Road, Columbus, Ohio 43219-3035; AllianceBernstein Investment Research and Management, 1345 Avenue of the Americas, New York, New York 10105; Westfield Capital Management LLC, 21 Fellow Street, Boston, MA 02119; Waddell & Reed Investment Management Company, 6300 Lamar Ave, Overland Park, KS 66202; NWQ Investment Management Company, LLC, 2049 Century Park East, 4th Floor, Los Angeles, CA 90067; Halbis Capital Management (USA) Inc. 452 Fifth Avenue, New York, New York 10018.

ITEM 29. MANAGEMENT SERVICES

Not applicable.

ITEM 30. UNDERTAKINGS

The Registrant undertakes to comply with Section 16(c) of the 1940 Act as though such provisions of the 1940 Act were applicable to the Registrant except that the request referred to in the third full paragraph thereof may only be made by shareholders who hold in the aggregate at least 10% of the outstanding shares of the Registrant, regardless of the net asset value or values of shares held by such requesting shareholders.

                                   SIGNATURES


Pursuant to the requirements of the Investment Company Act of 1940, as amended, the HSBC Investor Portfolios has duly caused this amendment to its registration statement on Form N-lA to be signed on its behalf by the undersigned, thereto duly authorized on the 28th day of February, 2007.

HSBC INVESTOR PORTFOLIOS


/S/ RICHARD FABIETTI                                   /S/ TROY SHEETS
_________________________                              ______________________
Richard Fabietti                                       Troy Sheets
President                                              Treasurer

_________________________*                             _______________________*
Alan S. Parsow                                         Larry M. Robbins
Trustee                                                Trustee

_________________________*                             _______________________*
Michael Seely                                          Richard A. Brealey
Trustee                                                Trustee

_________________________*                             ________________________*
Stephen Baker                                          Thomas F. Robards
Trustee                                                Trustee

/S/ DAVID J. HARRIS
----------------------------
*David J. Harris, as attorney-in-fact pursuant to a powers of attorney incorporated herein by reference to Post-Effective Amendment No. 96 of the HSBC Investor Portfolios Registration Statement filed on May 30, 2006 (SEC Accession
Number: 0000950117-02-002455).

                                  EXHIBIT LIST
                                  ------------


(j) Consent of KPMG